PART ONE — DISCLOSURE DOCUMENT
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
$405,000,000
UNITS OF LIMITED PARTNERSHIP INTEREST
The Offering
The Fund trades speculatively in the U.S. and international futures, forward, option and swap markets. Specifically, the Fund trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, Inc., a futures fund manager, allocates the Fund’s assets across a broad spectrum of markets.
As of July 31, 2007, the Fund’s net asset value per unit was $2,921.68. The selling agents will use their best efforts to sell the units offered. There is no fixed termination date for the offering of the units. The Fund offers the units during the continuing offering at the net asset value per unit as of each month-end closing date on which subscriptions are accepted. Campbell & Company may suspend, limit or terminate the continuing offering period at any time.
The Risks
These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider “The Risks You Face” and “Conflicts of Interest.”

•	The Fund is speculative and leveraged. The Fund’s assets are leveraged at a ratio which can range from 5:1 to 20:1.

•	Past results of Campbell & Company are not necessarily indicative of future performance of the Fund, and the Fund’s performance can be volatile. The net asset value per unit has fluctuated in a single month as much as 12%.

•	You could lose all or a substantial amount of your investment in the Fund.

•	Campbell & Company has total trading authority over the Fund and the Fund is dependent upon the services of Campbell & Company. The use of a single advisor applying generally similar trading programs could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the units and none is expected to develop. While the units have redemption rights, there are restrictions and possible fees assessed. For example, redemptions can occur only at the end of a month.

•	Transfers of interest in the units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund.

•	Substantial expenses must be offset by trading profits and interest income. The Fund must generate trading profits of 2.85% per annum to break-even.

•	A substantial portion of the trades executed for the Fund takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

•	The Fund is subject to conflicts of interest. There are no independent experts representing investors.

Minimum Initial Investment	Minimum Additional Investment
$50,000	$10,000 from IRAs and other tax-exempt accounts $25,000 from all other investors

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

CAMPBELL & COMPANY, INC.
General Partner
September 14, 2007

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COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 36 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING AT PAGE 4.
      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 7.
      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

      This prospectus does not include all of the information or exhibits in the Fund’s registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.
      The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.
      The Fund’s filings are posted at the SEC website at http://www.sec.gov.

CAMPBELL & COMPANY, INC.
General Partner
210 West Pennsylvania Avenue
Towson, Maryland 21204
(410) 296-3301

i

PART ONE — DISCLOSURE DOCUMENT

SUMMARY
      This summary of all material information provided in this prospectus is intended for quick reference only. The remainder of this prospectus contains more detailed information; you should read the entire prospectus, including all exhibits to the prospectus, before deciding to invest in any units. This prospectus is dated September 14, 2007.
General
      The Campbell Strategic Allocation Fund L.P., or the Fund, was formed as a Delaware limited partnership on May 11, 1993. The Fund issues units of limited partnership interest, or units, which represent units of fractional undivided limited partnership interest in the Fund. The Fund will continue in existence until December 31, 2023 (unless terminated earlier in certain circumstances). The principal offices of the Fund are located at c/o Campbell & Company, Inc., 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is (410) 296-3301. The books and records of the Fund are maintained at the offices of Campbell & Company, Inc.
      The Fund allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward, option and swap markets. Specifically, the Fund trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products. Campbell & Company, the Fund’s general partner, uses its technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to manage risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Fund. Campbell & Company has been using its technical approach since 1972 — one of the longest performance records of any currently active futures fund manager and has developed and refined its approach over the past 35 years. See “Past Performance of the Campbell Strategic Allocation Fund, L.P.” for the performance data required to be disclosed for the most recent five calendar years and year-to-date.
      Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, the Fund will concentrate its futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, and metal and energy contracts. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC. The Fund will trade futures positions on margin, meaning that the Fund will utilize leverage in its trading.
      Currencies and other commodities may be purchased or sold by the Fund for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Unlike futures contracts, forward, option and swap contracts are not standardized and these markets are largely unregulated. The Fund periodically enters into swap transactions, which are individually negotiated, non-standardized agreements between two parties to exchange cash flows measured by different interest rates, exchange rates or prices, with payments calculated by reference to a principal amount or quantity.
      The following summary provides a review in outline form of important aspects of an investment in the Fund.
Plan of Distribution
How to Subscribe for Units

•	During the continuing offering period, units are offered at a price of net asset value per unit. The net assets of the Fund are its assets less its liabilities determined in accordance with the Limited Partnership Agreement. The net asset value per unit equals the net assets of the Fund divided by the number of units outstanding as of the date of the determination. Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared.

•	The Fund will accept subscriptions throughout the continuing offering period,

which can be terminated by Campbell & Company at any time.

•	Interest earned while subscriptions are being processed will either be paid to subscribers in the form of additional units or will be returned in cash to those whose applications are rejected.

•	The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. Investors are required to make representations and warranties relating to their suitability to purchase the units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney as well as this prospectus carefully before you decide whether to invest.

•	There is no limit on the number of units that may be offered by the Fund, provided, however, that all such units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Who May Invest in the Fund
      The minimum initial investment is $50,000. Limited partners who are trustees or custodians of eligible employee benefit plans and individual retirement accounts may increase their investment in the Fund with a minimum additional investment of $10,000; all other limited partners may increase their investment with a minimum additional investment of $25,000.
Is the Campbell Strategic Allocation Fund a Suitable Investment for You?
      An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. Campbell & Company offers the Fund as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

1)	a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

2)	a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.
      A number of jurisdictions in which the units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the units is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.
A Summary of Risk Factors You Should Consider Before Investing in the Fund

•	The Fund is a highly volatile and speculative investment. There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. You must be prepared to lose all or a substantial amount of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.

•	Futures, forward, option and swap trading is a “zero-sum” economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Fund could incur major losses while stock and bond prices rise substantially in a prospering economy.

•	The Fund trades in futures, forward, option and swap contracts. Therefore, the Fund is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Fund.

•	Campbell & Company’s current equity under management has increased substantially since the inception of the Fund. Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. Reduced diver-

sification and more concentrated portfolios may have a detrimental effect on your investment.

•	The Fund is subject to numerous conflicts of interest including the following:

1)	Campbell & Company is both the general partner and trading advisor of the Fund and its fees were not negotiated at arm’s length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interests of the Fund;

2)	Campbell & Company may have incentives to favor other accounts over the Fund;

3)	Campbell & Company, the Fund’s futures brokers and over-the-counter counterparties and their respective principals and affiliates may trade in the futures, forward, option and swap markets for their own accounts and may take positions opposite or ahead of those taken for the Fund;

4)	Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the agents’ interest in maximizing compensation and in advising their clients to make investment decisions in the clients’ best interests; and

5)	Campbell & Company operates other commodity pool offerings which may have materially different terms and operate at a lower overall cost structure.

•	Limited partners take no part in the management of the Fund and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.

•	Campbell & Company will be paid a brokerage fee of up to 8% annually, irrespective of profitability, of which up to 1% is paid to the futures brokers and over-the-counter counterparties, 4% is paid to the selling agents and Campbell & Company retains the remaining 3%. Currently, the Fund’s actual brokerage fee is approximately 7.30% per annum. Campbell & Company will also be paid quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in net asset value, if any.

•	The Fund is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•	Although the Fund is liquid compared to other alternative investments such as real estate or venture capital, liquidity is restricted, as the units may only be redeemed on a monthly basis, upon ten business days’ advance written notice to Campbell & Company. Redemption fees apply to units redeemed on or prior to the twelfth month-end following purchase. You may transfer or assign your units after 30 days’ advance written notice, and only with the consent of Campbell & Company.

•	Investors are taxed each year on their share of the Fund’s profits, irrespective of whether they redeem any units or receive any cash distributions from the Fund.
Investment Factors You Should Consider Before Investing in the Fund

•	The Fund is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures, forward, option and swap markets.

•	Campbell & Company utilizes several independent and different proprietary trading systems for the Fund.

•	The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward, option and swap trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will out-

perform other sectors of an investor’s portfolio or not produce losses. The Fund’s profitability also depends on the success of Campbell & Company’s trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in the Fund get the advantage of limited liability in highly leveraged trading.

Campbell & Company, Inc.
      Campbell & Company, the general partner and trading advisor for the Fund, administers the Fund and directs its trading. Campbell & Company has over 35 years of experience trading in the futures and forward markets. As of July 31, 2007, Campbell & Company and its affiliates were managing approximately $11.5 billion, including approximately $9.3 billion in its Financial, Metal & Energy Large Portfolio. The Financial, Metal & Energy Large Portfolio, to which all of the Fund’s assets are currently allocated, is concentrated in the financial markets, such as interest rates, foreign exchange and stock indices, as well as metals and energy products. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Fund’s assets.
      Campbell & Company uses a systematic trading approach combined with quantitative portfolio management analysis and seeks to identify and profit from price movements in the futures, forward, option and swap markets. Multiple trading models are utilized in most markets traded. Each model analyzes market movements and internal market and price configurations. Campbell & Company utilizes a proprietary, volatility-based system for allocating capital to a portfolio’s constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.
Charges to the Fund
      The Fund’s charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund’s assets.
Campbell & Company

•	Brokerage fee of up to 8% of net assets per annum, of which up to 1% is paid to the futures brokers and over-the-counter counterparties, 4% is paid to the selling agents and Campbell & Company retains the remaining 3%.

•	20% of quarterly appreciation in the Fund’s net assets, excluding interest income and as adjusted for subscriptions and redemptions.

•	Reimbursement of offering expenses incurred in the continuing offering over a 30-month period following incurrence of each such expense, not to exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company.

•	Redemption fees apply to units redeemed through the first twelve month-ends following purchase.
Dealers and Others

•	“Bid-ask” spreads for off-exchange contracts.

•	Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.50% of net assets per year.
Estimate of Break-Even Level
      In order for an investor to “break-even” on his investment in the first year of trading, assuming an initial investment of $50,000, the Fund must earn $1,425, or 2.85%, provided that no redemption charge is applicable.
      Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. The month-end as of which the unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the “break-even” estimate set forth below.

Assumed Initial Investment	$50,000.00

Brokerage Fee (7.30%)	$3,650.00
Organization & Offering Expense Reimbursement (0.20%)	100.00
Operating Expenses (0.10%)	50.00
Less: Interest Income (4.75%)*	(2,375.00)

Amount of Trading Income Required to Break-Even on an Investor’s Initial Investment in the First Year of Trading	$1,425

Percentage of Initial Investment Required to Break-Even	2.85%

The maximum offering expense reimbursement is 2.5% of the total subscription amount over 30 months. The amount actually reimbursed represents, over the last two years, a charge equal to approximately 0.20% of average month-end net assets. Operating expenses are subject to a maximum limit of 0.50% of net assets per annum. The estimates also do not account for the bid-ask spreads in connection with the Fund’s forward, option and swap contract trading. No performance fee is included in the calculation of the “break-even” level since all operating expenses of the Fund must be offset before a performance fee is accrued.
* Variable based on current interest rates.
Distributions and Redemptions
      The Fund is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten business days’ advance written notice to Campbell & Company. Redemption fees, as described above, apply through the first twelve month-ends following purchase. After the twelfth month-end following purchase of a unit, no redemption fees apply. Campbell & Company reserves the right to make distributions of profits at any time in its sole discretion.
Federal Income Tax Aspects
      In the opinion of Sidley Austin LLP, counsel to Campbell & Company, the Fund is classified as a partnership and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the type of income it is expected to earn. As such, whether or not the Fund has distributed any cash to the limited partners, each limited partner must report his allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of:
      1) ordinary income or loss; and/or
      2) capital gain or loss.
      Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income or other ordinary income allocated to the limited partners. Although the Fund treats the brokerage fees and performance fees paid to Campbell & Company as ordinary and necessary business expenses, all or a portion of such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible syndication costs by the Internal Revenue Service, or IRS.
      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
ORGANIZATIONAL CHART
      The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the general partner and trading advisor for the Fund. The selling agents (other than Campbell Financial Services, Inc.), futures brokers and over-the-counter counterparties are not affiliated with Campbell & Company or the Fund.

*	Campbell & Company presently serves as general partner or sponsor for four other commodity pools.

THE RISKS YOU FACE
Market Risks
You Could Possibly Lose Your Total Investment in the Fund
      Futures, forward, option and swap contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or a substantial amount of your investment in the Fund.
The Fund is Highly Leveraged
      Because the amount of margin funds necessary to be deposited in order to enter into a futures, forward, option or swap contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in the Fund’s account with face values equal to several times the Fund’s net assets. The ratio of margin to equity is typically 10% to 20%, but can range from 5% to 30%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.
Your Investment Could be Illiquid
      Futures, forward, option and swap positions cannot always be liquidated at the desired price. The prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. In addition, most U.S. futures exchanges have established “daily price fluctuation limits” which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases, it is possible that Campbell & Company, as trading advisor, could be required to maintain a losing position that it otherwise would exit and incur significant losses or be unable to establish a position and miss a profit opportunity.
      Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time. The large size of the positions which Campbell & Company acquires for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
      Also, there is no secondary market for the units and none is expected to develop. While the units have redemption rights, there are restrictions, and possible fees assessed. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Fund might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Fund and consequently your investment.
      Transfers of interest in the units are subject to limitations, such as 30 days’ advance notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund. See “Agreement of Limited Partnership — Dispositions.”
Forward, Option and Swap Transactions are Over-the-Counter, are Not Regulated and are Subject to Credit Risk
      The Fund trades forward, option and swap contracts in foreign currencies, metals and energy. Such contracts are typically traded over-the-counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Fund. The market for forward, option and swap contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Fund to significant losses in the event of trading abuses or financial failure by participants in the forward, option and swap markets which it might otherwise have avoided. Also, the Fund faces the risk of non-

performance by its counterparties to forward, option and swap contracts and such non-performance may cause some or all of its gains to remain unrealized.
      The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits, if any. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund’s assets at financial institutions and brokers that Campbell & Company believes to be creditworthy.
Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged
      Options on futures and over-the-counter contracts may be used by the Fund to generate premium income or capital gains. The buyer of an option risks losing the entire purchase price (the premium as well as any commissions and fees) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity, futures or forward contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodity, futures or forward contracts underlying an option cannot accurately be predicted. Successful options trading requires an accurate assessment of near-term volatility in the underlying instruments, as that volatility is immediately reflected in the price of the option. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in trading futures and forwards, where volatility may not have as great an effect on price.
An Investment in the Fund May Not Diversify an Overall Portfolio
      Historically, alternative investments such as managed futures funds have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures, forward, option and swap contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market or vice versa. The futures, forward, option and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward, option or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the Fund may have no gains to offset your losses from other investments.
Trading Risks
Campbell & Company Analyzes Primarily
Technical Market Data
      The trading systems used by Campbell & Company for the Fund are primarily technical. The profitability of trading under these systems depends on, among other things, the occurrence of significant price movements, up or down, in futures, forward, option or swap prices. Such price movements may not develop; there have been periods in the past without such price movements.
      The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.
Increased Competition from Other Trend- Following Traders Could Reduce Campbell & Company’s Profitability
      There has been a dramatic increase in the volume of assets managed by trend-following trading systems like some of the Campbell & Company programs. For example, in 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the end of 2006, this estimate had risen to approximately $170 billion. Increased trading competition from other trend-following traders could operate to the detriment of the Fund. It may become more difficult for the Fund to implement its trading strategy if other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures, forward, option or swap positions, or otherwise alter trading patterns.
Speculative Position Limits May Alter Trading Decisions for the Fund
      The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Some exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Fund, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company’s trading decisions for the Fund or force liquidation of certain futures positions. Either of these actions may not be in the best interest of the investors.
Increase in Assets Under Management May Make Profitable Trading More Difficult
      Campbell & Company’s current equity under management has increased substantially since the inception of the Fund. Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in raising assets for existing and new accounts including the Fund. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Fund which could have a detrimental effect on your investment. Such considerations may also cause Campbell & Company to eliminate smaller markets from consideration for inclusion in its Financial, Metal & Energy Large Portfolio, reducing the range of markets in which trading opportunities may be pursued. Campbell & Company reserves the right to make distributions of profits to limited partners in an effort to control asset growth. In addition, Campbell & Company may have an incentive to favor other accounts because the compensation received from some other accounts does exceed the compensation it receives from managing the Fund’s account. Because records with respect to other accounts are not accessible to limited partners in the Fund, the limited partners will not be able to determine if Campbell & Company is favoring other accounts. See “Campbell & Company, Inc. — Trading Capacity.”
Investors Will Not be Able to View the Fund’s Holdings on a Daily Basis
      Campbell & Company makes the Fund’s trading decisions. While Campbell & Company receives daily trade confirmations from the futures brokers and over-the-counter counterparties, the Fund’s trading results are reported to limited partners monthly. Accordingly, an investment in the Fund does not offer limited partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.
Tax Risks
Investors are Taxed Based on Their Share of Fund Profits
      Investors are taxed each year on their share of the Fund’s profits, if any, irrespective of whether they redeem any units or receive any cash distributions from the Fund. Campbell & Company has the authority to make such distributions at any time in its sole discretion.
      All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.
Tax Could be Due from Investors on Their Share of the Fund’s Ordinary Income Despite Overall Losses
      Investors may be required to pay tax on their allocable share of the Fund’s ordinary income, which in the case of the Fund is the Fund’s interest income, gain on some foreign futures contracts, and certain other investment assets, even though the Fund incurs overall losses. Capital losses of individual taxpayers can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an individual investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The remaining $7,000 capital loss could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

There Could be a Limit on the Deductibility of Brokerage and Performance Fees
      Although the Fund treats the brokerage fees and performance fees paid to Campbell & Company and other expenses of the Fund as ordinary and necessary business expenses, upon an IRS audit the Fund may be required to treat such fees as “investment advisory fees” if the Fund’s trading activities did not constitute a trade or business for tax purposes. If the limited partner’s share of expenses were deemed to be investment advisory fees, a limited partner’s tax liability would likely increase because of statutory limitations applicable to miscellaneous itemized deductions, including investment advisory fees, of individual taxpayers. In addition, upon audit, a portion of the brokerage fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Fund’s capital gain or as an increase in the Fund’s capital loss. If the brokerage fees were so treated, a limited partner’s tax liability would likely increase.
Other Risks
Fees and Commissions are Charged Regardless of Profitability and are Subject to Change
      The Fund is subject to substantial charges payable irrespective of profitability, in addition to performance fees which are payable based on the Fund’s profitability. Included in these charges are brokerage fees and operating expenses. On the Fund’s forward, option and swap trading, “bid-ask” spreads and prime brokerage fees are incorporated into the pricing of the Fund’s forward and option contracts by the counterparties in addition to the brokerage fees paid by the Fund. It is not possible to quantify the “bid-ask” spreads paid by the Fund because the Fund cannot determine the profit its counterparty is making on the forward, option and swap transactions. Such spreads can at times be significant. In addition, while currently not contemplated, the limited partnership agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days’ notice to the limited partners.
The Futures Brokers Could Fail and Have Been Subject to Disciplinary Action
      The current futures brokers for the Fund are UBS Securities LLC and Goldman, Sachs & Co. The Commodity Exchange Act generally requires futures brokers to segregate all funds received from customers from such brokers’ proprietary assets. If the futures brokers fail to do so, the assets of the Fund might not be fully protected in the event of the bankruptcy of the futures brokers. Furthermore, in the event of the futures brokers’ bankruptcy, the Fund could lose the entire amount, or be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures brokers’ combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the futures brokers as margin) was held by the futures brokers. The futures brokers have been the subject of regulatory and private causes of action, as described under “The Futures Brokers.”
      Furthermore, dealers in forward, option and swap contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protection in forward, option and swap contracts.
Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Fund in Deciding Whether to Buy Units
      The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future. Past performance is not necessarily indicative of future results.
Parties to the Fund Have Conflicts of Interest
      Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other Campbell & Company clients.
      Campbell & Company has a conflict of interest because it acts as the general partner and sole trading advisor for the Fund.
      Since Campbell & Company acts as both trading advisor and general partner for the Fund, it is very unlikely that its advisory contract will be terminated by the Fund. The fees payable to Campbell & Company were established by it and were not the subject of arm’s-length negotiation. These fees consist of up to an 8% brokerage fee (of which 3% is retained) and a 20% performance fee. Campbell & Company, as general partner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made. Campbell & Company has the authority to make such distributions at any time in its sole discretion.
      Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the selling agent’s interest in maximizing compensation and in advising its clients to make investment decisions in the client’s best interests.
      Other conflicts are also present in the operation of the Fund. See “Conflicts of Interest.”
There Are No Independent Experts Representing Investors
      Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the limited partners in connection with the offering of the units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.
The Fund Places Significant Reliance on Campbell & Company
      The incapacity of Campbell & Company’s principals could have a material and adverse effect on Campbell & Company’s ability to discharge its obligations under the advisory agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company’s ability to adequately carry out its advisory responsibilities.
The Fund Could Terminate Before Expiration of its Stated Term
      As general partner, Campbell & Company may withdraw from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the futures brokers were revoked or suspended, such entity would no longer be able to provide services to the Fund.
The Fund is Not a Regulated Investment Company
      Although the Fund and Campbell & Company are subject to regulation by the CFTC, the Fund is not an investment company subject to the Investment Company Act of 1940 and Campbell & Company is not registered as an investment adviser under the Investment Advisers Act of 1940. Accordingly, you do not have the protections afforded by those statutes which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.
Proposed Regulatory Change is Impossible to Predict
      The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures, forward, option and swap transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.
Forwards, Options, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation
      The Fund trades foreign exchange contracts and options in the interbank market. In addition to swaps, in the future, the Fund may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Fund will not receive the protections which are provided by the CFTC’s regulatory scheme for these transactions.
The Fund is Subject to Foreign Market Credit and Regulatory Risk
      A substantial portion of Campbell & Company’s trades takes place on markets or exchanges outside the United States. From time to time, over 50% of the Fund’s overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, nor do they have the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.
The Fund is Subject to Foreign Exchange Risk
      The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time a position is established and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Fund) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.
Transfers Could be Restricted
      You may transfer or assign your units only upon 30 days’ prior written notice to Campbell & Company and only if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in adverse legal or tax consequences for the Fund.
A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund
      The Fund is a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Fund may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors.
The Performance Fee Could be an Incentive to Make Riskier Investments
      Campbell & Company employs a speculative strategy for the Fund, and receives performance fees based on the trading profits earned by it for the Fund. Campbell & Company would not agree to manage the Fund’s account in the absence of such a performance fee arrangement. Accordingly, Campbell & Company may make investments that are riskier than might be made if the Fund’s assets were managed by a trading advisor that did not require performance-based compensation.
The Fund May Distribute Profits to Limited Partners at Inopportune Times
      Campbell & Company reserves the right to make distributions of profits of the Fund to the limited partners at any time in its sole discretion in order to control the growth of the assets under Campbell & Company’s management. Limited partners will have no choice in receiving these distributions as income, and may receive little notice that these distributions are being made. Distributions may be made at an inopportune time for the limited partners.

Potential Inability to Trade or Report Due to Systems Failure
      Campbell & Company’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Campbell & Company’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Additionally, any such failures could cause a temporary delay in reports to investors.
Potential Disruption or Inability to Trade Due to a Failure to Receive Timely and Accurate Market Data from Third Party Vendors
      Campbell & Company’s strategies are dependent to a significant degree on the receipt of timely and accurate market data from third party vendors. Accordingly, the failure to receive such data in a timely manner or the receipt of inaccurate data, whether due to the acts or omissions of such third party vendors or otherwise, could disrupt trading to the detriment of the Fund or make trading impossible until such failure or inaccuracy is remedied. Any such failure or inaccuracy could, in certain market conditions, cause the Fund to experience significant trading losses, effect trades in a manner which it otherwise would not have done, or miss opportunities for profitable trading. For example, the receipt of inaccurate market data may cause the Fund to establish (or exit) a position which it otherwise would not have established (or exited), or fail to establish (or exit) a position which it otherwise would have established (or exited), and any subsequent correction of such inaccurate data may cause the Fund to reverse such action or inaction, all of which may ultimately be to the detriment of the Fund.
      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

SELECTED FINANCIAL DATA
Dollars in thousands, except per unit amounts

	7-Month
	Period Ended	Year Ended
	July 31,
	2007	2006	2005	2004	2003	2002

Total Assets	$4,927,991	$5,777,987	$5,233,064	$4,099,736	$2,877,967	$1,654,430
Total Partners’ Capital	4,852,522	5,654,540	5,175,699	4,048,146	2,828,101	1,617,949
Total Net Trading Gain (Loss) (includes brokerage commissions)	(279,045)	348,176	611,580	443,116	543,537	250,527
Net Income (Loss)	(346,627)	211,997	424,794	130,292	342,701	155,979
Net Income (Loss) Per General and Limited Partner Unit*	(198.01)	113.86	272.37	100.20	385.55	282.19
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	(207.38)	121.64	261.69	114.36	395.32	259.32

* Based on weighted average number of units outstanding during the period.
SUPPLEMENTARY FINANCIAL INFORMATION
Dollars in thousands, except per unit amounts
      The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31 and June 30, 2007 and March 31, June 30, September 30 and December 31, 2006 and 2005.

	1st Qtr.	2nd Qtr.
	2007	2007

Total Net Trading Gain (Loss) (includes brokerage commissions)	$(347,410)	$659,908
Net Income (Loss)	(377,426)	629,468
Net Income (Loss) per General and Limited Partner Unit*	(210.38)	363.19
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	(212.74)	363.63
Net Asset Value per General and Limited Partner Unit at the End of the Period	2,916.32	3,279.95

* Based on weighted average number of units outstanding during the period.

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2006	2006	2006	2006

Total Net Trading Gain (Loss) (includes brokerage commissions)	$295,705	$(341,736)	$(172,324)	$566,531
Net Income (Loss)	250,825	(374,694)	(200,067)	535,933
Net Income (Loss) per General and Limited Partner Unit*	141.24	(195.77)	(105.06)	289.18
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	135.08	(197.56)	(106.37)	290.49
Net Asset Value per General and Limited Partner Unit at the End of the Period	3,142.50	2,944.94	2,838.57	3,129.06

* Based on weighted average number of units outstanding during the period.

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2005	2005	2005	2005

Total Net Trading Gain (Loss) (includes brokerage commissions)	$(95,831)	$546,406	$(14,383)	$175,388
Net Income (Loss)	(143,189)	498,040	(59,548)	129,491
Net Income (Loss) per General and Limited Partner Unit*	(95.53)	323.87	(38.20)	78.82
Increase (Decrease) in Net Asset Value per General and Limited Partner Unit	(98.24)	322.16	(42.00)	79.77
Net Asset Value per General and Limited Partner Unit at the End of the Period	2,647.49	2,969.65	2,927.65	3,007.42

* Based on weighted average number of units outstanding during the period.

CAMPBELL & COMPANY, INC.
Description
      Campbell & Company is the general partner and trading advisor of the Fund. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Its primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. As of July 31, 2007 Campbell & Company and its affiliates had approximately $11.5 billion under management (including approximately $9.3 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as traded by the Fund). Please refer to “Campbell & Company, Inc. — Trading Systems” for a discussion of all of the portfolios offered by Campbell & Company, which includes the Financial, Metal & Energy Large Portfolio. Please refer to “Past Performance of the Campbell Strategic Allocation Fund, L.P.” on page 33 for the performance data required to be disclosed for the most recent five calendar years and year-to-date.
      Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company include: Campbell Financial Futures Fund Limited Partnership; Campbell Fund Trust; Campbell Global Assets Fund Limited; and Campbell Alternative Asset Trust. Campbell & Company’s compensation is discussed in “Charges to the Fund.”
      The principals of Campbell & Company have not purchased, and do not intend to purchase, units.
      Campbell & Company has agreed that its capital account as general partner at all times will equal at least 1% of the net aggregate capital contributions of all partners.
      There has never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.
      Campbell & Company’s principals are G. William Andrews, Theresa D. Becks, D. Keith Campbell, William C. Clarke, III, Bruce L. Cleland, Gregory T. Donovan, Michael S. Harris, Michael J. Hebrank, Kevin M. Heerdt, James M. Little and Thomas P. Lloyd. The majority voting stockholder of Campbell & Company is D. Keith Campbell.
      G. William Andrews, born in 1972, has been employed by Campbell & Company since April 1997 and was appointed as Vice President: Director of Research Operations in March 2006 and has served as Vice President: Director of Operations since April 2007. His duties include managing daily research and trade operations, new research product implementation and code management. From November 1995 to April 1997, Mr. Andrews was employed at Legg Mason as a Research Analyst in the Realty Group. Before immigrating to the United States, he was employed by the Japanese Department of Education in the town of Fujimi, Nagano prefecture. Mr. Andrews holds an M.B.A. in Finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand. Mr. Andrews became listed as a Principal of Campbell & Company effective June 21, 2006.
      Theresa D. Becks, born in 1963, joined Campbell & Company in June 1991 and has served as President and Chief Executive Officer since April 2007, Chief Financial Officer, Treasurer and Secretary since May 1992, and a Director since January 1994. Ms. Becks is also the President, Chief Executive Officer and Chief Financial Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and Trustee, President, Chief Executive Officer and Chief Financial Officer of The Campbell Multi-Strategy Trust, a registered investment company. Ms. Becks served as a member of the Board of Directors of the Managed Funds Association from November 2002 to November 2006. From December 1987 to June 1991, she was employed by Bank Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. From September 1985 to December 1987, she worked with the public accounting firm Ernst & Young as a C.P.A. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks became registered as an Associated

Person and listed as a Principal of Campbell & Company effective May 7, 1999 and March 10, 1993, respectively. Ms. Becks became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.
      D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January 1994, and was Chief Executive Officer until January 1998. Mr. Campbell is the majority voting stockholder of Campbell & Company. Mr. Campbell has acted as a commodity trading advisor since 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell became registered as an Associated Person and listed as a Principal of Campbell & Company effective September 29, 1978 and October 29, 1997, respectively. Mr. Campbell became listed as a Principal of his Commodity Pool Operator effective March 10, 1975.
      William C. Clarke, III, born in 1951, joined Campbell & Company in June 1977 and has served as an Executive Vice President from January 1991 until his retirement on May 31, 2007, and as a Director since 1984. Mr. Clarke currently serves as a member of the Board of Directors of Campbell & Company. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Prior to his retirement, Mr. Clarke supervised all aspects of research, which involved the development of proprietary trading models and portfolio management methods. Mr. Clarke became listed as a Principal of Campbell & Company effective January 24, 1991.
      Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and has served as Vice Chairman of the Board of Directors of Campbell & Company since April 2007, was President from January 1994 to April 2007, and Chief Executive Officer from January 1998 to April 2007. Until April 2007, Mr. Cleland was also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland became registered as an Associated Person and listed as a Principal of Campbell & Company effective December 15, 1993 and September 15, 1993, respectively. Mr. Cleland became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 13, 2005, respectively. Mr. Cleland withdrew his registration as an Associated Person and a Principal of Campbell & Company Investment Adviser LLC effective April 3, 2007.
      Gregory T. Donovan, born in 1972, has been employed by Campbell & Company since October 2006 as Senior Vice President of Accounting and Finance. His duties include oversight of accounting and finance functions and review of accounting policies and procedures. Mr. Donovan is also the Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From November 2003 to October 2006, Mr. Donovan was employed by Huron Consulting Services serving as Director in the Financial and Economic Consulting Practice. From May 1998 until November 2003, Mr. Donovan was employed by KPMG LLP in which he served in the capacity as Manager in the Forensic and Litigation Services Practice. Mr. Donovan is a C.P.A. and has a B.S. in Business Administration with concentrations in Accounting and Management from Castleton State College and holds a M.S. in Finance from the University of Baltimore. Mr. Donovan became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective May 9, 2007 and May 16, 2007 respectively.
      Michael S. Harris, born in 1975, has been employed by Campbell & Company since July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties include managing daily trade execution for the assets under Campbell & Company’s management. From October 1999 to July 2000, Mr. Harris worked as a futures and options broker for Refco Inc. (NY). From May 1997 to October 1999, he worked in the Sales and Product Development groups at Morgan Stanley Managed Futures. Mr. Harris holds a B.A. in Economics and Japanese Studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris became registered as an Associated Person and listed as a Principal of Campbell & Company effective September 21, 2000 and June 15, 2006, respectively.
      Michael J. Hebrank, born in 1955, joined Campbell & Company in April 2004 and has served as Chief Technology Officer since then. From February 1999 to April 2004, Mr. Hebrank was the Chief Information Officer at Greater Baltimore Medical Center, the fourth largest healthcare system in Maryland. Mr. Hebrank holds a B.S. in Applied Statistics from the University of Baltimore and an M.S. in Computer Engineering from Loyola College of Maryland. Mr. Hebrank became listed as a Principal of Campbell & Company effective June 21, 2006.
      Kevin M. Heerdt, born in 1958, joined Campbell & Company in March 2003 and has served as Chief Investment Officer and Director of Research since July 2007, was Executive Vice President-Research from March 2003 to June 2007 and Chief Operating Officer from June 2005 to June 2007. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. Mr. Heerdt is also the Vice President and Chief Operating Officer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From February 2002 to March 2003, he was the sole proprietor of Integrity Consulting, a start-up business consulting firm. From December 1990 to February 2002, Mr. Heerdt worked for Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt became registered as an Associated Person and listed as a Principal of Campbell & Company effective April 15, 2003. Mr. Heerdt became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.
      James M. Little, born in 1946, joined Campbell & Company in April 1990 and has served as Executive Vice President-Business Development and a Director since December 1992. Mr. Little is also the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 to April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 to March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little became registered as an Associate Person and listed as a Principal of Campbell & Company effective April 7, 1992 and April 19, 1993, respectively. Mr. Little became registered as an Associated Person and listed as a Principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.
      Thomas P. Lloyd, born in 1959, joined Campbell & Company in September 2005 as General Counsel and Executive Vice President-Legal and Compliance. In this capacity, he is involved in all aspects of legal affairs, compliance and regulatory oversight. Since April 2007, Mr. Lloyd has also overseen Campbell & Company’s fund administration function. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidi-

ary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From July 1999 to September 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. (“DBSI”) in several positions, including Managing Director and head of the legal group for Deutsche Bank Alex. Brown, the Private Client Division of DBSI. From March 1997 to July 1999, Mr. Lloyd was an attorney in the Enforcement Department of NASD Regulation, Inc., and, from July 1995 to March 1997, he served as a senior counsel in the Division of Enforcement of the United States Securities and Exchange Commission. From 1989 to 1995, he was engaged in the private practice of law. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court. Mr. Lloyd became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective October 20, 2005 and December 12, 2005, respectively.
The Advisory Agreement
      Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Fund’s assets. The Fund’s advisory agreement with Campbell & Company is valid for successive periods of one year, subject to each party’s right to terminate on 60 days’ prior written notice. It is unlikely that the advisory agreement would be terminated other than as a direct result of the dissolution of the Fund.
      The advisory agreement does not alter any fiduciary duties that may otherwise be imposed by state law on Campbell & Company.
Trading Systems
      Campbell & Company makes the Fund’s trading decisions using proprietary computerized trading models which analyze market statistics. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, limited partners will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company. Existing limited partners will be notified in advance via their monthly statements with regard to any changes deemed to be a material change from the trading approach as currently described.
      Campbell & Company currently offers the following portfolios:

1)	The Financial, Metal & Energy Large Portfolio, and

2)	The Global Diversified Large Portfolio.
      Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, Inc., currently offers the Multi-Strategy Portfolio, a commodities and securities portfolio with different investment objectives and terms.
      All of the Fund’s assets are currently allocated to the Financial, Metal & Energy Large Portfolio, which trades futures, forward, option and swap contracts on precious and base metals, energy products, stock market indices, interest rate instruments and foreign currencies.
      Sector component risk and the specific markets traded, may frequently fluctuate in response to changes in market volatility. See the following pie chart for a listing of contracts, by sector, as of June 30, 2007.
      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

Financial, Metal & Energy Large Portfolio
Absolute Value of Portfolio Component Risk
As of June 30, 2007

*	Traded as forward and/or option contracts, not futures
**	Traded as futures and/or swap contracts
***	Also may be traded as cross rates
     Because the risk of a whole portfolio is generally less than the sum of the risks of the individual sectors making up that portfolio, “component risk” is used to describe the contribution of each sector’s risk to the overall portfolio risk. In some cases, a sector may “hedge” the portfolio, and thus reduce risk, in which case the component risk for that sector would be negative. By definition, the component risk will always add to 100% of total portfolio risk.
      Campbell & Company’s trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Fund. Each sector traded by the Fund appears as a caption in the preceding “component risk” diagram. As an example, natural gas is a market that is traded within the energy sector.
      Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company’s intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and, since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company’s policy to follow trades signaled by each trading model independently of the other models.
      Over the course of a medium- to long-term price change, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company’s trading models may exit a winning position prior to the end of a price move. While there is some risk to this method (for example, being out of the market during a significant portion of a price move), Campbell & Company’s research indicates that this is well compensated for by the decreased volatility of performance that may result.
      Campbell & Company’s trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients’ accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.
      While Campbell & Company normally follows a disciplined, systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company’s discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.
      Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.
      From time to time Campbell & Company may increase or decrease the total number of contracts held based on increases or decreases in the Fund’s assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.
      Campbell & Company estimates that, based on the margin required to maintain positions in the markets currently traded, aggregate margin for all positions will range between 5% and 30% of the Fund’s net assets. From time to time, margin commitments may be above or below this range.
      The number of contracts that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client’s portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.
Trading Capacity
      Campbell & Company believes that it is not possible to define or quantify capacity with any degree of certainty. As assets under management have increased, Campbell & Company has continued to introduce new strategies designed to deliver returns which have low correlation to returns from existing strategies. In addition, Campbell & Company has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. At the same time, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.
      Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. If this were to occur, Campbell & Company would expect risk-adjusted returns to begin to degrade — a more concentrated portfolio may result in lower risk-adjusted returns and may have a detrimental affect on your investment. See “The Risks You Face — Trading Risks — Increase in Assets Under Management May Make Profitable Trading More Difficult.”

MANAGEMENT’S ANALYSIS OF OPERATIONS
Introduction
      The offering of the Fund’s units of limited partnership interest commenced on January 12, 1994, and the initial offering terminated on April 15, 1994 with proceeds of $9,692,439. The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $5,988,955,567 have been accepted during the continuing offering period as of June 30, 2007. Redemptions over the same time period totaled $2,144,669,199. The Fund commenced operations on April 18, 1994.
Critical Accounting Policies
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from those estimates. The Fund’s significant accounting policies are described in detail in Note 1 of the Financial Statements.
      The Fund records all investments at fair value in its financial statements, with changes in fair value reported as components of realized and change in unrealized trading gain (loss) in the Statements of Operations. Generally, fair values are based on market prices; however, in certain circumstances, estimates are involved in determining fair value in the absence of an active market closing price (e.g. forward contracts and options on forward contracts which are traded in the inter-bank market).
Capital Resources
      The Fund will raise additional capital only through the sale of units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets, which are not operating capital or assets.
Liquidity
      Most United States futures exchanges limit fluctuations in futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid.
Results of Operations
      The returns for the six months ended June 30, 2007 and for the years ended December 31, 2006, 2005 and 2004 were 4.82%, 4.04%, 9.53% and 4.35%, respectively.
2007 (six months ended June 30)
      Of the Fund’s 2007 year-to-date increase of 4.82%, approximately 6.13% was due to trading gains (before commissions) and approximately 2.44% was due to interest income offset by approximately 3.75% due to brokerage fees and operating and offering costs borne by the Fund.

An analysis of the 6.13% trading gain by sector is as follows:

Sector	% Gain (Loss)

Interest Rates	4.75%
Stock Indices	4.06
Metals	(0.52)
Currencies	(0.92)
Energy	(1.24)

6.13%

      The interest rates sector was the primary driver of the gain in January as global economic momentum continued to accelerate. Growth in payrolls, firming retail sales, bottoming housing data and upbeat consumer confidence drove U.S. bond prices lower, while European prices also declined on six year highs in consumer confidence and five year lows in German unemployment. Gains from the stock index sector resulted as prices continued their steady upward movement on strong M&A activity. Small gains in the currencies sector were driven by UK-related crosses as the Bank of England unexpectedly raised rates to combat rising inflation. Energy losses were driven by price declines on inventory build-ups due to warmer than average temperatures.
      In February, the interest rates sector was once again the primary driver, however it related to losses for the Fund, motivated in particular by the flight to quality from risky assets. Several catalysts were cited for the market decline including a 9% overnight drop in Chinese equities, continued Middle East turmoil, weaker than expected durable goods, former Federal Reserve Bank Chairman Greenspan’s comments on the possibility of a recession late in 2007, and tightening standards on sub-prime loans. Currency trading also proved difficult as investors liquidated Yen-based carry trades on two occasions during the month. The Fund’s fundamental currency model had gains, but these gains were not enough to offset losses from both outright and cross rate exposures in the technical models. Despite the decline in global equity markets at month end, the Fund’s equity models were positive on the month, with gains from the macro futures model offsetting losses from technical trading in equity indices. Small gains were recorded in energy trading, while metal trading was slightly negative.
      Global economic worries that were sparked at the end of February continued through the early part of March. All major market sectors experienced increased volatility accompanied by sharply higher short-term correlation. Whipsaw activity in currencies, interest rates and stock indices led to negative performance in all of these sectors, acting as the primary drivers of the month’s losses. Risk levels for the Fund were reduced early in the month in response to market conditions, and have been restored to normal levels as conditions have warranted.
      Gains from the equity sector carried performance for the month of April. Global equity themes consisted of impressive earnings and continued M&A activity backed by an unfettered access to liquidity and a lack of concern for signs of creeping inflation and bank hikes. Trading in currencies was also profitable on negative U.S. Dollar sentiment and strong performance of several currencies versus the Yen. Commodity trading was also positive as copper prices rallied on China’s release of high import figures. Profits earned in fixed income trading throughout the month were given back on the last day. The rise in yields early in the month reversed when U.S. bond prices spiked (10-year yields dropped back to unchanged) on a weaker than expected PCE (Personal Consumer Expenditures) Index, the Federal Reserve Bank’s favorite measure of inflation.
      Gains from fixed income drove performance for the month of May. Global fixed income prices, led by Europe, continued to fall on above average economic growth and a hawkish European Central Bank. Prices broke out of their April trading range sending yields to test 2007 highs, allowing the Fund to gain on both the long and short end of the yield curve. Trading in equity indices also contributed to strong gains due, in part to, mergers and acquisitions activity. In the U.S., the Dow and the S&P reached all-time highs, while Europe and Asia finished strongly positive as well. Profits in fixed income and equity futures trading were dampened somewhat by losses in the currency sector. After three months of sustained weakness, the broad trade-weighted dollar index rallied approximately 1.5%. In addition, the Canadian Dollar reached highs not seen since the 1970’s on renewed economic and inflationary strength. The Fund suffered losses mainly in outright exposures. Commodity trading was only slightly negative, with energy trading gains mitigating some losses in metals.
      For June, despite mixed performance in the global equity markets with the U.S. finishing lower, a foiled terrorist attack in the heart of London’s West End, and ongoing inflation and sub-prime sector fears, the Fund managed to profit predominantly from technical trends in currencies as well as technical and macro trends in the interest rate sector. During the first half of the month, the markets generally focused on rising inflation as the predominant risk facing the world economy. Towards the end of the month a flight to quality rally, sparked by concerns in the sub-prime and mortgage-backed securities sector, highlighted growing global imbalances and concern for credit quality in the global financial system. Profits earned in the currency and fixed income sectors were dampened slightly by losses in equity indices trading. Small losses were also recorded in commodity trading as crude rallied above $70 per barrel as geo-political risks and inventory changes kept traders bullish.
2006
      Of the 4.04% return for the year ended December 31, 2006, approximately 6.93% was due to trading gains (before commissions) and approximately 4.72% was due to interest income, offset by approximately 7.61% due to brokerage fees, performance fees, and operating and offering costs borne by the Fund. An analysis of the 6.93% trading gain by sector is as follows:

Sector	% Gain (Loss)

Stock Indices	6.67%
Interest Rates	3.05
Metals	2.01
Currencies	1.91
Energy	(6.71)

6.93%

      The first quarter demonstrated how markets interplay and how a diversified set of strategies can take advantage of changes in geopolitical and macroeconomic events. Currencies were relatively quiet in the first two months of the year as the markets tried to ascertain central bank policy intentions for 2006, but managed to rally at quarter-end on expectations of further interest rate hikes. Energy volatility proved difficult for the Fund, as the markets continued to fluctuate between excess inventory levels, supply constraints, and the ebb and flow of geopolitical tensions. A sharp sell-off in energy prices in February and a rebound in prices in March left the Fund flat in energy trading on the quarter. The first quarter also saw the long end of the yield curve reverse sharply, the markets’ first peek at Ben Bernanke as Chairman of the Federal Reserve Bank, and the reintroduction of the 30-year bond, leaving fixed income trading flat on the quarter. Following all of this activity, the Fund recorded gains in equity indices (despite the choppy start for global equity markets) and currencies, and finished the first quarter up 4.49%.
      The second quarter proved to be quite a bit more difficult for the Fund with a quarterly rate of return of (6.29)%. A major sell off of the U.S. dollar against all major currencies, coupled with other central banks contemplating rate hikes, resulted in negative performance, primarily from the Fund’s fundamental currency models. These losses proved difficult to overcome despite gains in other sectors. Mid-quarter, the Fund was faced with another trend reversal, this time in equities, resulting in additional losses to our global equity index trading. Energy trading was positive overall on the quarter as prices moved higher in response to continuing uncertainty in Iran and the approaching hurricane season. Toward the end of the quarter the markets were choppy as traders were attempting to interpret monetary policies from each of the world’s major central banks. Expectations of slowed economic growth due to central bank policies and the shifting sands of geopolitical events continued to pressure precious and base metals resulting in only slightly positive performance for that sector on the quarter.
      As much as the second quarter was dominated by the sell off of the U.S. dollar, energy was largely responsible for the Fund posting a third quarter return of (3.61)%. Early in the quarter, economic activity suggested a slower pace and a cooling housing market leading to a reduced probability of another rate hike. The quarter began with a push in energy prices higher as a result of certain geopolitical events, followed by a sharp reversal in the energy complex on the perception of easing geopolitical intensions, a mild hurricane season and steadily rising inventories. Energy markets continued to sell off towards the end of the quarter causing losses for the Fund. Gains were recorded in the currency markets, where losses on the Fund’s cross rate exposures were more than offset by gains in outright positions, despite the historically low volatilities in many of these markets. The market continued to believe the U.S. Federal Reserve would not raise rates in the foreseeable future and consequently the Fund recorded small losses in the interest rate sector and small gains in equity index trading.
      The fourth quarter of 2006 proved to be a very productive period for our strategies, and produced a quarterly return of 10.23% for the Fund. The currency sector carried the Fund throughout the quarter, recording gains related to the renewed popularity of the Yen “carry” trade, Euro related crosses and the continued weakening of the Swiss Franc. The same strategies that caused the Fund difficulty in April and May, benefited the Fund throughout the fourth quarter and finished positive on the year overall. Equity index trading was also strongly positive throughout the quarter on strong economic growth, restrained inflation, and continued red-hot M&A activity ultimately contributing to the Dow finishing the year near all-time highs. The energy complex continued its unpredictable pattern-hitting lows for the year-to-date at the beginning of the quarter, rallying on refinery problems in November, and then falling back on above average temperatures throughout the U.S. and Europe. The Fund posted overall losses in the energy sector for the quarter and the year. Fixed income trading was slightly negative on the quarter until December when the sector contributed significantly to gains for the Fund. Yields rose sharply across the curve on firm November payrolls, stronger mid-month retail sales and indications of a potential boom in housing market data.
2005
      Of the 2005 increase of 9.53%, approximately 14.31% was due to trading gains (before commissions) and approximately 2.92% was due to interest income, offset by approximately 7.70% due to brokerage fees, performance fees, and operating and offering costs borne by the Fund. An analysis of the 14.31% trading gain by sector is as follows:

Sector	% Gain (Loss)

Interest Rates	6.65%
Currencies	5.98
Energy	3.34
Metals	1.16
Stock Indices	(2.82)

14.31%

      The late December 2004 reversal of the major trends in currencies and equities persisted into January 2005 leaving the Fund with negative performance for the month. The U.S. Dollar rallied sharply in the first week of the month and held its new levels, which produced losses in the currency sector. The post-election rally in equities gave way to selling in January, which also produced losses for the Fund. The energy sector was positive as crude oil approached $50 per barrel. The interest rate sector was also positive.
      The rally in the U.S. Dollar failed early in February and the Dollar ended the month lower. However, the small gains on the Fund’s U.S. Dollar short positions were offset by losses in its non-Dollar currency pairs, resulting in losses in the currency sector overall. This was a difficult interest rate environment with different pressures observable at different points along the yield curve. Consequently, the Fund’s short-term interest rate positions were positive, but not profitable enough to offset the losses in long-term interest rates. The stock index sector was the best performing sector for the month as the equity markets reversed again and traded higher reclaiming a portion of the losses in January. Crude oil’s continued rally also contributed profits for the month.
      The Fund had a small trading profit in the month of March. The gains for the month were in the interest rate sector, as both short-term and long-term positions were profitable, and in the energy sector where crude oil made a new high. The U.S. Dollar closed higher for the month, reversing a long downtrend, which caused losses for the Fund. In addition, the Fund incurred losses in its non-Dollar currency positions in March making the currency sector the worst performing sector for the first quarter. The equity index markets also reversed and ended the month lower which caused losses for the Fund.

      Gains in the interest rate and currency sectors led to a positive return for April. Interest rate instruments continued the rally which began in late March. The energy sector was the worst performing sector for the month. Crude oil prices fell by almost $8 a barrel, which, combined with the related sell-off in other energy products, resulted in losses for the month. Equity indices were also negative with stock prices ending lower following sharp declines mid-month.
      The Fund had a positive return in May which turned the Fund’s year-to-date return positive. The interest rate and currency sectors continued their profitability in April and May. The apparent breakdown of the EU constitutional ratification process was a key development late in the month causing investors to readjust their expectations for the Euro. The shift in favor of the U.S. Dollar topped off a six week rally that led to its highest level since before the 2004 U.S. elections which benefited the Fund’s currency positions. The Fund’s interest rate positions benefited from the U.S. 10-year Treasury yield being pushed once again below 4%.
      In June, global uncertainties continued to provide profitable trends for the Fund. The U.S. Dollar was up sharply in June to new six month highs, as the Euro and Yen continued a steep six-week slide. A further flattening of the yield curve provided a profitable opportunity for the Fund’s models and the fixed income sector. Several energy markets made new all-time highs in June contributing to the Fund’s profits for the month.
      The Fund reported its fourth consecutive monthly gain in July. Markets were rattled following the Chinese currency revaluation, but much of the initial decline in the U.S. Dollar was recovered the following day. The equity markets ended the month broadly higher and were the Fund’s most profitable sector, while the interest rates sector traded lower and generated the Fund’s largest losses. Energy markets traded lower early in the month, but ended near all-time highs and at a profit for the Fund’s long positions.
      August saw sharp trend reversals occur in each of the major financial sectors, resulting in losses for the Fund. The currency sector was the Fund’s worst performing sector. The U.S. Dollar peaked at the end of July, then reversed sharply and traded close to its recent lows at the end of August. A similar reversal occurred in the interest rates sector, resulting in losses at both ends of the yield curve. Equities trended higher in July, but record energy prices caused a sharp sell-off in August and resulted in a loss in this sector. The energy and metal sectors were the only profitable sectors in the Fund this month, but the size of positions was not sufficient to offset the losses incurred in the financial sectors.
      In September, the Fund saw many of the trends in the major financial sectors resume their course. The same sectors that reversed so sharply in August were the most profitable in September, while the energy sector was the only sector that had losses. The U.S. Dollar rallied strongly from the start of the month following the late-August sell-off, and again approached the highs for the year. The Fund lost money on some non-U.S. Dollar trades, however the currency sector was profitable overall. The equities sector also finished higher. Fixed income instruments ended lower after the sharp reversals in August and provided solid gains for the Fund’s short positions.
      The Fund performance was positive for the month of October. The fixed income sector was profitable as inflation fears fueled the sell-off in bonds and interest rates moved higher across the whole yield curve. The currency sector also delivered gains as the U.S. Dollar continued to show strength. The energy markets ended the month lower which contributed negatively to the Fund’s performance, but the biggest losses for the month were in the equity indices sector as stock prices declined sharply.
      Currencies were the most profitable sector contributing to the positive return for November as the U.S. Dollar continued to strengthen against the Euro and the Yen. The major theme continued to be the rising U.S. interest rate differentials and the persistent weakness of the Yen. The fixed-income sector was profitable overall, but gains in short-term interest rate instruments were partially offset by losses on the long end of the curve as mid-month economic data eased the markets’ fears of inflation. The same data pushed equity indices higher across the globe which was a welcome result for many investors, but it went against our positions. Energy prices continued their slide in November with warmer than normal weather in many regions of the country. This was good news for energy consum-

ers, but caused losses for our positions. Metals, although only a small part of the Fund’s portfolio, saw significant gains this month with copper rising to new all-time highs and gold closing over $500 per ounce.
      Sharp reversals in the currencies and interest rates sectors resulted in losses in December, but the Fund had positive results for 2005. Currencies were one of the most profitable sectors for the year, but was the major source of losses in December. The Japanese Yen was in decline against most other currencies all year, but reversed sharply in December as new economic data finally turned positive. The Euro also rallied and the US Dollar lost ground on a perception of change in relative short-term interest rates policy, increasing the losses on our currency positions.
      These same factors contributed to reversals in the fixed income markets in December which also resulted in losses for the Fund, but this sector was also the most profitable for the Fund in 2005. The worst performing sector in 2005 was the equities sector, but conversely it was profitable in December as the rally in US stocks fizzled, while European and Asian stock indices continued to trade higher, ending a year of strong gains for those markets. Energy prices also finished higher in December as markets characterized by tight supply and increasing demand continued to be sensitive to weather and geopolitical change. This resulted in good profits in the energy sector for both the month and the year.
2004
      For the 2004 increase of 4.35%, approximately 13.99% was due to trading gains (before commissions) and approximately 1.23% was due to interest income, offset by approximately 10.87% due to brokerage fees, performance fees, and operating and offering costs borne by the Fund. An analysis of the 13.99% trading gain by sector is as follows:

Sector	% Gain (Loss)

Interest Rates	12.60%
Currencies	2.20
Energy	1.78
Metals	(0.61)
Stock Indices	(1.98)

13.99%

      The year began with the Fund posting a positive return in January despite significant volatility throughout the month. The weak U.S. Dollar continued to drive most global markets, including many that had no apparent or direct connection to the U.S. Dollar, and in circumstances such as this, subtle shifts in perception can have a disproportionate impact on prices. The U.S. Dollar traded lower throughout the month, which was profitable for the Fund’s currency positions. Much of the gain reversed late in the month when markets reacted violently when the Federal Open Market Committee (FOMC) slightly restated its short-term interest rate bias. The interest rate sector was slightly positive despite also having suffered a reversal of earlier gains following the FOMC announcement. The stock index and metals sectors had small losses for the month.
      The Fund had a strong positive return in February as the trends that were in place at the end of January persisted. The continued concern over the record U.S. budget deficit and current account imbalance kept downward pressure on the U.S. Dollar and resulted in strong gains in the currency sector. The weak U.S. Dollar in return reinforced several related trends, including the continued rise in energy prices, resulting in positive returns in the energy sector. The interest rates sector was also profitable for the month as European interest rate instruments traded higher.
      All of the gain for the month of March came from the interest rate sector as U.S. Treasuries continued to trade higher, while a weakening U.S. Dollar also contributed solid returns. The energy sector was moderately positive, while the equity index sector was moderately negative.
      In April, interest rates moved higher in response to a perceived change in stance by the U.S. Federal Reserve. In the days that followed, most major market trends also reversed. Fixed income instruments sold off hard and the U.S. Dollar rallied, while precious and base metals and many other physical commodities traded sharply lower. The equities markets also fell. Only the continued rise in energy prices provided modest gains for the Fund in April.
      May was a difficult month for systematic trend following strategies and the Fund finished the month with slightly negative performance. Crude oil set record high prices during the month, which led to gains for the Fund in the energy sector. Most fixed income and currency contracts experienced a classic whipsaw. They began the month with the continuation of April’s reversals, but ended the month with a strong rally. Equity prices continued to weaken in the face of higher energy prices and global political uncertainty, which led to losses in the stock indices sector.
      June was another month of choppy, range-bound trading, which resulted in negative performance for the Fund in all sectors. The market impact of unfolding events in Iraq had diminished greatly, and many traders were reluctant to take positions ahead of the U.S. Federal Reserve Bank’s June 30 interest rate announcement. Absent any other significant news, the markets remained trendless and did not provide the opportunities needed to produce positive returns.
      July was a slightly negative month as most markets the Fund traded continued to oscillate in relatively narrow ranges. Interest rate instruments traded lower and then rallied on weaker than expected economic statistics, while equity indices rallied and then declined amid broad earnings disappointments. The U.S. Dollar traded in a narrow range. In the energy sector, a classic whipsaw caused the Fund to exit most of its long positions just before crude oil prices rallied to all-time highs.
      August performance was negative as most financial markets continued to be bound by the ranges which had been in place previously. Fixed income instruments rallied profitably during the month, but these gains were quickly offset by losses in the currency sector as the U.S. Dollar strengthened. Small losses resulted from stock index trading as a six-week downtrend reversed sharply, mirroring the rise and fall of crude oil prices. The Fund’s exposure to the highly volatile energy sector was minor as a result of trading filters that kept the Fund out of that sector.
      The losses for the Fund continued in September as listless market conditions persisted. While U.S. Dollar and interest rate instruments traded in narrow ranges, the Fund managed small profits in these sectors. These gains were largely offset by losses in the Fund’s small positions in the volatile energy sector. The largest losses for the month came from the equity index positions as positive economic reports late in the month caused stocks to rally towards 90-day highs.
      The Fund bounced back with a respectable gain in October. This was primarily as a result of positive performance in the foreign exchange and interest rate sectors, as the long-awaited downward movement in the U.S. Dollar began to unfold. Traders reacted to key economic data, including a report of the second highest trade-gap in U.S. history. Following the report, the U.S. Dollar trended broadly lower against other leading currencies. The Fund was on the sidelines in the energy sector during the month as crude oil hit new highs and natural gas traded at the highest prices since the levels reached in February 2003.
      The Fund had a strong profitable month in November as the growing momentum in the slide of the U.S. Dollar resulted in a new low against the Euro and multi-year lows against other major currencies. Structural problems of record budget deficits, trade deficits, and current account deficits, and the prospect of four more years of unchanged fiscal and monetary policy had the attention of the foreign exchange markets. Consequently, while the U.S. Dollar has been weak for several years, the recent decline has been very sharp. The foreign exchange and interest rate sectors were profitable in November and were the most profitable sectors for the year.
      The Fund finished the year with a positive performance in December and for the year, closing out a year that was confounding for many traders. The big stories for the year were the slide in the U.S. Dollar and the rise and fall of crude oil prices, but high volatility made these markets difficult to trade. Fixed income was the most profitable sector for the Fund in 2004. Long-term interest rates were sharply higher in the first quarter, but reversed in the second quarter despite a U.S. Federal Reserve Bank bias toward higher rates. The rally continued through the second half of the year and produced strong returns for the year in the fixed income sector. Equity markets were range-bound for most of the year awaiting the outcome of the election, which was followed by a dramatic rally and delivered some useful gains from the otherwise worst performing sector in 2004.
Off-Balance Sheet Risk
      The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures, forward and option contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions of the Fund at the same time, and if Campbell & Company were unable to offset futures interests positions of the Fund, the Fund could lose all of its assets and the limited partners would realize a 100% loss. Campbell & Company minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.
      In addition to market risk, in entering into futures, forward and option contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.
      In the case of forward and option contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be greater counterparty credit risk. Campbell & Company trades for the Fund only with those counterparties which it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.
Disclosures About Certain Trading Activities that Include Non-Exchange Traded Contracts Accounted for at Fair Value
      The Fund invests in futures, forward currencies and options on forward currency contracts. The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. Beginning on July 1, 2006, the market value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. Prior to July 1, 2006, the market value of forward (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.
Quantitative and Qualitative Disclosures About Market Risk
Introduction
          Past Results Not Necessarily Indicative of Future Performance
      The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund’s main line of business.
      Market movements result in frequent changes in the fair market value of the Fund’s open positions and, consequently, in its earnings and cash flow. The Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instru-

ments and contracts, the diversification effects among the Fund’s open positions and the liquidity of the markets in which it trades.
      The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund’s past performance is not necessarily indicative of its future results.
          Standard of Materiality
      Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage and multiplier features of the Fund’s market sensitive instruments.
Quantifying the Fund’s Trading Value at Risk
          Quantitative Forward-Looking Statements
      The following quantitative disclosures regarding the Fund’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.
      The Fund’s risk exposure in the various market sectors traded is estimated in terms of Value at Risk (VaR). The Fund estimates VaR using a model based upon historical simulation (with a confidence level of 97.5%) which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks, including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The Fund’s one day VaR at a 97.5% confidence level corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 40 trading days or one day in 40. VaR typically does not represent the worst case outcome.
      The Fund uses approximately one quarter of daily market data and revalues its portfolio for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily “simulated profit and loss” outcomes. The VaR is the 2.5 percentile of this distribution.
      The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The current methodology used to calculate the aggregate VaR represents the VaR of the Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.
      The Fund’s VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and does not distinguish between exchange and non-exchange dealer-based instruments. It is also not based on exchange and/or dealer-based maintenance margin requirements.
      VaR models, including the Fund’s, are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by the Fund in its daily risk management activities. Please further note that VaR as described above may not be comparable to similarly titled measures used by other entities.
      Because the business of the Fund is the speculative trading of futures, forwards and options, the composition of the Fund’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.
The Fund’s Trading Value at Risk in Different Market Sectors
      The following tables indicate the trading Value at Risk associated with the Fund’s open positions by market category as of June 30, 2007 and December 31, 2006 and the trading gains/losses by market category for the six months ended June 30, 2007 and the year ended December 31, 2006.
June 30, 2007

		Trading
Market Sector	Value at Risk*	Gain/(Loss)**

Interest Rates	1.06%	4.75%
Currencies	0.70%	(0.92)%
Stock Indices	0.58%	4.06%
Metals	0.25%	(0.52)%
Energy	0.09%	(1.24)%

Aggregate/ Total	1.55%	6.13%

*	The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

**	Of the return for the six months ended June 30, 2007, approximately 6.13% was due to trading gains (before commissions) and approximately 2.44% was due to interest income offset by approximately 3.75% was due to brokerage fees, performance fees and operating and offering costs borne by the Fund, giving a net return of 4.82%.
December 31, 2006

		Trading
Market Sector	Value at Risk*	Gain/(Loss)**

Stock Indices	0.75%	6.67%
Currencies	0.70%	1.91%
Interest Rates	0.59%	3.05%
Energy	0.39%	(6.71)%
Metals	0.17%	2.01%

Aggregate/ Total	1.42%	6.93%

*	The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The aggregate VaR represents the VaR of the Fund’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

**	Of the return for the year ended December 31, 2006, approximately 6.93% was due to trading gains (before commissions) and approximately 4.72% due to interest income, offset by approximately 7.61% due to brokerage fees, performance fees and operating and offering costs borne by the Fund giving a net return of 4.04%.
Material Limitations on Value at Risk as an Assessment of Market Risk
      The following limitations of VaR as an assessment of market risk should be noted:

1)	Past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

2)	Change in portfolio value caused by market movements may differ from those of the VaR model;

3)	VaR results reflect past trading positions while future risk depends on future positions;

4)	VaR using a one day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

5)	The historical market risk factor data for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.
      VaR is not necessarily representative of historic risk nor should it be used to predict the Fund’s future financial performance or its ability to manage and monitor risk. There can be no assurance that the Fund’s actual losses on a particular day will not exceed the VaR amounts indicated or that such losses will not occur more than once in 40 trading days.
Non-Trading Risk
      The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Fund also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.
Qualitative Disclosures Regarding Primary Trading Risk Exposures
      The following qualitative disclosures regarding the Fund’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Fund’s primary market risk exposures as well as the strategies used and to be used by Campbell & Company for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.
      The following represent the primary trading risk exposures of the Fund as of June 30, 2007, by market sector.
          Currencies
      Exchange rate risk is the principal market exposure of the Fund. The Fund’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Fund trades in a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. Dollar. Campbell & Company does not anticipate that the risk profile of the Fund’s currency sector will change significantly in the future.
          Interest Rates
      Interest rate risk is a significant market exposure of the Fund. Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund’s profitability. The Fund’s primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. Additionally, the Fund takes positions in the government debt of Switzerland. Campbell & Company anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future.
          Stock Indices
      The Fund’s primary equity exposure is to equity price risk in the G-7 countries and several other countries (Hong Kong, Spain and Taiwan). The stock index futures traded by the Fund are by law limited to futures on broadly based indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes, but would make it difficult for the Fund to avoid being whipsawed into numerous small losses.)
          Energy
      The Fund’s primary energy market exposure is to crude oil and derivative product price movements, often resulting from international political developments and ongoing conflicts in the Middle East and the perceived outcome. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.
          Metals
      The Fund’s metals market exposure is to fluctuations in the price of gold, copper and zinc.
Qualitative Disclosures Regarding Non-Trading Risk Exposure
      The following were the primary non-trading risk exposures of the Fund as of June 30, 2007.
          Foreign Currency Balances
      The Fund’s primary foreign currency balances are in Japanese Yen, British Pounds and Euros. The Fund controls the non-trading risk of these balances by regularly converting these balances back into U.S. Dollars (no less frequently than twice a month, and more frequently if a particular foreign currency balance becomes unusually large).
          Treasury Bill Positions
      The Fund’s primary market exposure in instruments held other than for trading is in its Treasury Bill portfolio. The Fund holds Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund’s Treasury Bills, although substantially all of these short-term investments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure
      The means by which Campbell & Company attempts to manage the risk of the Fund’s open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as precalculating “stop-loss” points at which systems will signal to close out open positions.
      Campbell & Company manages the risk of the Fund’s non-trading instruments (Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.
General
      The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Fund generally will use a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Fund’s operations.
      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

PAST PERFORMANCE OF THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
January 2002 — July 2007
      Name of Pool: Campbell Strategic Allocation Fund, L.P.
      Type of Pool: Publicly offered
      Inception of Trading: April 18, 1994
      Aggregate Gross Capital Subscriptions to the Fund: $6,004,688,676
      Current Net Asset Value of the Fund: $4,852,521,557
      Worst Monthly Percentage Draw-down(1): July 2007/10.92%
      Worst Peak-to-Valley Draw-down(1): October 2001 – April 2002/15.68%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Rate of Return(2)
	(Computed on a compounded monthly basis)
Month	2007		2006	2005	2004	2003	2002
January	2.50%		1.97%	-2.22%	1.85%	7.74%	-0.98%
February	-5.89%		-1.85%	-1.32%	10.65%	7.46%	-2.27%
March	-3.38%		4.40%	-0.07%	0.83%	-4.52%	-1.81%
April	2.07%		-2.94%	0.40%	-6.84%	2.51%	-4.57%
May	5.61%		-2.91%	4.86%	-0.61%	1.89%	3.88%
June	4.33%		-0.55%	6.54%	-3.30%	-0.94%	7.74%
July	-10.92%		-0.21%	0.90%	-0.73%	-4.85%	7.78%
August			-0.51%	-5.68%	-1.37%	2.23%	3.33%
September			-2.92%	3.59%	-1.78%	-1.72%	3.62%
October			1.60%	3.97%	2.16%	2.63%	-4.98%
November			0.68%	2.02%	3.78%	0.71%	-1.61%
December			7.76%	-3.16%	0.59%	4.14%	3.31%
Total	-6.63% (7 months	)	4.04%	9.53%	4.35%	17.68%	13.12%

(1)	“Draw-down” means losses experienced by the Fund over a specified period.

(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of “Rates of Return.”
      Please refer to Part Two, the Statement of Additional Information, for additional performance information and graphic presentations of the Fund.
CONFLICTS OF INTEREST
Campbell & Company, Inc.
      Conflicts exist between Campbell & Company’s interests in and its responsibilities to the Fund. The conflicts are inherent in Campbell & Company acting as general partner and as trading advisor to the Fund. The conflicts and the potential detriments to the limited partners are described below.
      Campbell & Company’s selection of itself as trading advisor was not objective, since it is also the general partner of the Fund. In addition, it has a disincentive to replace itself as the trading advisor. The Advisory Agreement between the Fund and Campbell & Company, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Fund and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any trading advisor may receive per-trade compensation directly or indirectly from the Fund. Investors should note that Campbell & Company operates other commodity pool offerings which may have materially different terms and may operate at a lower overall cost structure.
      Neither Campbell & Company nor its principals devote their time exclusively to the Fund. Campbell & Company (or its principals) acts as general partner to other commodity pools and trading advisor to other accounts, which may compete with the Fund for Campbell & Company’s services. Thus, Campbell & Company could have a conflict between its responsibilities to the Fund and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.
      Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Fund. Campbell & Company, however, trades all accounts of the Financial, Metal & Energy Large Portfolio (including the Fund’s) in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Fund, when aggregated with positions in other accounts traded by Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Fund’s positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. In the event that Campbell & Company were required to liquidate positions as the result of speculative position limits, such liquidation would be done on a pro rata basis across all accounts under management.
      Principals of Campbell & Company may trade futures and related contracts for his or her own account. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and certain principals and employees. There are written procedures that govern proprietary trading by principals and employees. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are in the same markets and at the same time, using the futures brokers to be used by the Fund.
      When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the futures brokers and the over-the-counter counterparties, the Fund may receive less favorable executions than such other accounts. It is Campbell & Company’s policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Fund.
The Futures Brokers and the Over-the-Counter Counterparties
      The futures brokers, currently UBS Securities LLC and Goldman, Sachs & Co., and the over-the-counter counterparties, currently ABN AMRO Bank N.V., Chicago Branch, Deutsche Bank AG London, The Royal Bank of Scotland PLC, Morgan Stanley Capital Group, Inc. and one or more companies that are wholly owned by The Goldman Sachs Group, Inc. (including J. Aron & Company), and the affiliates and personnel of such entities, may trade futures, forward, option and swap contracts for their own accounts. This trading could give rise to conflicts of interest with the Fund.
      UBS Securities LLC is one of the futures brokers and an affiliate of one of the selling agents of the Fund, which could give rise to conflicts of interest because its compensation in each role is based on the net asset value of units outstanding. Further, in making recommendations to redeem or purchase additional units, the affiliated selling agent’s employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer and themselves. Finally, the affiliated selling agent may offer additional pools managed by Campbell & Company in which brokerage and selling fees paid to the affiliated selling agent are lower than the Fund’s fees.
The Selling Agents
      A current list of the selling agents for the Fund includes, but is not limited to: A.G. Edwards & Sons, Inc.; Campbell Financial Services, Inc.; Ferris, Baker Watts Incorporated; Linsco/Private Ledger Corp.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Securities America, Inc.; UBS Financial Services Inc.; and

Wachovia Securities, LLC. The selling agents (or their assignees) which are registered futures commission merchants or introducing brokers will receive, beginning in the thirteenth month after the sale of the units, ongoing compensation based on the net asset value of the units which remain outstanding. Consequently, in advising clients whether they should redeem their units or purchase additional units, such selling agents will have a conflict of interest between the selling agents’ interest in maximizing the ongoing compensation which they will receive and their interest in giving their client the financial advice which is in such clients’ best interests.
      Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agents may or may not be authorized to offer certain of such products to their clients, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Fund.
Fiduciary Duty and Remedies
      In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as general partner, has a responsibility to limited partners to exercise good faith and fairness in all dealings affecting the Fund. The fiduciary responsibility of a general partner to the limited partners is a rapidly developing and changing area of the law and limited partners who have questions concerning the duties of Campbell & Company as general partner should consult with their own counsel. In the event that a limited partner believes that Campbell & Company has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including partnership and commodities laws, to recover damages from or require an accounting by Campbell & Company. The Limited Partnership Agreement is governed by Delaware law and any breach of Campbell & Company’s fiduciary duty under the Limited Partnership Agreement will generally be governed by Delaware law. The Limited Partnership Agreement does not limit Campbell & Company’s fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in the prospectus. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”). Limited partners who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to limited partners. Limited partners should be aware that performance by Campbell & Company of its fiduciary duty to the Fund is measured by the terms of the Limited Partnership Agreement as well as applicable law.
      Limited partners are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.
Indemnification and Standard of Liability
      Campbell & Company and its controlling persons may not be liable to the Fund or any limited partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of units may have more limited rights of action than they would absent such provisions.
      Campbell & Company and its controlling persons shall not have any liability to the Fund or to any limited partner for any loss suffered by the Fund which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Fund has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Fund and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Fund. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 15 of the Limited Partnership Agreement, included as Exhibit A to this prospectus.
      The Fund will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the units, unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 15.2 of the Limited Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.
CHARGES TO THE FUND
      The following list of expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the futures brokers, the over-the-counter counterparties and the affiliates of those parties may earn or receive in connection with the offering and operation of the Fund. Prospective investors should refer to the Summary for an estimate of the trading profit and interest income that must be earned for an investor to break-even in the first year of trading.
Brokerage Fee
      The Fund pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 8% per annum of month-end net assets of the Fund, prior to accruals for such brokerage fee or performance fees.
      From such 8% brokerage fee, the Fund pays an asset based fee of 7% to Campbell & Company and up to 1% to the futures brokers and the over-the-counter counterparties for execution and clearing costs. The amount of the fee to be paid to the futures brokers and the over-the-counter counterparties is evaluated from time to time based on the amount of trading for the Fund that the brokers are required to clear, but at no time will the amount exceed 1% of Fund net assets per annum.
      From the 7% Campbell & Company will retain 3% as management fees (2% for providing advisory services and 1% for acting as general partner) and remit 4% to the selling agents for ongoing administrative services provided to limited partners.
Other Fund Expenses
      The Fund also will be subject to the following fees and expenses.

Recipient	Nature of Payment	Amount of Payment

Campbell & Company	Quarterly Performance Fee	20% of cumulative appreciation in net asset value per unit, excluding interest income, after deduction for brokerage and all other fees.
	Reimbursement of offering expenses	As incurred; to be reimbursed, up to 2.5% of aggregate subscriptions, in 30-month payment periods.
Dealers	“Bid-ask” spreads	Indeterminable because embedded in price of forward, option and swap contracts.
Others	Legal, accounting, printing, postage and administrative costs	As incurred, up to a maximum of 0.5% of average month-end net assets per annum.

      The above fees, together with the brokerage fee, are the complete compensation that will be received by Campbell & Company or its affiliates from the Fund. This excludes redemption fees, which will be charged to some limited partners if they redeem prior to one year of ownership.
Campbell & Company, Inc.
Brokerage Fee
      The Fund pays a brokerage fee up to 8% per annum, of which Campbell & Company receives 7% per annum, as described earlier.
      The futures brokers are paid approximately $6 per round-turn trade per contract, which equates to approximately 0.26% annually. In addition, the over-the-counter counterparties charge approximately $4 per $1 million, plus any additional electronic platform charges, for forward and option contracts facilitated on behalf of the Fund with third party banks. These fees, combined with the futures brokers’ charges, equal approximately 0.30% of the Fund’s net assets, but will not exceed 1%. The approximate 0.30% actual brokerage fee, compared to the 1% allowable, lowers the Fund’s total brokerage fee to approximately 7.30%. If trading velocity and/or portfolio allocation change again in the future, the fee may be further reduced, or it may be raised. However, the Fund’s brokerage fee will not exceed 8%.
Redemption Fee
      Redemption fees apply through the first twelve month-ends following purchase (the month-end as of which the unit is purchased is counted as the first month-end) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase.
Performance Fee
      The performance fee equals 20% of the aggregate cumulative appreciation (if any) in the net asset value of the units calculated pursuant to the terms of the advisory agreement between the Fund and Campbell & Company and paid quarterly. “Aggregate cumulative appreciation” means the total increase in unit value from the commencement of trading, minus the total increase in unit value for all prior quarters, multiplied by the number of units outstanding. The performance fee is paid only on profits attributable to units outstanding, and no fee is paid with respect to interest income. Because the performance fee is accrued monthly, units that are redeemed other than at the end of the quarter will effectively pay a performance fee, if accrued, as of the end of the month in which the redemption occurs.
      If any payment is made by the Fund in respect of a performance fee, and the Fund thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Fund overall incurred net losses. Trading losses shall be carried forward and no further performance fees may be paid until the prior losses have been recovered.
      Below is a sample calculation of how the performance fee is determined:
      Assume the Fund paid a performance fee at the end of the fourth quarter of 2007 and assume that the Fund recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the first quarter of 2008. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company’s performance fee would be $40,000 (0.2 x $200,000). Now assume that the Fund paid a performance fee at the end of the third quarter of 2007 but did not pay a performance fee at the end of the fourth quarter of 2007 because it had trading losses of $100,000. If the Fund recognized trading profits of $200,000 at the end of the first quarter of 2008, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and Campbell & Company’s performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no limited partners have added or redeemed units during this sample time frame. Such capital changes require that the calculation be determined on a “per unit” basis.
      If the net asset value per unit at the time when a particular investor acquires units is lower than the net asset value per unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the Fund as a whole has not experienced aggregate cumulative appreciation.
      If a performance fee accrual is in effect at the time when particular units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per unit reflects such accrual. In the event the net asset value of the Fund declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all units equally, including the units which were purchased at a net asset value per unit which fully reflected such accrual.
      Performance fees are not reduced by redemption charges.
      The brokerage fee and performance fee may be increased upon sixty days’ notice to the limited partners, as long as the notice explains their redemption and voting rights. Existing limited partners who redeem within twelve months after any increase in fees would not be required to pay any redemption fees.
The Futures Brokers
      As described earlier, the futures brokers receive up to 1% per annum of the net assets of the Fund (which includes payments to the over-the-counter counterparties as referenced below), which is a portion of the maximum 8% brokerage fee. The futures brokers are responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, “give-up” and transfer fees. The compensation to the futures brokers are competitive with rates paid by other trading funds having assets and structure similar to the Fund. The compensation to the futures brokers of approximately $6 per round-turn contract is equivalent to approximately 0.26% of net assets per annum. The compensation paid to the futures brokers will not exceed the guidelines established by the North American Securities Administrators Association, Inc. (“NASAA”).
The Selling Agents
      The selling agents receive from Campbell & Company (and not the Fund) selling commissions of up to 4% of the subscription amount of each subscription for units. In addition, commencing thirteen months after the sale of units and in return for providing ongoing services to the limited partners, Campbell & Company will pay those selling agents (or their assignees) which are registered at such time with the NFA as futures commission merchants or introducing brokers a portion of the 8% brokerage fee of up to 4% per annum of average month-end net assets of all units which remain outstanding.
      Selling agents and registered representatives who are not registered with the NFA as described above may receive additional selling commissions from Campbell & Company. These additional selling commissions are paid on the same basis as the ongoing payments, provided that the total of additional commissions, plus:

(1)	the initial 4% selling commission;

(2)	salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities; and

(3)	per-unit organization and offering costs properly deemed to constitute costs allocable to the selling agents, such as a selling brochure, seminar costs and travel expenses, do not exceed 10% of such units’ initial sale price. Such compensation may be deemed to create a conflict of interest in that the selling agents have a disincentive in advising investors to redeem their units. See “Conflicts of Interest.”
The Over-the-Counter Counterparties
      The Fund trades forward, option and swap contracts among dealers which act as “principals” or counterparties to each trade. The execution costs are included in the price of the forward, option or swap contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads for forward, option and swap contract trades, which incorporate these execution costs, are at the prevailing market prices. In addition, the over-the-counter counterparties charge approximately $4 per $1 million, plus any additional electronic platform charges, in prime brokerage fees for forward and option contracts they facilitate on behalf of the Fund with third party banks. These prime brokerage fees, combined with the futures brokers’ charges, will not exceed the 1% per annum of the net assets of the Fund, as referenced under “The Futures Brokers” above.
Offering Expenses
      The offering expenses during the continuing offering period through July 31, 2007 totaled $88,039,692 and are estimated at $7,975,000 for the nine months following the date of this prospectus, all of which will be advanced by Campbell & Company. Such expenses include all fees and expenses in connection with the distribution of the units, including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities, and marketing expenses of Campbell & Company and the selling agents which are paid by the Fund. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Fund in 30-month payment periods throughout the continuing offering. In no event shall the reimbursement exceed 2.5% of the total subscriptions accepted by Campbell & Company, which, based on the 30-month amortization period, represents a maximum of 1% of gross additions per annum. Organization and offering expenses equal to $240,961 were incurred during the initial offering period and were advanced by Campbell & Company. Such expenses were reimbursed in the same manner and were subject to the same 2.5% limit.
      The Fund is required to disclose that the “organization and offering expenses” of the Fund, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Fund, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached.
Other Expenses
      The Fund bears its operating expenses, including, but not limited to, administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Fund. Such expenses are estimated to be 0.10% (and will not exceed 0.50%) of the Fund’s net assets per annum; 0.7 basis points (0.00007) of the 10 estimated basis points will be paid to Campbell & Company directly to cover administrative expenses incurred on behalf of the Fund. Campbell & Company shall be responsible for any such expenses during any year of operations which exceed such percentage estimate. For the years ended December 31, 2006, 2005 and 2004, operating expenses were 0.04%, 0.05% and 0.08%, respectively, of the Fund’s average net assets. Indirect expenses in connection with the administration of the Fund, such as indirect salaries, rent, travel and other overhead of Campbell & Company, may not be charged to the Fund. Actual expenses charged to the Fund are reflected on a dollar basis in the financial statements for the Fund; see “Index to Financial Statements.”
USE OF PROCEEDS
      The entire offering proceeds, without deductions, will be credited to the Fund’s bank and brokerage accounts to engage in trading activities and as reserves for that trading. The Fund meets its margin requirements by depositing U.S. government securities with the futures brokers and the over-the-counter counterparties. In this way, substantially all (i.e., 95% or more) of the Fund’s assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. Investors should note that maintenance of the Fund’s assets in U.S. government securities and banks does not reduce the risk of loss from trading futures, forward and option contracts. The Fund receives all interest earned on its assets. No other person shall receive any interest or other economic benefits from the deposit of Fund assets.
      Approximately 10% to 30% of the Fund’s assets normally are committed as required margin for futures contracts and held by the futures brokers, although the amount committed may vary significantly. Such assets are maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures brokers pursuant to the

Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Fund’s assets are deposited with over-the-counter counterparties in order to initiate and maintain forward and options on forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparties. The remaining 40% to 80% of the Fund’s assets will normally be invested in cash equivalents such as U.S. Treasury bills and held by the futures brokers or the over-the-counter counterparties.
      The Fund’s assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.
THE FUTURES BROKERS
      UBS Securities LLC (“UBS Securities”) is one of the Fund’s futures brokers and an affiliate of one of the selling agents. Additional or replacement futures brokers may be appointed in respect of the Fund’s account in the future solely at the discretion of Campbell & Company.
      UBS Securities’ principal business address is 677 Washington Boulevard, Stamford, CT 06901. UBS Securities is registered in the United States with the National Association of Securities Dealers, Inc. (“NASD”) as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of various U.S. futures and securities exchanges.
      UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.
      On June 27, 2007, the Office of the Secretary of the Commonwealth of Massachusetts filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding, captioned In The Matter of UBS Securities LLC, Docket No. E-2007-0049, which alleges, in sum and substance, that UBS Securities has been violating the Massachusetts Uniform Securities Act (“the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. The Secretary seeks to require UBS Securities to permanently cease and desist from conduct that violates the Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint.
      Further, UBS Securities, like most full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, NYSE and various other regulatory organizations and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly discloses to the NASD arbitration awards, disciplinary action and regulatory events. These disclosures are publicly available on the NASD’s website at www.nasd.com. Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).
      Futures trades made on behalf of the Fund are carried by UBS Securities. UBS Securities is not affiliated with Campbell & Company. UBS Securities did not sponsor the Fund and is not responsible for the activities of Campbell & Company. It will act only as one of the futures brokers. UBS Securities has not passed upon the adequacy or accuracy of this prospectus.
      Goldman, Sachs & Co. (“Goldman”) is one of the Fund’s futures brokers. Additional or replacement futures brokers may be appointed in respect of the Fund’s account in the future solely at the discretion of Campbell & Company.

      Goldman’s principal address is 85 Broad Street, New York, NY 10004, telephone (212) 904-1000.
      Futures trades made on behalf of the Fund are carried by Goldman. Goldman is not affiliated with Campbell & Company. Goldman did not sponsor the Fund and is not responsible for the activities of Campbell & Company. It will act only as one of the futures brokers.
      Goldman, in addition to being a registered futures commission merchant, is a registered broker-dealer. From time to time, Goldman and its affiliates are involved in judicial, regulatory and arbitration concerning matters arising in connection with the conduct of its business. Goldman’s management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the firm’s financial condition, but may be material to the firm’s operating results for any particular period, depending, in part, upon the results for such period. For further information, please refer to the periodic public filings by The Goldman Sachs Group, Inc. and to Goldman’s Form BD as periodically filed with the Securities and Exchange Commission. These filings are posted in the EDGAR database at the SEC website at http://www.sec.gov.
THE OVER-THE-COUNTER COUNTERPARTIES
      The Fund trades foreign exchange and other forward, option and swap contracts through “dealers” in such contracts. The dealers that maintain the forward and option positions, or act as the counterparties, for the Fund are ABN AMRO Bank N.V., Chicago Branch, Deutsche Bank AG London and The Royal Bank of Scotland plc. Unlike futures contracts which are traded through brokers such as the futures brokers, foreign exchange or currency forward, option and swap contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to “give up” the trade to ABN AMRO Bank N.V., Chicago Branch, Deutsche Bank AG London or The Royal Bank of Scotland plc. The dealers used for swap contracts are Morgan Stanley Capital Group, Inc. and one or more companies that are wholly owned by The Goldman Sachs Group, Inc. (including J. Aron & Company).
      Campbell & Company is not obligated to continue to use the over-the-counter counterparties identified above and may select others or additional ones in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.
CAPITALIZATION
      The Fund was formed on May 11, 1993. The following table shows the capitalization of the Fund as of July 31, 2007 and as adjusted for the sale of the maximum amount of units registered.

		As Adjusted
		for Sale of
	Outstanding	Maximum
	as of	Amount
Title of Class	July 31, 2007	(1)(2)

Units of General Partnership Interest	19,222.982	17,995.935
Units of Limited Partnership Interest	1,641,645.082	1,781,597.562
Total Partners’ Capital	$4,852,521,557	$5,257,832,881
(See accompanying notes)

(1)	This calculation assumes that the sale of all units is made during the continuing offering at the July 31, 2007 net asset value per unit of $2,921.68. The maximum amount will vary depending on the unit value and number of units sold during the continuing offering.

(2)	To organize the Fund, the initial limited partner purchased one unit for $1,000 and Campbell & Company purchased one general partnership unit for $1,000. Campbell & Company has agreed to make capital contributions to the Fund equal to at least 1% of the net aggregate capital contributions of all partners. As of July 31, 2007, Campbell & Company owned 19,222.982 units of general partnership interest.
DISTRIBUTIONS AND REDEMPTIONS
Distributions
      Campbell & Company is not required to make any distributions to limited partners. However, Campbell & Company does have the authority to make such distributions, and reserves the right to do so at any time in its sole discretion. Campbell & Company is not under any obligation to make pro rata distributions to its other accounts under management if it makes distributions to the Fund. The amount and timing of future distributions is uncertain. Because of the potential volatility of futures, forward, option and swap markets, especially in the short-term, the Fund is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).
      If the Fund realizes profits for any fiscal year, such profits will constitute taxable income to the limited partners in accordance with their respective investments in the Fund whether or not cash or other property has been distributed to limited partners. Any distributions, if made, may be inadequate to cover such taxes payable by the limited partners.
Redemptions
      A limited partner, with the payment of charges below, may request any or all of his units be redeemed by the Fund at the net asset value of a unit as of the end of the month. Limited partners must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company). See Exhibit B to this prospectus for the form of Request for Redemption.
Redemption Fees
      Redemption fees apply through the first twelve month-ends following purchase (the month-end as of which the unit is purchased is counted as the first month-end) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the “break-even” estimate set forth below. For example, if a unit were purchased on June 30, 2007 (the Closing Date for such unit), a redemption fee of 4% would apply if the unit were redeemed on July 31, or August 31, 2007, a redemption fee of 3% would apply if the unit were redeemed on September 30, October 31, or November 30, 2007, a redemption fee of 2% would apply if the unit were redeemed on December 31, January 31, or February 29, 2008, a redemption fee of 1% would apply if the unit were redeemed on March 31, April 30, or May 31, 2008 and no redemption fee would apply if the unit were redeemed on or after June 30, 2008.
      In determining whether redemption fees apply to a particular limited partner’s units, units shall be deemed to be redeemed on a “first-in, first-out” basis.
      The Request for Redemption must specify the number of units for which redemption is sought. Redemptions will be paid within 20 business days after the date of redemption, contingent upon the Fund having assets sufficient to discharge all of its liabilities on the requested date of redemption. In the event that redemptions are requested with respect to more units than Campbell & Company is able to honor, Campbell & Company will honor requests for redemption in the order actually received and will hold requests for redemption in such order. Limited partners will be notified in the event a request for redemption cannot be honored, and their requests will be honored thereafter at the first available opportunity.
      The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”
Net Asset Value
      The net asset value of a unit as of any date is the limited partner’s share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures, forward, option and swap positions maintained by the Fund, less all liabilities of the Fund and accrued performance fees, determined in accordance with the principles specified in the Limited Partnership Agreement. Where no principle is specified in the Limited Partnership Agreement, the net asset value is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting, divided by the number of units then outstanding. Thus, if the net asset value of a unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.
AGREEMENT OF LIMITED PARTNERSHIP
      The following is a summary of the Limited Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liability
      The Fund is organized under the Delaware Revised Uniform Limited Partnership Act (“RULPA”). In general, a limited partner’s liability under RULPA is limited to the amount of his capital contribution and his share of any undistributed profits.
Management of Partnership Affairs
      The Limited Partnership Agreement effectively gives Campbell & Company, as general partner, full control over the management of the Fund and gives no management role to the limited partners. To facilitate matters for Campbell & Company, the limited partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).
Sharing of Profits and Losses
Profit Potential; Fund Accounting
      Each limited partner has a capital account. Initially, the limited partner’s balance equals the amount paid for the units. The limited partner’s balance is then proportionally adjusted monthly to reflect his portion of the Fund’s gains or losses for the month.
Federal Tax Allocations
      At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss is allocated to each limited partner in proportion to his capital account and each limited partner is responsible for his share of the taxes. See Article 7 of the Limited Partnership Agreement, and “Federal Income Tax Aspects.”
      For net capital gain and loss, the gains and losses are first allocated to each limited partner who redeemed units during the year. The remaining net capital gain or loss is then allocated to each limited partner in proportion to his capital account.
      Each limited partner’s tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.
      Upon the Fund’s liquidation, each limited partner will receive his proportionate share of the assets of the Fund.
Dispositions
      A limited partner may transfer or assign his units in the Fund upon 30 days’ prior written notice to Campbell & Company and subject to approval of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Fund for federal income tax purposes. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.
      Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned units.
      Campbell & Company does not intend to permit purchase transfers.
Dissolution and Termination of the Fund
      The Fund will be terminated and dissolved upon the happening of the earlier of:

1)	expiration of the Fund’s stated term on December 31, 2023;

2)	limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

3)	Campbell & Company withdraws as general partner and no new general partner is appointed;

4)	Campbell & Company determines that the purpose of the Fund cannot be fulfilled; or

5)	the continued existence of the Fund becomes unlawful or the Fund is dissolved by operation of law.
Amendments and Meetings
      The Limited Partnership Agreement may be amended by Campbell & Company if the limited partners owning more than 50% of the outstanding units concur. Campbell & Company may make minor changes to the Limited Partnership Agreement without the approval of the limited partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations, or any other changes the general partner deems advisable so long as they do not change the basic investment policy or structure.
      Limited partners owning at least 10% of the outstanding units can call a meeting of the Fund. At that meeting, the limited partners, provided that limited partners owning a majority of the outstanding units concur, can vote to:

1)	amend the Limited Partnership Agreement without the consent of Campbell & Company;

2)	dissolve the Fund;

3)	terminate contracts with Campbell & Company;

4)	remove and replace Campbell & Company as general partner; and

5)	approve the sale of Fund assets.
Indemnification
      The Fund agrees to indemnify Campbell & Company, as general partner, for actions taken on behalf of the Fund, provided that Campbell & Company’s conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained, or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)	in the case of 3), the court has been advised of the position of the SEC and the states in which the units were offered and sold as to indemnification for the violations.
Reports to Limited Partners
      The limited partners shall have access to and the right to copy the Fund’s books and records. A limited partner may obtain a list of all limited partners together with the number of units owned by each limited partner, provided such request is not for commercial purposes.
      Campbell & Company will provide various reports and statements to the limited partners including:

1)	monthly, Campbell & Company will provide an unaudited income statement of the prior month’s activities;

2)	annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

3)	annually, Campbell & Company will provide tax information necessary for the preparation of the limited partners’ annual federal income tax returns; and

4)	if the net asset value per unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end unit value, Campbell & Company will suspend trading activities, notify all limited partners of the relevant facts within seven business days and declare a special redemption period.
FEDERAL INCOME TAX ASPECTS
      The following discussion has been prepared by Sidley Austin LLP, tax counsel to Campbell & Company, and summarizes the material federal income tax consequences to individual (non-corporate) investors in the Fund. Sidley Austin LLP’s opinion is filed as an exhibit to the registration statement related to the units offered hereby. A complete discussion of all U.S. federal, state, local or foreign aspects of an investment in the Fund is beyond the scope of this summary, and prospective investors are advised to consult their tax advisors as to their particular circumstances.
The Fund’s Partnership Tax Status
      The Fund is classified as a partnership for federal income tax purposes and based on its expected income, it will not be treated as a publicly traded partnership taxable as a corporation. Therefore, the Fund will not be subject to any federal income tax. The Fund’s taxable year is the calendar year and it prepares its partnership tax return using the accrual method of accounting.

Taxation of Limited Partners on Profits and Losses of the Fund
      Each limited partner will be subject to tax on his share of the Fund’s annual income and gains, if any, even if the limited partner does not redeem any units or receive any cash distributions from the Fund.
      The Fund generally allocates the Fund’s gains and losses equally to each unit. However, a limited partner who redeems any units will be allocated gains and losses in order that the amount of cash a limited partner receives for a redeemed unit equals the limited partner’s adjusted tax basis allocable to the redeemed unit. For this purpose, a limited partner’s adjusted tax basis in a redeemed unit equals the amount originally paid for the unit, increased by income or gains allocated to the unit and decreased (but not below zero) by distributions, deductions or losses allocated to the unit.
Fund Losses by Limited Partners
      A limited partner may deduct Fund losses only to the extent of his tax aggregate basis in his units. Generally, a limited partner’s tax basis is the amount paid for the units reduced (but not below zero) by his share of any Fund distributions, deductions or losses and increased by his share of the Fund’s income and gains. However, a limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.
“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss
      The trading activities of the Fund are not a “passive activity.” Accordingly, the passive activity loss rules will not prevent a limited partner from deducting Fund losses against his other taxable income (subject to capital loss and other limitations that may apply). However, a limited partner cannot offset losses from other “passive activities” against Fund income and gains.
Cash Distributions and Unit Redemptions
      A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his aggregate tax basis in the units has been reduced to zero.
Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts
      Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open.
      Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions — transactions when the amount paid or received is in a foreign currency. Gain and loss from these non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.
Tax on Capital Gains and Losses
      Long-term capital gains of individual taxpayers — net gain on capital assets held more than one year, “qualified dividend income,” and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15% for most gains recognized in taxable years beginning on or before December 31, 2010. Short-term capital gains of individual taxpayers — net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income.
      Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund’s interest income.
      An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.
Limited Deduction for Certain Expenses
      Campbell & Company does not consider the brokerage and performance fees, as well as other ordinary expenses of the Fund, to be investment advisory expenses. Accordingly, the Fund treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a limited partner that is subject to such limitations would have more taxable income to report than if such Fund expenses were fully deductible as ordinary business expenses as intended.
Interest Income
      Interest income received or accrued by the Fund is taxed as ordinary income. Net capital losses of individual taxpayers can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”
Syndication Fees
      Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.
      The IRS could take the position that a portion of the brokerage fees paid by the Fund to Campbell & Company or part or all of any redemption fees paid by a limited partner constitutes non-deductible syndication expenses.
Investment Interest Deductibility Limitations
      Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include capital gain and “qualified dividend income” taxed at the reduced capital gains rates, unless an election is made to treat such income as ordinary income subject to tax at the regular tax rates.
Unrelated Business Taxable Income
      Campbell & Company believes that all of the income expected to be realized by the Fund will be short-term or long-term capital gain income, interest income or other passive investment income that is exempt from the tax imposed on unrelated business taxable income of U.S. tax-exempt entities. Also, the Fund will not borrow funds for the purpose of acquiring or holding any of its positions or otherwise incur “acquisition indebtedness” with respect to such positions. Therefore, tax-exempt limited partners will not be subject to federal income tax on their share of income or gains of the Fund, provided that such limited partners do not purchase units with borrowed funds.
IRS Audits of the Fund and its Limited Partners
      If the Fund is audited, the IRS audits Fund-related items at the Fund level rather than at the limited partner level. Campbell & Company acts as “tax matters partner” with the authority to determine the Fund’s responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.
State and Other Taxes
      In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to applicable state and local income taxes and other applicable taxes.
Taxation of Foreign Limited Partners
      Subject to the discussion below regarding derivative transactions, a non-resident alien individual not otherwise engaged in a United States trade or business should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the Fund. Capital gains earned by the Fund and allocated to such a foreign limited partner will, as a general matter, not be subject to United States federal income tax or withholding, but may be subject to tax in the jurisdiction in which the foreign limited partner is resident. Interest income earned by the Fund will, as a general rule, likewise not be subject to U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign limited partner is a resident.
      With respect to derivative transactions such as options, energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any foreign limited partners, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.
      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.
INVESTMENT BY ERISA ACCOUNTS
General
      This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan,” as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or of a “plan,” as defined in, and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan’s assets in, the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
      In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
Special Investment Consideration
      Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.
      EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.
The Fund Should Not Be Deemed to Hold “Plan Assets”
      ERISA and a regulation issued thereunder contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.
      The Publicly-Offered Security Exception applies if the equity is a security that is:

1)	“freely transferable” (determined based on the relevant facts and circumstances);

2)	part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days

(or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

      It appears that all of the conditions described above are satisfied with respect to the units and, therefore, the units should constitute “publicly-offered securities” and the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases units.
Ineligible Purchasers
      In general, units may not be purchased with the assets of a Plan if Campbell & Company, the futures brokers, any over-the-counter counterparty, the escrow agent, any wholesaler, any of the selling agents, any of their respective affiliates or any of their respective employees either:

1)	has investment discretion with respect to the investment of such plan assets; or

2)	has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

3)	is an employer maintaining or contributing to such Plan.
      Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
      None of Campbell & Company, the futures brokers, the over-the-counter counterparties, the selling agents or any other party related to the Fund make any representation that this investment meets the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her attorney and financial advisers as to the propriety of an investment in the Fund in light of the circumstances of the particular plan.
PLAN OF DISTRIBUTION
Subscription Procedure
      The Fund offers the units to the public during the continuing offering at the net asset value per unit as of each Closing Date on which subscriptions are accepted. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end Closing Date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Fund’s prospectus. Campbell & Company may suspend, limit or terminate the continuing offering period at any time. Escrow balances will be credited with interest at prevailing money market rates.
      The units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents including, but not limited to, A.G. Edwards & Sons, Inc.; Campbell Financial Services, Inc.; Ferris, Baker Watts Incorporated; Linsco/ Private Ledger Corp.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Securities America, Inc.; UBS Financial Services Inc.; and Wachovia Securities, LLC, which are registered broker-dealers and members of the National Association of Securities Dealers, Inc. Units are offered until such time as Campbell & Company suspends, limits or terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions, plus interest, will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional units, calculated to three decimal places, in an amount equal to the interest earned on their subscriptions. Campbell & Company may suspend, limit or terminate the offering of units at any time.
      The Fund’s escrow account is currently maintained at The PNC Financial Services Group, Inc., Baltimore, Maryland (the “escrow agent”). A replacement escrow agent may be appointed in respect of the Fund in the future solely at the discretion of Campbell & Company. All subscription funds are required to be promptly transmitted to the escrow agent. Subscriptions must be accepted or rejected by Campbell & Company within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The escrow agent will invest the subscription funds in a money market account or in other authorized instruments while held in escrow.
      Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the subscriber’s customer securities account at the selling agent on the settlement date. Promptly after debiting the customer’s securities account, the selling agent shall send payment to the escrow agent as described above, in the amount of the subscription so debited.
      Campbell & Company will purchase units for investment purposes only and not with a view towards resale.
      An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D. A subscriber can pay either by a check made payable to “Campbell Strategic Allocation Fund, L.P.” or by authorizing his selling agent to debit his customer securities account. Campbell & Company will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow.
      Investors will purchase units for investment purposes only and not with a view toward resale. There is no limit on the number of units that may be offered by the Fund, provided, however, that all such units must be registered with the U.S. Securities and Exchange Commission prior to issuance.
Representations and Warranties of Investors in the Subscription Agreement
      Investors are required to make representations and warranties in the Subscription Agreement. The Fund’s primary intention in requiring investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Fund. The Fund is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Fund. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

1)	eligibility of investors to invest in the Fund, including legal age, net worth and annual income;

2)	representative capacity of investors;

3)	information provided by investors;

4)	information received by investors; and

5)	investments made on behalf of employee benefit plans.
      See the Subscription Agreement and Power of Attorney attached as Exhibit D for further detail.
Minimum Investment
      The minimum initial investment is $50,000. Limited partners who are trustees or custodians of eligible employee benefit plans and individual retirement accounts may increase their investment in the Fund with a minimum additional investment of $10,000; all other limited partners may increase their investment with a minimum additional investment of $25,000. Prospective investors must be aware that the price per unit during the continuing offering period will vary depending upon the month-end net asset value per unit. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.
Investor Suitability
      There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in the Fund than he can afford to lose. The selling agent is responsible for determining if the units are a suitable investment for the investor. Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agent may or may not be authorized to offer certain of such products, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Fund.

      At an absolute minimum, investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund.
      These standards (and the additional standards applicable to residents of certain states as set forth under “Exhibit C — Subscription Requirements” herein) are regulatory minimums only. Qualification under such standards does not necessarily imply that an investment in the Fund is suitable for a particular investor. Prospective subscribers should review Exhibit C and consider the highly speculative and illiquid nature of an investment in the Fund, as well as the high risk and highly leveraged nature of the financial instrument markets, in determining whether an investment in the Fund is consistent with their overall portfolio objectives.
The Selling Agents
      The selling agents — the broker-dealers who offer the units — offer the units on a best efforts basis without any firm underwriting commitment. The selling agents, including the foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with the Fund.
      Selling agents receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company’s brokerage fee an amount up to 4% of the subscription amount for the units sold.
      Selling commissions will not be paid from the proceeds of this offering. Rather, the selling agents will receive from Campbell & Company, as general partner, an amount up to 4% of the subscription amount as to any units sold. Campbell & Company also will pay ongoing payments to the selling agents (or their assignees) which are registered as “futures commission merchants” or “introducing brokers” (or obtain such registration prior to commencement of such ongoing payments) in return for providing continuing services to the limited partners of up to 4% per annum of the month-end net asset value of units which remain outstanding beginning at the end of the thirteenth full month after the units were sold. Such selling agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.
      Selling agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including, but not limited to, wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents, will not exceed 10% of the initial gross proceeds of such units’ initial sales price, plus an additional 0.5% for bona fide due diligence fees. Such ongoing payments, salaries and bonuses, and additional selling commissions may be deemed to constitute underwriting compensation.
      Steben & Company, Inc., a registered broker-dealer, solicits other broker-dealers to become selling agents of the Fund, i.e., it acts as a wholesaler. As such, Steben & Company, Inc. does not act as an “underwriter” or “promoter” as defined in the Securities Act of 1933 and the regulations thereunder. The selling agents, and not Steben & Company, Inc., have responsibility with respect to the solicitation of prospective investors, including determination of suitability of such investors. As compensation for its activities, Steben & Company, Inc. receives up to one-fourth of the selling commissions otherwise payable to the selling agents. In the future, other broker-dealers may be engaged by the Fund to conduct wholesaling activities. Certain employees of Campbell & Company will provide wholesaling services as well and will receive compensation therefor. The maximum aggregate amount of such compensation with respect to the maximum offering proceeds, including any expense reimbursements, is estimated at $11,325,000, or 2.80% of the proceeds.
      Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the selling agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing seminars to promote the Fund and related travel expenses. Such costs are estimated at approximately $245,000, and in no event shall the aggregate amount of (i) such costs and

(ii) the selling commission exceed, over the life of the Fund, 10% of the gross proceeds of the offering of the units, plus an additional 0.5% of such proceeds in respect of reimbursement of bona fide due diligence expenses.
      Other than as described above, Campbell & Company will pay no person any commissions or other fees from the Fund in connection with the solicitation of purchases for units.
      Campbell & Company will pay the Fund’s offering expenses related to the continuing offering and the Fund will reimburse Campbell & Company in 30-month installment periods throughout the continuing offering period. Such reimbursement, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses related to the initial offering were reimbursed in the same manner. See “Charges to the Fund — Offering Expenses.”
      In the Selling Agreement with each selling agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933. The Selling Agreement also requires the selling agents to comply fully with NASD Rule 2810 which includes, among other things, that there will be no sales of units to discretionary accounts without the prior specific written approval of the investor.
LIMITED PARTNER PRIVACY POLICY
      The Fund and Campbell & Company firmly believe that investors are entitled to the very best service they can offer — and that includes the right to feel comfortable about the personal non-public information investors share with the Fund and Campbell & Company.
      In the normal course of business, investors give the Fund and Campbell & Company non-public personal information. The Fund and Campbell & Company use this information to manage each investor’s account, direct transactions and provide each investor with valuable information. The Fund and Campbell & Company may collect this information through forms, interviews, transaction history of an investor’s account, or third parties. The information includes each investor’s name, address, telephone number, social security number, transactional and financial information, as well as other personal non-public information the Fund and Campbell & Company may need to service an investor’s account. The Fund and Campbell & Company maintain physical, electronic, and procedural safeguards that comply with federal standards to protect confidentiality.
      Neither the Fund nor Campbell & Company provides customer names and addresses, or other non-public information, to outside firms, organizations or individuals, except as necessary to service investor accounts or as permitted by law. For example, in the course of regular business, the Fund may share relevant information with service providers that support the Fund and Campbell & Company in servicing investor accounts. These companies may use this information only for the services for which they are hired, and are not permitted to use or share this information for any other purpose.
      The Fund and Campbell & Company require service providers to the Fund to maintain policies and procedures designed to assure that access to non-public personal information about investors is restricted to employees who need to know that information in order to provide products or services to those investors, and that the use of such information is limited to the purposes for which it was disclosed or as otherwise permitted by law. The Fund and Campbell & Company also require that service providers maintain strict physical, electronic and procedural safeguards designed to protect the personal information of investors that comply with federal standards.
      The Fund and Campbell & Company will continue to adhere to the privacy policies and practices described in this prospectus with respect to information about former limited partners who have redeemed their units in the Fund.
      Limited partners, or their duly authorized representatives, may inspect the Fund’s books and records during normal business hours upon reasonable written notice to Campbell & Company, Inc. and may obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by Campbell & Company, Inc., the limited partner will represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partner’s interest as limited partner of the Fund.
LEGAL MATTERS
      Sidley Austin LLP, New York, New York will advise Campbell & Company on all legal matters in connection with the units. In the future, Sidley Austin LLP may advise Campbell & Company (and its affiliates) with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to the Fund. The statements under “Federal Income Tax Aspects” have been reviewed by Sidley Austin LLP. Sidley Austin LLP has not represented, nor will it represent, either the Fund or the limited partners in matters relating to the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.
EXPERTS
      The financial statements of the Fund for the year ended December 31, 2004, included in this prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., an independent registered public accounting firm, as stated in their report appearing herein. Such audited statements have been so included in reliance upon such report, given upon the authority of that firm as experts in auditing and accounting.
      The consolidated balance sheet of Campbell & Company as of December 31, 2006, included in this prospectus, has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and has been included in reliance upon such report, given upon the authority of that firm as experts in auditing and accounting.
      The financial statements of the Fund as of and for the years ended December 31, 2006 and 2005, included in the prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such audited statements have been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.
      The financial statements of the Fund as of June 30, 2007 and for the three month and six month periods ended June 30, 2007 and 2006 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of the Fund’s financial position as of June 30, 2007.
      The balance sheet of Campbell & Company as of June 30, 2007 is unaudited. In the opinion of Campbell & Company, such unaudited statement reflects all adjustments which were of a normal and recurring nature, necessary for a fair presentation of Campbell & Company’s financial position as of June 30, 2007.
      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

MONTHLY REPORT — JULY 2007 FOR PARTNER #XXXX
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NAV per unit on July 31, 2007		$2,921.68
NAV per unit on June 30, 2007		$3,279.95
Unit Value Monthly Gain (Loss)		(10.92)%
Fund 2007 YTD Gain (Loss)		(6.63)%
Number of units you own		XXXX
Total value of units you own	$	XXXXX
STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (1,672,187.372 units) at June 30, 2007	$5,484,693,021
Additions of 2,067.535 on July 31, 2007	6,040,670
Redemptions of (13,386.843) units on July 31, 2007	(39,112,077)
Offering Cost	(431,279)
Net Income (Loss) — July 2007	(598,668,778)

Net Asset Value (1,660,868.064) at July 31, 2007	$4,852,521,557

Net Asset Value per Unit at July 31, 2007	$2,921.68

STATEMENT OF INCOME (LOSS)

Income:
Gains (losses) on Futures contracts:
Realized	$(193,411,600)
Change in unrealized	(239,695,014)
Gains (losses) on Forward and Options contracts:
Realized	(1,939,740)
Change in unrealized	(155,746,160)
Interest income	21,719,227

(569,073,287)

Expenses:
Brokerage fee	29,416,469
Performance fee	0
Operating expenses	179,022

29,595,491

Net Income (Loss) — July 2007	$(598,668,778)

To the best of my knowledge and belief, the information contained herein is accurate and complete.
/s/ THERESA D. BECKS

Theresa D. Becks, Chief Executive Officer
Campbell & Company, Inc.
General Partner
Campbell Strategic Allocation Fund, L.P.
Prepared without audit

      Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF FINANCIAL CONDITION
June 30, 2007 (Unaudited) and December 31, 2006

	June 30,	December 31,
	2007	2006

ASSETS
Equity in broker trading accounts
Cash	$1,163,891,021	$1,230,053,812
Restricted cash	0	64,472,902
United States government securities	2,109,476,445	2,009,334,413
Net unrealized gain on open futures contracts	102,213,417	148,774,650

Total equity in broker trading account	3,375,580,883	3,452,635,777
Cash and cash equivalents	227,860,663	477,024,471
United States government securities	1,845,128,389	1,645,702,500
Options purchased, at fair value (premiums paid $8,320,390 and $3,991,104)	9,124,309	4,759,458
Net unrealized gain on open forward currency contracts	154,164,878	191,519,359
Interest receivable	5,743,809	6,345,242
Prepaid expenses	7,500	0

Total assets	$5,617,610,431	$5,777,986,807

LIABILITIES
Accounts payable	$465,568	$850,854
Brokerage fee	32,698,607	33,622,892
Options written, at fair value (premiums received $4,754,632 and $2,319,699)	4,904,746	2,169,268
Accrued commissions and other trading fees on open contracts	2,554,773	1,999,134
Offering costs payable	502,929	516,133
Subscription deposits	10,000	0
Redemptions payable	91,780,787	84,288,360

Total liabilities	132,917,410	123,446,641

PARTNERS’ CAPITAL (Net Asset Value)
General Partner — 19,222.982 units outstanding at June 30, 2007 and December 31, 2006	63,050,420	60,149,864
Limited Partners — 1,652,964.390 and 1,787,882.705 units outstanding at June 30, 2007 and December 31, 2006	5,421,642,601	5,594,390,302

Total partners’ capital (Net Asset Value)	5,484,693,021	5,654,540,166

Total liabilities and partners’ capital (Net Asset Value)	$5,617,610,431	$5,777,986,807

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
CONDENSED SCHEDULE OF INVESTMENTS
June 30, 2007
(Unaudited)

UNITED STATES GOVERNMENT SECURITIES*				% of Net
Face Value	Maturity Date	Description	Value	Asset Value

$1,150,000,000	09/13/2007	U.S. Treasury Bills	$1,139,173,389	20.77%
1,125,000,000	08/02/2007	U.S. Treasury Bills	1,120,256,333	20.43%
500,000,000	07/05/2007	U.S. Treasury Bills	499,727,778	9.11%
500,000,000	08/16/2007	U.S. Treasury Bills	497,041,945	9.06%
400,000,000	07/12/2007	U.S. Treasury Bills	399,405,389	7.28%
300,000,000	07/26/2007	U.S. Treasury Bills	299,000,000	5.45%

		Total United States government securities (cost, including accrued interest, — $3,954,604,834)	$3,954,604,834	72.10%

LONG FUTURES CONTRACTS
		% of Net
Description	Value	Asset Value

Metals	$(1,407,415)	(0.03)%
Stock indices	22,768,128	0.42%
Short-term interest rates	(70,218)	0.00%
Long-term interest rates	(1,670,784)	(0.03)%

Total long futures contracts	$19,619,711	0.36%

SHORT FUTURES CONTRACTS
		% of Net
Description	Value	Asset Value

Energy	$(4,207,200)	(0.08)%
Metals	1,099,505	0.02%
Stock indices	131,384	0.01%
Short-term interest rates	2,260,513	0.04%
Long-term interest rates	83,309,504	1.52%

Total short futures contracts	$82,593,706	1.51%

Total futures contracts	$102,213,417	1.87%

FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value

Various long forward currency contracts	$232,819,177	4.24%
Various short forward currency contracts	(78,654,299)	(1.43)%

Total forward currency contracts	$154,164,878	2.81%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value

Purchased options on forward currency contracts (premiums paid — $8,320,390)	$9,124,309	0.17%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value

Written options on forward currency contracts (premiums received — $4,754,632)	$(4,904,746)	(0.09)%

*	Pledged as collateral for the trading of futures, forward and option positions.
See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

UNITED STATES GOVERNMENT SECURITIES*
				% of Net
Face Value	Maturity Date	Description	Value	Asset Value

$1,150,000,000	03/15/2007	U.S. Treasury Bills	$1,138,818,327	20.14%
1,025,000,000	02/01/2007	U.S. Treasury Bills	1,020,658,170	18.05%
500,000,000	02/15/2007	U.S. Treasury Bills	496,918,750	8.79%
400,000,000	01/04/2007	U.S. Treasury Bills	399,840,333	7.07%
400,000,000	01/11/2007	U.S. Treasury Bills	399,463,333	7.06%
200,000,000	01/25/2007	U.S. Treasury Bills	199,338,000	3.53%

		Total United States government securities (cost, including accrued interest, — $3,655,036,913)	$3,655,036,913	64.64%

LONG FUTURES CONTRACTS
		% of Net
Description	Value	Asset Value

Energy	$(53,549,310)	(0.95)%
Metals	(8,996,304)	(0.16)%
Stock indices	67,620,532	1.20%
Long-term interest rates	(6,296,155)	(0.11)%

Total long futures contracts	$(1,221,237)	(0.02)%

SHORT FUTURES CONTRACTS
		% of Net
Description	Value	Asset Value

Energy	$1,062,310	0.02%
Metals	4,289,929	0.08%
Short-term interest rates	43,845,952	0.77%
Long-term interest rates	100,797,696	1.78%

Total short futures contracts	$149,995,887	2.65%

Total futures contracts	$148,774,650	2.63%

FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value

Various long forward currency contracts	$(104,725,010)	(1.85)%
Various short forward currency contracts	296,244,369	5.24%

Total forward currency contracts	$191,519,359	3.39%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value

Purchased options on forward currency contracts (premiums paid — $3,991,104)	$4,759,458	0.08%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS
		% of Net
Description	Value	Asset Value

Written options on forward currency contracts (premiums received — $2,319,699)	$(2,169,268)	(0.04)%

*	Pledged as collateral for the trading of futures, forward and option positions.
See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended June 30, 2007 and 2006
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006	2007	2006

TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$455,105,937	$215,653,741	$423,845,393	$305,424,317
Change in unrealized	75,639,134	(100,824,402)	(46,561,233)	59,076,034
Brokerage commissions	(2,862,753)	(2,183,792)	(4,940,074)	(5,003,383)

Forward currency and options on forward currency trading gains (losses)
Realized	11,972,195	(343,619,547)	(19,615,379)	(523,492,998)
Change in unrealized	121,443,537	(109,943,625)	(37,619,461)	119,253,116
Brokerage commissions	(1,390,538)	(818,243)	(2,611,405)	(1,288,208)

Net gain (loss) from forward currency and options on forward currency trading	132,025,194	(454,381,415)	(59,846,245)	(405,528,090)

Total net trading gains (losses)	659,907,512	(341,735,868)	312,497,841	(46,031,122)

EXPENSES NET OF INTEREST INCOME
Income
Interest income	65,635,282	68,209,234	132,459,560	124,789,517

Expenses
Brokerage fee	95,537,191	100,575,184	191,794,861	196,693,823
Performance fee	0	0	0	4,818,187
Operating expenses	537,856	592,644	1,120,743	1,115,386

Total expenses	96,075,047	101,167,828	192,915,604	202,627,396

Expenses net of interest income	(30,439,765)	(32,958,594)	(60,456,044)	(77,837,879)

NET INCOME (LOSS)	$629,467,747	$(374,694,462)	$252,041,797	$(123,869,001)

NET INCOME (LOSS) PER GENERAL AND LIMITED PARTNER UNIT(based on weighted average number of units outstanding during the period)	$363.19	$(195.77)	$142.91	$(67.14)

INCREASE (DECREASE) IN NET ASSET VALUE PER GENERAL AND LIMITED PARTNER UNIT	$363.63	$(197.56)	$150.89	$(62.48)

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	Six Months Ended
	June 30,

	2007	2006

Cash flows from (for) operating activities
Net income (loss)	$252,041,797	$(123,869,001)
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Net change in unrealized	84,180,694	(178,329,150)
Decrease in restricted cash	64,472,902	0
Increase in option premiums paid	(4,329,286)	0
Increase in option premiums received	2,434,933	1,552,006
(Increase) decrease in interest receivable	601,433	(1,523,670)
(Increase) in prepaid expenses	(7,500)	0
Increase (decrease) in accounts payable and accrued expenses	(753,932)	3,346,779
Net (purchases) of investments in United States government securities	(299,567,921)	(740,166,534)

Net cash from (for) operating activities	99,073,120	(1,038,989,570)

Cash flows from (for) financing activities
Addition of units	44,868,302	789,392,357
Increase (decrease) in subscription deposits	10,000	(150,000)
Redemption of units	(455,940,755)	(180,034,510)
Offering costs paid	(3,337,266)	(10,857,531)

Net cash from (for) financing activities	(414,399,719)	598,350,316

Net decrease in cash and cash equivalents	(315,326,599)	(440,639,254)
Cash and cash equivalents
Beginning of period	1,707,078,283	1,407,840,769

End of period	$1,391,751,684	$967,201,515

End of period cash and cash equivalents consists of:
Cash in broker trading accounts	$1,163,891,021	$759,099,961
Cash and cash equivalents	227,860,663	208,101,554

Total end of period cash and cash equivalents	$1,391,751,684	$967,201,515

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	Partners’ Capital

	General		Limited		Total

	Units	Amount	Units	Amount	Units	Amount

Six Months Ended June 30, 2007
Balances at December 31, 2006	19,222.982	$60,149,864	1,787,882.705	$5,594,390,302	1,807,105.687	5,654,540,166
Net income for the six months ended June 30, 2007		2,936,729		249,105,068		252,041,797
Additions	0.000	0	14,743.336	44,868,302	14,743.336	44,868,302
Redemptions	0.000	0	(149,661.651)	(463,433,182)	(149,661.651)	(463,433,182)
Offering costs		(36,173)		(3,287,889)		(3,324,062)

Balances at June 30, 2007	19,222.982	$63,050,420	1,652,964.390	$5,421,642,601	1,672,187.372	$5,484,693,021

Six Months Ended June 30, 2006
Balances at December 31, 2005	17,240.171	$51,848,435	1,703,733.918	$5,123,850,224	1,720,974.089	$5,175,698,659
Net (loss) for the six months ended June 30, 2006		(1,243,115)		(122,625,886)		(123,869,001)
Additions	1,982.811	6,100,000	255,478.547	783,292,357	257,461.358	789,392,357
Redemptions	0.000	0	(64,760.551)	(196,104,174)	(64,760.551)	(196,104,174)
Offering costs		(94,791)		(9,365,347)		(9,460,138)

Balances at June 30, 2006	19,222.982	$56,610,529	1,894,451.914	$5,579,047,174	1,913,674.896	$5,635,657,703

Net Asset Value per General and Limited Unit

June 30,	December 31,	June 30,	December 31,
2007	2006	2006	2005

$3,279.95	$3,129.06	$2,944.94	$3,007.42

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General Description of the Fund

Campbell Strategic Allocation Fund, L.P. (the Fund) is a Delaware limited partnership which operates as a commodity investment pool. The Fund engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank and other market makers through which the Fund trades.

C.	Method of Reporting

The Fund’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Fund’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 — “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. Beginning July 1, 2006, the market value of forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. Prior to July 1, 2006, the market value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of option written. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

Brokerage commissions include other trading fees and are charged to expense when contracts are opened. United States government securities are stated at cost plus accrued interest, which approximates market value. For purposes of both financial reporting and calculation of

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

D.	Cash and Cash Equivalents

Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.

E.	Income Taxes

The Fund prepares calendar year U.S. and applicable state information tax returns and reports to the partners their allocable shares of the Fund’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on such partner’s respective share of the Fund’s income and expenses as reported for income tax purposes.

F.	Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Fund (offering costs). The Fund’s liability for offering costs is limited to the maximum of total offering costs incurred by Campbell & Company or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings; this maximum is further limited by 30 month pay-out schedules. The Fund is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. At June 30, 2007, and December 31, 2006, the Fund reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $502,929 and $516,133, respectively. The amount of monthly reimbursement due to Campbell & Company is charged directly to partners’ capital.

If the Fund terminates prior to completion of payment of the calculated amounts to Campbell & Company, Campbell & Company will not be entitled to any additional payments, and the Fund will have no further obligation to Campbell & Company. At June 30, 2007 and December 31, 2006, the amount of unreimbursed offering costs incurred by Campbell & Company is $912,701 and $1,110,061, respectively.

G.	Foreign Currency Transactions

The Fund’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.

H.	Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.” FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. The implementation of FIN 48 is not expected to have a material impact on the Fund’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 had no impact on the Fund’s financial statements.
          I.                                    Reclassification

Certain amounts in the 2006 financial statements were reclassified to conform with the 2007 presentation.

Note 2.	GENERAL PARTNER AND COMMODITY TRADING ADVISOR
      The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the commodity trading advisor of the Fund. The Amended Agreement of Limited Partnership provides that Campbell & Company may make withdrawals of its units, provided that such withdrawals do not reduce Campbell & Company’s aggregate percentage interest in the Fund to less than 1% of the net aggregate contributions.
      Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.
      The Fund pays a monthly brokerage fee equal to 1/12 of 7% (7% annualized) of month-end net assets to Campbell & Company and approximately $6 per round turn to the broker for execution and clearing costs. From the 7% fee, a portion (4%) is used to compensate selling agents for ongoing services rendered and a portion (3%) is retained by Campbell & Company for trading and management services rendered. The amount paid to the broker and interbank market makers for execution and clearing costs is limited to 1/12 of 1% (1% annualized) of month-end net assets.
      Campbell & Company is also paid a quarterly performance fee of 20% of the Fund’s aggregate cumulative appreciation in the Net Asset Value per unit, exclusive of appreciation attributable to Interest income.

Note 3.	DEPOSITS WITH BROKER
      The Fund deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Fund earns interest income on its assets deposited with the broker.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Note 4.	OPERATING EXPENSES
      Operating expenses of the Fund are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Fund. Actual operating expenses were less than 0.5% (annualized) of average month-end Net Asset Value for the six months ended June 30, 2007 and 2006.

Note 5.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
      Investments in the Fund are made by subscription agreement, subject to acceptance by Campbell & Company.
      The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees, which are paid to Campbell & Company, apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per unit redeemed through the third month-end, 3% of Net Asset Value per unit redeemed through the sixth month-end, 2% of Net Asset Value per unit redeemed through the ninth month-end and 1% of Net Asset Value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. For the six months ended June 30, 2007 and 2006, Campbell & Company received redemption fees of $67,214 and $221,285, respectively.

Note 6.	TRADING ACTIVITIES AND RELATED RISKS
      The Fund engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts, forward currency contracts and options on forward currency contracts (collectively, “derivatives”). The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.
      Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.
      The amount of required margin and good faith deposits with the broker and interbank and other market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at June 30, 2007 and December 31, 2006 was $3,954,604,834 and $3,655,036,913, respectively, which equals 72% and 65% of Net Asset Value, respectively. The cash deposited with interbank and other market makers at June 30, 2007 and December 31, 2006 was $223,324,995 and $466,642,532, respectively, which equals 4% and 8% of Net Asset Value, respectively. These amounts are included in cash and cash equivalents. Included in cash deposits with the broker at December 31, 2006, was restricted cash for margin requirements $64,472,902 which equals 1% of Net Asset Value. There was no restricted cash at June 30, 2007.
      The Fund trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on foreign currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Note 6.	TRADING ACTIVITIES AND RELATED RISKS — (Continued)
      The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.
      For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. Beginning in 2006, the Fund began buying and selling forward currency options. As both a buyer and seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid.
      The unrealized gain (loss) on open futures, forward currency and options on forward currency contracts is comprised of the following:

			Forward Currency and Options on
	Futures Contracts		Forward Currency Contracts
	(exchange traded)		(non-exchange traded)

	June 30,	December 31,	June 30,	December 31,
	2007	2006	2007	2006

Gross unrealized gains	$151,428,814	$225,720,639	$324,748,356	$363,846,416
Gross unrealized losses	(49,215,397)	(76,945,989)	(169,929,673)	(171,408,272)

Net unrealized gain	$102,213,417	$148,774,650	$154,818,683	$192,438,144

      Open contracts generally mature within three months; as of June 30, 2007, the latest maturity date for open futures contracts is March 2008, the latest maturity date for open forward currency contracts is September 2007, and the latest expiry date for options on forward currency contracts is July 2007. However, the Fund intends to close all contracts prior to maturity.
      Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund’s assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 7.	INDEMNIFICATIONS
      In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

Note 8.	INTERIM FINANCIAL STATEMENTS
      The statement of financial condition, including the condensed schedule of investments, as of June 30, 2007, the statements of operations for the three months and six months ended June 30, 2007 and 2006, and the statements of cash flows and changes in partners’ capital (Net Asset Value) for the six months

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Note 8.	INTERIM FINANCIAL STATEMENTS — (Continued)
ended June 30, 2007 and 2006 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of June 30, 2007, and the results of operations for the three months and six months ended June 30, 2007 and 2006, and cash flows for the six months ended June 30, 2007 and 2006.

Note 9.	FINANCIAL HIGHLIGHTS
      The following information presents per unit operating performance data and other supplemental financial data for the three months and six months ended June 30, 2007 and 2006. This information has been derived from information presented in the financial statements.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006	2007	2006

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Per Unit Performance
(for a unit outstanding throughout the entire period)
Net asset value per unit at beginning of period	$2,916.32	$3,142.50	$3,129.06	$3,007.42
Income (loss) from operations:
Total net trading gains (losses)(1)	382.05	(178.76)	187.05	(15.16)
Expenses net of interest income(1)	(17.56)	(17.22)	(34.28)	(42.19)

Total net income (loss) from operations	364.49	(195.98)	152.77	(57.35)

Offering costs(1)	(0.86)	(1.58)	(1.88)	(5.13)

Net asset value per unit at end of period	$3,279.95	$2,944.94	$3,279.95	$2,944.94

Total Return(3)	12.47%	(6.29)%	4.82%	(2.08)%

Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee(4)	7.24%	6.99%	7.11%	7.05%
Performance fee(3)	0.00%	0.00%	0.00%	0.09%

Total expenses	7.24%	6.99%	7.11%	7.14%

Expenses net of interest income(2),(4),(5)	2.29%	2.28%	2.23%	2.60%

      Total returns are calculated based on the change in value of a unit during the period. An individual partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Expenses net of interest income per unit and offering costs per unit are calculated by dividing the expenses net of interest income and offering costs by the average number of units outstanding during the period. Total trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.

(3)	Not annualized

(4)	Annualized

(5)	Expenses net of interest income is shown as a positive percentage when expenses exceed interest income for the period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
Campbell Strategic Allocation Fund, L.P.
      We have audited the accompanying statements of financial condition of Campbell Strategic Allocation Fund, L.P. (the “Partnership”), including the condensed schedules of investments, as of December 31, 2006 and 2005, and the related statements of operations, cash flows, and changes in partners’ capital (net asset value) for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of operations, cash flows and changes in partners’ capital (net asset value) of Campbell Strategic Allocation Fund, L.P. for the year ended December 31, 2004 were audited by other auditors whose report, dated March 22, 2005, expressed an unqualified opinion on those statements.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campbell Strategic Allocation Fund, L.P. as of December 31, 2006 and 2005, the results of its operations and changes in its cash flows and partners’ capital (net asset value) for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
Princeton, New Jersey
March 14, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners
Campbell Strategic Allocation Fund, L.P.
      We have audited the accompanying statements of operations, cash flows and changes in partners’ capital (net asset value) of Campbell Strategic Allocation Fund, L.P. for the year ended December 31, 2004. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, cash flows and changes in partners’ capital (net asset value) of Campbell Strategic Allocation Fund, L.P. for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ ARTHUR F. BELL JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
March 22, 2005

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF FINANCIAL CONDITION
December 31, 2006 and 2005

	2006	2005

ASSETS
Equity in broker trading accounts
Cash	$1,230,053,812	$381,760,399
Restricted cash	64,472,902	0
United States government securities	2,009,334,413	2,445,977,400
Net unrealized gain on open futures contracts	148,774,650	1,086,731

Total equity in broker trading accounts	3,452,635,777	2,828,824,530
Cash and cash equivalents	477,024,471	1,026,080,370
United States government securities	1,645,702,500	1,545,690,406
Options purchased, at fair value (premiums paid $3,991,104)	4,759,458	0
Net unrealized gain (loss) on open forward currency contracts	191,519,359	(168,831,491)
Interest receivable	6,345,242	1,299,918

Total assets	$5,777,986,807	$5,233,063,733

LIABILITIES
Accounts payable	$850,854	$859,255
Brokerage fee	33,622,892	29,451,059
Options written, at fair value (premiums received $2,319,699)	2,169,268	0
Accrued commissions and other trading fees on open contracts	1,999,134	970,539
Offering costs payable	516,133	1,464,278
Subscription deposits	0	150,000
Redemptions payable	84,288,360	24,469,943

Total liabilities	123,446,641	57,365,074

PARTNERS’ CAPITAL (Net Asset Value)
General Partner — 19,222.982 and 17,240.171 units outstanding at December 31, 2006 and 2005	60,149,864	51,848,435
Limited Partners — 1,787,882.705 and 1,703,733.918 units outstanding at December 31, 2006 and 2005	5,594,390,302	5,123,850,224

Total partners’ capital (Net Asset Value)	5,654,540,166	5,175,698,659

Total liabilities and partners’ capital (Net Asset Value)	$5,777,986,807	$5,233,063,733

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

UNITED STATES GOVERNMENT SECURITIES*				% of Net
Face Value	Maturity Date	Description	Value	Asset Value

$1,150,000,000	03/15/2007	U.S. Treasury Bills	$1,138,818,327	20.14%
1,025,000,000	02/01/2007	U.S. Treasury Bills	1,020,658,170	18.05%
500,000,000	02/15/2007	U.S. Treasury Bills	496,918,750	8.79%
400,000,000	01/04/2007	U.S. Treasury Bills	399,840,333	7.07%
400,000,000	01/11/2007	U.S. Treasury Bills	399,463,333	7.06%
200,000,000	01/25/2007	U.S. Treasury Bills	199,338,000	3.53%

		Total United States government securities (cost, including accrued interest, — $3,655,036,913)	$3,655,036,913	64.64%

LONG FUTURES CONTRACTS		% of Net
Description	Value	Asset Value

Energy	$(53,549,310)	(0.95)%
Metals	(8,996,304)	(0.16)%
Stock indices	67,620,532	1.20%
Long-term interest rates	(6,296,155)	(0.11)%

Total long futures contracts	$(1,221,237)	(0.02)%

SHORT FUTURES CONTRACTS		% of Net
Description	Value	Asset Value

Energy	$1,062,310	0.02%
Metals	4,289,929	0.08%
Short-term interest rates	43,845,952	0.77%
Long-term interest rates	100,797,696	1.78%

Total short futures contracts	$149,995,887	2.65%

Total futures contracts	$148,774,650	2.63%

FORWARD CURRENCY CONTRACTS		% of Net
Description	Value	Asset Value

Various long forward currency contracts	$(104,725,010)	(1.85)%
Various short forward currency contracts	296,244,369	5.24%

Total forward currency contracts	$191,519,359	3.39%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS		% of Net
Description	Value	Asset Value

Purchased options on forward currency contracts (premiums paid — $3,991,104)	$4,759,458	0.08%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS		% of Net
Description	Value	Asset Value

Written options on forward currency contracts (premiums received — $2,319,699)	$(2,169,268)	(0.04)%

*	pledged as collateral for the trading of futures and forward positions.
See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2005

UNITED STATES GOVERNMENT SECURITIES*				% of Net
Face Value	Maturity Date	Description	Value	Asset Value

$1,265,000,000	02/02/06	U.S. Treasury Bills	$1,260,694,934	24.35%
1,200,000,000	01/05/06	U.S. Treasury Bills	1,199,539,333	23.18%
920,000,000	03/16/06	U.S. Treasury Bills	912,832,689	17.64%
400,000,000	01/12/06	U.S. Treasury Bills	399,560,000	7.72%
220,000,000	Various	U.S. Treasury Bills	219,040,850	4.23%

		Total United States government securities (cost, including accrued interest, — $3,991,667,806)	$3,991,667,806	77.12%

LONG FUTURES CONTRACTS		% of Net
Description	Value	Asset Value

Energy	$(52,245,803)	(1.01)%
Metals	3,008,025	0.06%
Stock indices	(160,226)	(0.00)%
Long-term interest rates	1,586,847	0.03%

Total long futures contracts	$(47,811,157)	(0.92)%

SHORT FUTURES CONTRACTS		% of Net
Description	Value	Asset Value

Metals	$(86,285)	(0.00)%
Stock indices	(1,176,505)	(0.03)%
Short-term interest rates	55,439,109	1.07%
Long-term interest rates	(5,278,431)	(0.10)%

Total short futures contracts	$48,897,888	0.94%

Total futures contracts	$1,086,731	0.02%

FORWARD CURRENCY CONTRACTS		% of Net
Description	Value	Asset Value

Various long forward currency contracts	$(126,676,006)	(2.45)%
Various short forward currency contracts	(42,155,485)	(0.81)%

Total forward currency contracts	$(168,831,491)	(3.26)%

* pledged as collateral for the trading of futures and forward positions.
See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

TRADING GAINS
Futures trading gains (losses)
Realized	$131,759,999	$420,433,284	$396,317,020
Change in unrealized	147,687,919	(58,899,977)	16,128,478
Brokerage commissions	(8,756,027)	(13,246,276)	(7,550,124)

Net gain from futures trading	270,691,891	348,287,031	404,895,374

Forward currency and options on forward currency trading gains (losses)
Realized	(280,907,717)	363,426,548	203,232,232
Change in unrealized	361,269,635	(98,694,089)	(163,904,953)
Brokerage commissions	(2,878,200)	(1,439,002)	(1,106,990)

Net gain from forward currency and options on forward currency trading	77,483,718	263,293,457	38,220,289

Total net trading gains	348,175,609	611,580,488	443,115,663

EXPENSES NET OF INTEREST INCOME
Income
Interest income	261,724,377	130,633,883	43,794,851

Expenses
Brokerage fee	390,856,239	314,447,041	251,008,338
Performance fee	4,818,187	45,364	102,769,447
Operating expenses	2,228,483	2,927,479	2,840,344

Total expenses	397,902,909	317,419,884	356,618,129

Expenses net of interest income	(136,178,532)	(186,786,001)	(312,823,278)

NET INCOME	$211,997,077	$424,794,487	$130,292,385

NET INCOME PER GENERAL AND LIMITED PARTNER UNIT
(based on weighted average number of units outstanding during the year)	$113.86	$272.37	$100.20

INCREASE IN NET ASSET VALUE PER GENERAL AND LIMITED PARTNER UNIT	$121.64	$261.69	$114.36

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Cash flows from (for) operating activities
Net income	$211,997,077	$424,794,487	$130,292,385
Adjustments to reconcile net income to net cash (for) operating activities
Net change in unrealized	(508,957,554)	157,594,066	147,776,475
Increase in restricted cash	(64,472,902)	0	0
Increase in interest receivable	(5,045,324)	(726,399)	(458,674)
Option premiums paid	(3,991,104)	0	0
Option premiums received	2,319,699	0	0
Increase (decrease) in accounts payable and accrued expenses	5,192,027	6,084,981	(8,687,415)
Net sales (purchases) of investments in United States government securities	336,630,893	(820,930,028)	(1,247,047,726)

Net cash for operating activities	(26,327,188)	(233,182,893)	(978,124,955)

Cash flows from (for) financing activities
Addition of units	849,723,054	1,123,597,622	1,341,837,619
Increase (decrease) in subscription deposits	(150,000)	150,000	0
Redemption of units	(510,552,792)	(408,082,091)	(219,153,952)
Offering costs paid	(13,455,560)	(13,217,277)	(22,519,363)

Net cash from financing activities	325,564,702	702,448,254	1,100,164,304

Net increase in cash and cash equivalents	299,237,514	469,265,361	122,039,349
Cash and cash equivalents
Beginning of year	1,407,840,769	938,575,408	816,536,059

End of year	$1,707,078,283	$1,407,840,769	$938,575,408

End of year cash and cash equivalents consists of:
Cash in broker trading accounts	$1,230,053,812	$381,760,399	$200,509,727
Cash and cash equivalents	477,024,471	1,026,080,370	738,065,681

Total end of year cash and cash equivalents	$1,707,078,283	$1,407,840,769	$938,575,408

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
For the Years Ended December 31, 2006, 2005 and 2004

	Partners’ Capital

	General		Limited		Total

	Units	Amount	Units	Amount	Units	Amount

Balances at December 31, 2003	10,815.994	$28,460,882	1,063,947.539	$2,799,639,743	1,074,763.533	$2,828,100,625
Net income for the year ended December 31, 2004		1,300,362		128,992,023		130,292,385
Additions	4,235.735	11,804,000	478,957.592	1,330,033,619	483,193.327	1,341,837,619
Redemptions	0.000	0	(83,613.981)	(228,722,464)	(83,613.981)	(228,722,464)
Offering costs		(237,260)		(23,124,784)		(23,362,044)

Balances at December 31, 2004	15,051.729	41,327,984	1,459,291.150	4,006,818,137	1,474,342.879	4,048,146,121
Net income for the year ended December 31, 2005		4,265,819		420,528,668		424,794,487
Additions	2,188.442	6,380,000	388,029.969	1,117,217,622	390,218.411	1,123,597,622
Redemptions	0.000	0	(143,587.201)	(408,388,635)	(143,587.201)	(408,388,635)
Offering costs		(125,368)		(12,325,568)		(12,450,936)

Balances at December 31, 2005	17,240.171	51,848,435	1,703,733.918	5,123,850,224	1,720,974.089	5,175,698,659
Net income for the year ended December 31, 2006		2,327,389		209,669,688		211,997,077
Additions	1,982.811	6,100,000	276,043.383	843,623,054	278,026.194	849,723,054
Redemptions	0.000	0	(191,894.596)	(570,371,209)	(191,894.596)	(570,371,209)
Offering costs		(125,960)		(12,381,455)		(12,507,415)

Balances at December 31, 2006	19,222.982	$60,149,864	1,787,882.705	$5,594,390,302	1,807,105.687	$5,654,540,166

Net Asset Value Per General and Limited Partner Unit

December 31,

2006	2005	2004

$3,129.06	$3,007.42	$2,745.73

See accompanying notes.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     A.  General Description of the Fund

Campbell Strategic Allocation Fund, L.P. (the Fund) is a Delaware limited partnership which operates as a commodity investment pool. The Fund engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.
     B.  Regulation

As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants (brokers) and interbank and other market makers through which the Fund trades.
     C.  Method of Reporting

The Fund’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Fund’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 — “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period. Beginning July 1, 2006, the market value of forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. Prior to July 1, 2006, the market value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 5:00 P.M. (E.T.) of the last business day of the reporting period or based on the market value of its exchange-traded equivalent. The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of option written. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions include other trading fees and are charged to expense when contracts are opened. United States government securities are stated at cost plus accrued interest, which approximates market value.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)
     D.  Cash and Cash Equivalents

Cash and cash equivalents includes cash and short-term time deposits held at financial institutions.
     E.  Income Taxes

The Fund prepares calendar year U.S. and applicable state information tax returns and reports to the partners their allocable shares of the Fund’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based on such partner’s respective share of the Fund’s income and expenses as reported for income tax purposes.
     F.  Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Fund (offering costs). The Fund’s liability for offering costs is limited to the maximum of total offering costs incurred by Campbell & Company or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings; this maximum is further limited by 30 month pay-out schedules. The Fund is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. At December 31, 2006 and 2005, the Fund reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $516,133 and $1,464,278, respectively. The amount of monthly reimbursement due to Campbell & Company is charged directly to partners’ capital.

If the Fund terminates prior to completion of payment of the calculated amounts to Campbell & Company, Campbell & Company will not be entitled to any additional payments, and the Fund will have no further obligation to Campbell & Company. At December 31, 2006 and 2005, the amount of un-reimbursed offering costs incurred by Campbell & Company is $1,110,061 and $3,561,403, respectively.
     G.  Foreign Currency Transactions

The Fund’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.
     H.  Reclassification

Certain amounts in the 2004 and 2005 financial statements were reclassified to conform with the 2006 presentation.
     I.  Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48 (FIN 48) entitled “Accounting For Uncertainty in Income Taxes — an interpretation of FASB

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Statement No. 109.” FIN 48 prescribes the minimum recognition threshold a tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. The implementation of FIN 48 is not expected to have a material impact on the Fund’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Fund’s financial statements.

Note 2.	GENERAL PARTNER AND COMMODITY TRADING ADVISOR
      The general partner of the Fund is Campbell & Company, which conducts and manages the business of the Fund. Campbell & Company is also the commodity trading advisor of the Fund. The Amended Agreement of Limited Partnership provides that Campbell & Company may make withdrawals of its units, provided that such withdrawals do not reduce Campbell & Company’s aggregate percentage interest in the Fund to less than 1% of the net aggregate contributions.
      Campbell & Company is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Fund. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.
      The Fund pays a monthly brokerage fee equal to 1/12 of 7% (7% annualized) of month-end net assets to Campbell & Company and approximately $6 per round turn to the broker for execution and clearing costs. From the 7% fee, a portion (4%) is used to compensate selling agents for ongoing services rendered and a portion (3%) is retained by Campbell & Company for trading and management services rendered. The amount paid to the broker and inter-bank market makers for execution and clearing costs is limited to 1/12 of 1% (1% annualized) of month-end net assets.
      Campbell & Company is also paid a quarterly performance fee of 20% of the Fund’s aggregate cumulative appreciation in the Net Asset Value per unit, exclusive of appreciation attributable to interest income.

Note 3.	DEPOSITS WITH BROKERS
      The Fund deposits assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. The Fund earns interest income on its assets deposited with the brokers.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 4.	OPERATING EXPENSES
      Operating expenses of the Fund are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Fund. Actual operating expenses were less than 0.5% of average month-end Net Asset Value for the years ended December 31, 2006, 2005 and 2004.

Note 5.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
      Investments in the Fund are made by subscription agreement, subject to acceptance by Campbell & Company.
      The Fund is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A limited partner may request and receive redemption of units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees, which are paid to Campbell & Company, apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per unit redeemed through the third month-end, 3% of Net Asset Value per unit redeemed through the sixth month-end, 2% of Net Asset Value per unit redeemed through the ninth month-end and 1% of Net Asset Value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. For the years ended 2006 and 2005, Campbell & Company received redemption fees of $601,184 and $389,228, respectively.

Note 6.	TRADING ACTIVITIES AND RELATED RISKS
      The Fund engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and options on forward currency contracts (collectively, “derivatives”). The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.
      Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.
      The amount of required margin and good faith deposits with the broker and inter-bank and other market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at December 31, 2006 and 2005 was $3,655,036,913 and $3,991,667,806, respectively, which equals 65% and 77% of Net Asset Value, respectively. The cash deposited with inter-bank and other market makers at December 31, 2006 and 2005 was $466,642,532 and $842,829,676, respectively, which equals 8% and 16% of Net Asset Value, respectively. These amounts are included in cash and cash equivalents. Included in cash deposits with the broker at December 31, 2006 was restricted cash for margin requirements of $64,472,902 which equals 1% of Net Asset Value.
      The Fund trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 6.	TRADING ACTIVITIES AND RELATED RISKS — (Continued)
      The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits.
      For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. Beginning in 2006, the Fund began buying and selling forward currency options. As a both a buyer and seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid.
      The unrealized gain (loss) on open futures, forward currency and options on forward currency is comprised of the following:

			Forward Currency and Options
	Futures Contracts		on Forward Currency Contracts
	(exchange traded)		(non-exchange traded)

	December 31,		December 31,

	2006	2005	2006	2005

Gross unrealized gains	$225,720,639	$82,188,360	$363,846,416	$127,868,014
Gross unrealized losses	(76,945,989)	(81,101,629)	(171,408,272)	(296,699,505)

Net unrealized gain (loss)	$148,774,650	$1,086,731	$192,438,144	$(168,831,491)

      Open contracts generally mature within three months; as of December 31, 2006, the latest maturity date for open futures contracts is September 2007, the latest maturity date for open forward currency contracts is March 2007, and the latest expiry date for options on forward currency contracts is January 2007. However, the Fund intends to close all open futures and forward currency contracts prior to maturity.
      Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Fund’s assets at financial institutions and brokers which Campbell & Company believes to be creditworthy. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 7.	INDEMNIFICATIONS
      In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 8.	FINANCIAL HIGHLIGHTS
      The following information presents per unit operating performance data and other supplemental financial data for the year ended December 31, 2006, 2005 and 2004. This information has been derived from information presented in the financial statements.

	2006	2005	2004

Per Unit Performance
(for a unit outstanding throughout the entire year)
Net asset value per unit at beginning of year	$3,007.42	$2,745.73	$2,631.37

Income (loss) from operations:
Total net trading gains(1)	201.50	389.43	372.91
Expenses net of interest income(1)	(73.14)	(119.76)	(240.58)

Total net income from operations	128.36	269.67	132.33

Offering costs(1)	(6.72)	(7.98)	(17.97)

Net asset value per unit at end of year	$3,129.06	$3,007.42	$2,745.73

Total Return	4.04%	9.53%	4.35%

Supplemental Data
Ratios to average net asset value:
Expenses prior to performance fee	7.08%	7.09%	7.10%
Performance fee	0.09%	0.00%	2.88%

Total expenses	7.17%	7.09%	9.98%

Expenses net of interest income(2),(3)	2.37%	4.17%	5.88%

      Total returns are calculated based on the change in value of a unit during the period. An individual partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Expenses net of interest income per unit and offering costs per unit are calculated by dividing the expenses net of interest income and offering costs by the average number of units outstanding during the period. Total trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.

(3)	Expenses net of interest income is shown as a positive percentage when expenses exceed interest income for the period.

CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET
June 30, 2007
(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$54,095,683
Accounts receivable
Advisory and performance fees	77,169,410
Receivable from Campbell Strategic Allocation Fund, L.P.	19,187,847
Other receivables	628,114

Total current assets	151,081,054

Property and equipment
Furniture and office equipment	11,454,151
Leasehold improvements	1,543,504

12,997,655
Less accumulated depreciation and amortization	(8,491,822)

Total property and equipment	4,505,833

Other assets
Cash surrender value of life insurance, net of policy loans of $316,444	459,368
Investments in sponsored funds	127,241,791
Other	6,312,338

Total assets	$289,600,384

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$99,740,624
Current portion of subordinated debt	33,977,750

Total current liabilities	133,718,374
Subordinated debt	108,582,250
Capital stock subject to repurchase, at current redemption value	2,003,045

Total liabilities	244,303,669

STOCKHOLDERS’ EQUITY
Retained earnings	45,296,715

Total liabilities and stockholders’ equity	$289,600,384

See accompanying notes.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. includes the accounts of Campbell & Company, Inc. and its wholly-owned subsidiary, Campbell & Company Investment Adviser LLC (CCIA). Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware. CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser. Campbell & Company, Inc. is the sole member of CCIA.

Campbell & Company, Inc. is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges, Futures Commission Merchants (brokers), and interbank market makers through which it trades. CCIA is subject to the regulations of the Securities and Exchange Commission under the Investment Advisers Act of 1940.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc. and CCIA (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

B.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, commercial paper, certificates of deposit and money market mutual funds readily convertible into cash.

C.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

D.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES —(Continued)

E.	Investments in Sponsored Funds

Investments in sponsored funds are reported at fair value at the consolidated balance sheet date, in accordance with the equity method. Fair value ordinarily is the value determined for each sponsored fund in accordance with such sponsored fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored fund equals the underlying net asset value and represents the amount the Company could reasonably expect to receive from such sponsored fund if the Company’s investment was redeemed at the time of valuation.

F.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company’s taxable income is taxable to the stockholders on an individual basis.

G.	Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Company’s consolidated balance sheet.

Note 2.	INVESTMENTS IN SPONSORED FUNDS
      Investments in sponsored funds consist of the following at June 30, 2007:

Campbell Strategic Allocation Fund, L.P.	$63,050,420
The Campbell Multi-Strategy Trust	28,080,562
The Campbell Qualified Multi-Strategy Fund L.L.C.	24,869,171
Rampant Investments, L.P.	5,911,592
Campbell Alternative Asset Trust	2,719,615
Campbell Financial Futures Fund Limited Partnership	2,548,905
The Campbell Fund Trust	61,526

Total	$127,241,791

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 2.	INVESTMENTS IN SPONSORED FUNDS — (Continued)
      In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:
     Campbell Strategic Allocation Fund, L.P.
      The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 40% of the Company’s revenues for the six months ended June 30, 2007. Of this amount, $14,045,683 is included in advisory and performance fees receivable at June 30, 2007.
      Summarized financial information with respect to Strategic as of June 30, 2007 is as follows:

Balance Sheet Data
Assets	$5,617,610,431
Liabilities	132,917,410

Net Asset Value	$5,484,693,021

      The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as General Partner, has contributed capital to Strategic of $46,200,062 as of June 30, 2007. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.
      As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a receivable of $502,929 as of June 30, 2007, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $409,772 at June 30, 2007, is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.
      The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. At June 30, 2007, $18,684,918 in selling agent commissions are subject to future reimbursement, all of which is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.
      In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 2.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

The Campbell Multi-Strategy Trust
      The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST). The Net Asset Value of CMST at June 30, 2007 was $354,615,731.
      The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $226,934 as of June 30, 2007 from CMST for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $2,888,530 at June 30, 2007 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Campbell Qualified Multi-Strategy Fund L.L.C.
      The Company acts as Managing Member of The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF). The Net Asset Value of CQMSF at June 30, 2007 is $183,991,019.

Campbell Alternative Asset Trust
      The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT at June 30, 2007 is $44,474,368.
      The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company’s capital account balance as of June 30, 2007 is $2,719,615. The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.
      As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets. The Company reflects a receivable of $14,885 at June 30, 2007 from CAAT for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $99,430 at June 30, 2007 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 2.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

Rampant Investments, L.P.
      The Company acts as General Partner of Rampant Investments, L.P. (Rampant). The Net Asset Value of Rampant at June 30, 2007 is $16,239,405.

Campbell Financial Futures Fund Limited Partnership
      The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of June 30, 2007 is $160,434,059.

The Campbell Fund Trust
      The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust at June 30, 2007 is $1,137,977,914.

Note 3.	TRADING ACTIVITIES AND RELATED RISKS
      The sponsored funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”). The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored funds also assume the risk of loss from counterparty nonperformance.
      Certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored funds also sell securities not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds balance sheet.
      The Company maintains a large portion of its cash and cash equivalents on deposit with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.
      For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the sponsored funds and the Company, as General Partner, Adviser, Managing Owner, Managing Member or Managing Operator of the sponsored funds, and as a direct investor in the sponsored funds, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short. As both a buyer and seller of options, the sponsored funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the funds to potentially unlimited liability, and purchased options expose the funds to a risk of loss limited to the premiums paid.
      The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored funds, although there can be no assurance that it will, in fact, succeed in doing so.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 4.	INDEMNIFICATIONS
      In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 5.	CAPITAL STOCK SUBJECT TO REPURCHASE
      The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that shareholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.
      Capital stock subject to repurchase at June 30, 2007 consists of:

Capital stock
Class A voting, no par, $100 stated value; 2,500 shares authorized; 101.85 shares issued and outstanding	$10,185
Additional paid-in capital, attributable to those shares	45,268
Retained earnings, attributable to those shares	1,947,592

$2,003,045

Note 6.	SUBORDINATED DEBT
      The Company entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At June 30, 2007, $142,560,000 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2007	$900,000
2008	36,987,750
2009	31,980,000
2010	59,834,177
2011	4,923,850
2012	7,934,223

$142,560,000

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
(Unaudited)

Note 7.	LEASE OBLIGATION
      The Company leases and occupies office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases for the currently occupied office facilities expire on September 30, 2010 and October 31, 2012. The Company has the option to renew the leases for an additional 60 months.
      In May 2007, the Company signed a lease to occupy office facilities yet to be constructed, with a lease commencement date of September 1, 2008 (rent payment commencement date is February 1, 2009). The lease expires on January 31, 2021, but the Company has the option to renew the lease for two additional five-year terms.
      Minimum base annual rentals through each original lease term are as follows:

Year ending June 30
2008	$942,484
2009	1,801,136
2010	3,012,845
2011	2,364,326
2012	2,175,348
Thereafter	19,991,618

Total base annual rentals	$30,287,757

Note 8.	PROFIT SHARING PLAN
      The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 9.	INTERIM CONSOLIDATED BALANCE SHEET
      The consolidated balance sheet as of June 30, 2007 is unaudited. In the opinion of management, it reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of the Company’s consolidated financial position as of June 30, 2007.

INDEPENDENT AUDITOR’S REPORT
To the Stockholders and Board of Directors
Campbell & Company, Inc.
      We have audited the accompanying consolidated balance sheet of Campbell & Company, Inc. and subsidiary (collectively, the “Company”) as of December 31, 2006. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. and subsidiary as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
May 8, 2007

CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS
Current assets
Cash and cash equivalents	$42,939,819
Accounts receivable
Advisory and performance fees	35,311,546
Receivable from Campbell Strategic Allocation Fund, L.P.	19,729,214
Other receivables	1,065,632

Total current assets	99,046,211

Property and equipment
Furniture and office equipment	11,042,400
Leasehold improvements	1,520,053

12,562,453
Less accumulated depreciation and amortization	(7,441,822)

Total property and equipment	5,120,631

Other assets
Cash surrender value of life insurance, net of policy loans of $296,508	459,368
Investments in sponsored funds	123,351,129
Other	9,908,836

Total assets	$237,886,175

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$65,940,000
Current portion of subordinated debt	3,340,000

Total current liabilities	69,280,000
Subordinated debt	141,660,000
Capital stock subject to repurchase, at current redemption value	2,003,045

Total liabilities	212,943,045

STOCKHOLDERS’ EQUITY
Retained earnings	24,943,130

Total liabilities and stockholders’ equity	$237,886,175

THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.
See accompanying notes.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. includes the accounts of Campbell & Company, Inc. and its wholly-owned subsidiary, Campbell & Company Investment Adviser LLC (CCIA). Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor. CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware. CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser. Campbell & Company, Inc. is the sole member of CCIA.

Campbell & Company, Inc. is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization, and the requirements of commodity exchanges, Futures Commission Merchants (brokers), and interbank market makers through which it trades. CCIA is subject to the regulations of the Securities and Exchange Commission under the Investment Advisers Act of 1940.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc. and CCIA (collectively, the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation.

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

B.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, commercial paper, certificates of deposit and money market mutual funds readily convertible into cash.

C.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.

D.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

E.	Investments in Sponsored Funds

Investments in sponsored funds are reported at fair value at the consolidated balance sheet date, in accordance with the equity method. Fair value ordinarily is the value determined for each

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

sponsored fund in accordance with such sponsored fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored fund equals the underlying net asset value and represents the amount the Company could reasonably expect to receive from such sponsored fund if the Company’s investment was redeemed at the time of valuation.

F.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the consolidated balance sheet. The Company’s taxable income is taxable to the stockholders on an individual basis.

G.	Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. While FAS 157 does not require any new fair value measurements, for some entities, the application of FAS 157 may change current practice. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The implementation of FAS 157 is not expected to have a material impact on the Company’s consolidated balance sheet.

Note 2.	INVESTMENTS IN SPONSORED FUNDS
      Investments in sponsored funds consist of the following at December 31, 2006:

Campbell Strategic Allocation Fund, L.P.	$60,149,864
The Campbell Multi-Strategy Trust	27,038,905
The Campbell Qualified Multi-Strategy Fund L.L.C.	23,374,217
Rampant Investments, L.P.	7,769,383
Campbell Alternative Asset Trust	2,566,397
Campbell Financial Futures Fund Limited Partnership	2,393,989
The Campbell Fund Trust	58,374

Total	$123,351,129

      In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:
          Campbell Strategic Allocation Fund, L.P.
      The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee. Such fees represented approximately 49% of the Company’s revenues for

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 2.	INVESTMENTS IN SPONSORED FUNDS — (Continued)
          Campbell Strategic Allocation Fund, L.P. — (Continued)
the year ended December 31, 2006. Of this amount, $14,442,796 is included in advisory and performance fees receivable at December 31, 2006.
      Summarized financial information with respect to Strategic as of December 31, 2006 is as follows:

Balance Sheet Data
Assets	$5,777,986,807
Liabilities	123,446,641

Net Asset Value	$5,654,540,166

      The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The Company, as General Partner, has contributed capital to Strategic of $46,200,062 as of December 31, 2006. The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.
      As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings. The Company reflects a receivable of $516,133 as of December 31, 2006, from Strategic for offering costs due to be reimbursed. Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet. The remaining unreimbursed offering costs of $593,928 at December 31, 2006, is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.
      The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. At December 31, 2006, $22,895,875 in selling agent commissions are subject to future reimbursement, of which $19,213,081 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $3,682,794 is included in Other assets in the consolidated balance sheet.
      In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

The Campbell Multi-Strategy Trust
      The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST). The Net Asset Value of CMST at December 31, 2006 was $291,882,817.
      The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings. The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets. The Company reflects a receivable of $175,838 as of December 31, 2006 from CMST for offering costs due to be reimbursed. Such amount is included in

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 2.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

The Campbell Multi-Strategy Trust — (Continued)
other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $2,706,037 at December 31, 2006 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time. In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Campbell Qualified Multi-Strategy Fund L.L.C.
      The Company acts as Managing Member of The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF). The Net Asset Value of CQMSF at December 31, 2006 is $153,190,998.

Campbell Alternative Asset Trust
      The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT). The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT. The Net Asset Value of CAAT at December 31, 2006 is $42,871,715.
      The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT. The Company’s capital account balance as of December 31, 2006 is $2,566,397. The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.
      As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings. The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets. The Company reflects a receivable of $15,828 at December 31, 2006 from CAAT for offering costs due to be reimbursed. Such amount is included in Other receivables in the consolidated balance sheet. The remaining unreimbursed offering costs of $187,397 at December 31, 2006 is included in Other assets in the consolidated balance sheet. They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time. In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT. The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Rampant Investments, L.P.
      The Company acts as General Partner of Rampant Investments, L.P. (Rampant). The Net Asset Value of Rampant at December 31, 2006 is $21,434,827.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 2.	INVESTMENTS IN SPONSORED FUNDS — (Continued)

Campbell Financial Futures Fund Limited Partnership
      The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The Net Asset Value of Financial Futures as of December 31, 2006 is $165,452,786.

The Campbell Fund Trust
      The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust. The Net Asset Value of the Trust at December 31, 2006 is $1,153,998,798.

Note 3.	TRADING ACTIVITIES AND RELATED RISKS
      The sponsored funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”). The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. As the sponsored funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored funds also assume the risk of loss from counterparty nonperformance.
      Certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market. Such sponsored funds also sell securities not owned at the time of sale (a “short sale”). Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values. Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds balance sheet.
      The Company maintains a large portion of its cash and cash equivalents on deposit with financial institutions in connection with its operating and cash management activities. In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.
      For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the sponsored funds and the Company, as General Partner, Adviser, Managing Owner, Managing Member or Managing Operator of the sponsored funds, and as a direct investor in the sponsored funds, are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short. As both a buyer and seller of options, the sponsored funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the funds to potentially unlimited liability, and purchased options expose the funds to a risk of loss limited to the premiums paid.
      The Company has established procedures to actively monitor the market risk and minimize the credit risk of such sponsored funds, although there can be no assurance that it will, in fact, succeed in doing so.

Note 4.	INDEMNIFICATIONS
      In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 4.	INDEMNIFICATIONS — (Continued)
made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 5.	CAPITAL STOCK SUBJECT TO REPURCHASE
      The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that shareholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months. Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred. In accordance with Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.
      Capital stock subject to repurchase at December 31, 2006 consists of:

Capital stock
Class A voting, no par, $100 stated value; 2,500 shares authorized; 101.85 shares issued and outstanding	$10,185
Additional paid-in capital, attributable to those shares	45,268
Retained earnings, attributable to those shares	1,947,592

$2,003,045

Note 6.	SUBORDINATED DEBT
      The Company entered into a working capital agreement with its stockholders. This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company. Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%. Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company. At December 31, 2006, $145,000,000 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2007	$3,340,000
2008	36,987,750
2009	31,980,000
2010	59,834,177
2011	4,923,850
2012	7,934,223

$145,000,000

Note 7.	LEASE OBLIGATION
      The Company leases office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses. The leases expire on September 30, 2010 and

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Note 7.	LEASE OBLIGATION — (Continued)
October 31, 2012. The Company has the option to renew the leases for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

Year ending December 31

2007	$897,455
2008	951,898
2009	971,016
2010	754,223
2011	60,515
Thereafter	51,324

Total base annual rentals	$3,686,431

Note 8.	PROFIT SHARING PLAN
      The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 9.	SUBSEQUENT EVENTS
      During January 2007, the Company authorized distributions to its stockholders aggregating $24,943,130. Such distributions were made in cash to stockholders during February 2007.

(This page has been left blank intentionally.)

PART TWO
STATEMENT OF ADDITIONAL INFORMATION
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
$405,000,000
Units of Limited Partnership Interest

This is a speculative, leveraged investment which involves the risk of loss.
Past performance is not necessarily indicative of future results.
See “The Risks You Face” and “Conflicts of Interest” in Part One.
THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.
CAMPBELL & COMPANY, INC.
General Partner
September 14, 2007

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

THE FUTURES, FORWARD, OPTION AND SWAP MARKETS
Futures Contracts
      Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions.
      Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.
Forward Contracts
      Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, the Fund is subject to the creditworthiness of ABN AMRO Bank N.V., Chicago Branch, Deutsche Bank AG London and The Royal Bank of Scotland plc, the over-the-counter counterparties with whom it maintains all assets and positions relating to the Fund’s forward and option contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.
Option Contracts
      An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”). The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).
      The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.
      A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels. Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.
      Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.
Swap Transactions
      The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present risks similar to those in the futures, forward and options markets:

(1)	the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)	there are generally no limitations on daily price moves in swap transactions;

(3)	speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)	participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)	the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades.
      The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Fund will engage only in swap transactions for which exemptive/safe harbor relief is available to it under the CFTC policy statements or regulations, or which are otherwise excluded from the CFTC’s jurisdiction. If the Fund were restricted in its ability to trade in the swap markets, the activities of Campbell & Company, to the extent that it trades in such markets on behalf of the Fund, might be materially affected.
Regulation
      The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Fund’s commodity pool operator and commodity trading advisor.
      The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.
      The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund’s trading.
      The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Fund’s trading results may be adversely affected.
Margin
      The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.
      There are two types of margin. “Initial” margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is “maintenance” margin. When the contract value of a trader’s futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.
INVESTMENT FACTORS
The Advantages of Non-Correlation and Diversification of Your Portfolio
      The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.
      Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. Campbell & Company believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures — being able to be long or short a futures position with similar ease — means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.
      However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor’s portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.
      Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund’s performance will likely have no relation to the performance of equity and debt instruments, reflecting Campbell & Company’s belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. Campbell & Company has no expectation that the Fund’s performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

Advantages of Managed Futures Fund Investments
      Both the futures, forward, option and swap markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.
Profit or Loss Potential
      Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.
100% Interest Credit
      Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills, and the Fund earns interest on 100% of the Fund’s available assets, which include unrealized profits credited to the Fund’s accounts held at the futures brokers.
Global Diversification Within a Single Investment
      Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.
Ability to Profit or Lose in a Rising or Falling Market Environment
      The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.
Professional Trading
      Campbell & Company is one of the world’s largest and most experienced futures trading advisors. Campbell & Company’s approach includes the following elements:

•	Disciplined Money Management. Campbell & Company generally allocates between 1% and 5% of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

•	Balanced Risk. Campbell & Company allocates the Fund’s capital to approximately 50 markets around the world 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

•	Capital Management. When proprietary risk/ reward indicators reach predetermined levels, Campbell & Company may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

•	Multiple Systems. Campbell & Company utilizes a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.
      Campbell & Company receives a 7% brokerage fee, of which 3% is retained as management fees (2% for providing advisory services and 1% for acting as general partner) and 4% is remitted to the selling agents for ongoing administrative services provided to limited partners, and a 20% performance fee in exchange for these services.
Convenience
      Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.
Liquidity
      In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time. Some exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the price limit for several days in a row have not been common, but do occur. See “The Risks You Face — Market Risks — Your Investment Could be Illiquid.”
      Generally, investors may redeem all or a portion of their units on a monthly basis, subject to a declining redemption fee during the first year. See “Distributions and Redemptions.”
Limited Liability
      Investors’ liability is limited to the value of their investment in the Fund and no investor will be required to contribute additional capital to the Fund. The Fund will cease trading and Campbell & Company will declare a special redemption period if the net asset value per unit as of the end of any business day declines by 50% or more from either the prior year-end or prior month-end unit value.
      [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Historical Correlation
      The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, Europe, Australasia, Far East (EAFE) Index, Lehman Brothers Government Bond Index and CISDM Index with that of the S&P 500 Index. Note that stocks associated with the NASDAQ and EAFE indices have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the CISDM Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.
Historical Correlation of Monthly Returns
with the S&P 500 Index
January 1980* — July 2007

*	CISDM data was not available prior to 1980.
This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Volatility (Risk) Comparison
      A common measure of risk is standard deviation, which measures the variability of returns around the average return for that particular investment. Generally, the higher the standard deviation, the higher the volatility. Shown below are three comparisons of volatility: overall, upside and downside.
      Overall volatility is the most common measure of volatility or risk. Upside volatility measures the volatility of only the profitable months. Downside volatility measures the volatility of only the unprofitable months. Investors are typically more concerned with downside volatility, which is perhaps a better historical indication of the risk of actually losing money. As can be seen from the chart, managed futures investments, as represented by the CISDM Index, have shown comparable upside volatility and less downside volatility than the other benchmarks with the exception of bonds. There is no guarantee that historical volatility levels will persist into the future, nor is this representative of future returns through an investment in the Fund.
Standard Deviation of Monthly Returns
January 1980* — July 2007

*	CISDM data was not available prior to 1980.
This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Risk Perspective
      The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst decline would be the largest percentage loss experienced. The chart below shows the worst cumulative monthly decline in the Lehman Brothers Government Bond Index, CISDM Index, S&P 500 Index, EAFE Index and NASDAQ Composite Index since 1980. The CISDM Index experienced a smaller peak to valley decline than three of the other indices. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.
Worst Declines
January 1980* — July 2007

*	CISDM data was not available prior to 1980.
This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — MANAGED FUTURES INDUSTRY — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Managed Futures vs. Stocks During Draw-downs
      The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the CISDM Index and the stocks portion is represented by the S&P 500 Index.
Managed Futures vs. Stocks During Managed Futures Draw-downs
January 1980* — July 2007
Managed Futures vs. Stocks During Stock Draw-downs
January 1980* — July 2007

*	CISDM data was not available prior to 1980.
These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
The Effect of Adding Campbell Strategic Allocation Fund
      The chart below demonstrates the potential benefit of incorporating Campbell Strategic Allocation Fund into a balanced investment portfolio of stocks and bonds. As the chart shows, a portfolio consisting of 10% Campbell Strategic Allocation Fund, 55% stocks and 35% bonds would have produced comparable returns with a slightly lower standard deviation, one measure of risk, than a 60% stock and 40% bond portfolio.
      Prospective investors must be aware that this hypothetical analysis includes periods in which the Fund outperforms other asset classes in the portfolio. There can be no assurance that the Fund will outperform the other asset classes during any particular time period. This chart does not constitute a recommendation that anyone invest more than 10% of his or her net worth, which is the maximum investment permitted in the Fund.
The Effect of Adding Campbell Strategic Allocation Fund
to a Hypothetical Portfolio Consisting of Stocks and Bonds
April 1994 — July 2007
This chart, prepared by Campbell & Company, contains historical trading results hypothetically blended. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Brothers Government Bond Index.
See the glossary following this section for information integral to this chart.
     HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.
     ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Correlation of Monthly Returns
      The more similarly two markets behave, the higher their correlation. Generally, asset allocation models attempt to reduce overall portfolio volatility by combining instruments that behave differently from one another. The first chart shows the correlation between the Fund and various stock, bond, managed futures and hedge fund indices. The second chart shows the correlation between the S&P 500 Index and the same indices. The first chart uses the Fund as the benchmark for comparison, while the second chart uses the S&P 500 Index as the benchmark against which the others are correlated.
Historical Correlation of Monthly Returns with Campbell Strategic Allocation Fund
April 1994 — July 2007
Historical Correlation of Monthly Returns with the S&P 500 Index
April 1994 — July 2007
These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Correlation Analysis
      This chart shows that, historically, the Fund’s returns are not negatively correlated with stocks but rather non-correlated, and therefore perform independently from stocks. As displayed below, in a small percentage of time, the Fund and stocks have experienced losses simultaneously. In a larger percentage of time, the Fund has had positive returns during periods when stocks were also experiencing positive performance. However, in 45% of the 160 months represented in these charts, the performance of the Fund and stocks have moved in opposite directions.
Correlation Analysis Between Campbell Strategic Allocation Fund
and S&P 500 Index
April 1994 — July 2007

This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Past Consistency Analysis Between the Campbell Strategic Allocation Fund and the S&P 500 Index
      Campbell & Company believes that an investment in the Fund should be considered as a medium- to long-term investment and should not be purchased with the intent to redeem the investment within the first three years. The benefits of this philosophy are illustrated by the table shown below.
      On a monthly basis, 57.50% of all months have been profitable with an average rate of return of 3.64% and 42.50% were unprofitable with an average rate of return of -3.13%.
      Consider the investment time horizon when compared to the profitability of the Fund’s performance over time. This clearly demonstrates that an investment held for any five or ten year rolling window would have been profitable every period, or 100% of the time, whereas a shorter time horizon, such as twelve month windows, produced profitability in 84.56% of the time periods.
      On a historical basis this demonstrates that for the Campbell Strategic Allocation Fund, the longer the investment time horizon, the greater the probability of positive returns. Performance can be volatile. The net asset value per unit has fluctuated in a single month by as much as 12%. This table should in no way be considered an assurance of profitability if the investment is held for at least five or ten years.
      The following tables compare the Fund’s profitable versus unprofitable periods to those of the S&P 500 Index.
Campbell Strategic Allocation Fund
April 1994 — July 2007

	Number of	Number	Number	Percentage
April 1994 – July 2007	Time Periods	Profitable	Unprofitable	Profitable
Total Months	160	92	68	57.50%
Total Years*	13	12	1	92.31%
12-Month Rolling Windows	149	126	23	84.56%
24-Month Rolling Windows	137	136	1	99.27%
36-Month Rolling Windows	125	124	1	99.20%
60-Month Rolling Windows	101	101	0	100.00%
120-Month Rolling Windows	41	41	0	100.00%
The S&P 500 Index
April 1994 — July 2007

	Number of	Number	Number	Percentage
April 1994 – July 2007	Time Periods	Profitable	Unprofitable	Profitable
Total Months	160	105	55	65.63%
Total Years*	13	10	3	76.92%
12-Month Rolling Windows	149	119	30	79.87%
24-Month Rolling Windows	137	105	32	76.64%
36-Month Rolling Windows	125	94	31	75.20%
60-Month Rolling Windows	101	68	33	67.33%
120-Month Rolling Windows	41	41	0	100.00%
* For the period April 1994 – December 2006. April 1994 to December 1994 is considered one year.
These tables were prepared by Campbell & Company. See the glossary following this section for information integral to these tables.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Volatility (Risk) Comparison (April 1994 — July 2007)
      A common measure of risk is standard deviation, which measures the variability of returns around the average return for that specific investment. Generally, the higher the standard deviation, the higher the volatility or risk. A comparison of overall volatility (measured by standard deviation) of monthly returns for the Lehman Brothers Government Bond Index, the Fund, EAFE Index, S&P 500 Index and NASDAQ Composite Index is shown in the first chart below. Past performance is not necessarily indicative of future results, and there is no guarantee that historical volatility levels will persist into the future. Upside volatility measures the volatility of only the profitable months. Downside volatility measures the volatility of only the unprofitable months. Investors are typically more concerned with downside volatility, which is perhaps a better historical indicator of the risk of actually losing money. The second chart compares the upside volatility for the Lehman Brothers Government Bond Index, the Fund, the EAFE Index, the S&P 500 Index and the NASDAQ Composite Index. The third chart compares the downside volatility for the Fund and the same indices. Once again, there is no guarantee that historical volatility levels will persist into the future.
Overall Volatility
Upside Volatility
Downside Volatility
These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Risk Perspective
      The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst decline would be the largest percentage loss experienced. The chart below shows the worst cumulative monthly decline in the Lehman Brothers Government Bond Index, the EAFE Index, S&P 500 Index, the NASDAQ Composite Index and the Fund since the Fund’s inception in 1994.
Worst Declines
April 1994 — July 2007
This chart was prepared by Campbell & Company. See the glossary following this section for information integral to this chart.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The Periodic Table of Index Returns
      The table below charts the annual rates of returns for various indices or asset categories and illustrates that all sectors behave differently from year to year. An index or asset category that is ranked at the top one year may be ranked toward the bottom in subsequent years. The Fund is intended to be a medium- to long-term investment. No one can predict which sectors are likely to outperform the others during any specific period in the future.

1994*	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007**
EAFE 6.23%	NAS 39.92%	CSAF 30.46%	S&P 33.38%	NAS 39.62%	NAS 84.55%	LBBI 20.11%	CISDM 7.52%	LBBI 16.31%	NAS 50.01%	EAFE 17.60%	EAFE 10.85%	EAFE 23.46%	HFRI 8.33%
S&P 1.31%	S&P 37.59%	S&P 22.96%	NAS 21.64%	S&P 28.58%	HFRI 26.47%	CSAF 10.70%	LBBI 5.34%	CSAF 13.12%	EAFE 35.27%	S&P 10.87%	CSAF 9.53%	S&P 15.79%	EAFE 7.37%
CISDM -2.18%	LBBI 30.73%	NAS 22.70%	HFRI 16.20%	EAFE 18.24%	EAFE 25.26%	CISDM 9.37%	CSAF 2.91%	CISDM 11.99%	S&P 28.69%	NAS 8.60%	HFRI 7.47%	HFRI 10.39%	NAS 5.42%
NAS -3.20%	HFRI 11.10%	HFRI 14.39%	LBBI 14.91%	CSAF 14.60%	S&P 21.04%	HFRI 4.07%	HFRI 2.80%	HFRI 1.01%	CSAF 17.68%	LBBI 7.97%	LBBI 6.70%	NAS 9.51%	CISDM 4.54%
HFRI -3.48%	CSAF 9.99%	CISDM 11.89%	CSAF 14.31%	LBBI 13.48%	CSAF 4.45%	S&P -9.09%	S&P -11.87%	EAFE -17.52%	CISDM 12.17%	HFRI 6.86%	CISDM 5.97%	CISDM 8.30%	S&P 3.64%
LBBI -6.92%	CISDM 9.66%	EAFE 4.38%	CISDM 9.48%	CISDM 6.81%	CISDM 1.48%	EAFE -15.20%	NAS -21.04%	S&P -22.10%	HFRI 11.62%	CSAF 4.35%	S&P 4.89%	CSAF 4.04%	LBBI 0.35%
CSAF -11.62%	EAFE 9.42%	LBBI -0.76%	EAFE 0.24%	HFRI -5.11%	LBBI -8.71%	NAS -39.28%	EAFE -22.61%	NAS -31.52%	LBBI 2.06%	CISDM 3.22%	NAS 1.38%	LBBI 0.85%	CSAF -6.63%
CISDM = CISDM Index
CSAF = Campbell Strategic Allocation Fund, L.P.
EAFE = Europe, Australasia, Far East Index
HFRI = HFRI Fund of Funds Composite Index
LBBI = Lehman Brothers Government Bond Index
NAS = NASDAQ Composite Index
S&P = S&P 500 Index
*       April – December 1994
**     January – July 2007
This table was prepared by Campbell & Company. See the glossary following this section for information integral to this table.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Performance History (ending July 2007)
      The charts below illustrate how the Campbell Strategic Allocation Fund has performed relative to various stock and bond indices over the past one, five and ten year time periods.
These charts were prepared by Campbell & Company. See the glossary following this section for information integral to these charts.

VALUE OF DIVERSIFICATION — CAMPBELL STRATEGIC ALLOCATION FUND — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Performance Statistics
      This table compares various performance statistics for the Campbell Strategic Allocation Fund, the S&P 500 Index, the EAFE Index, the NASDAQ Composite Index and the Lehman Brothers Government Bond Index through July 2007.
Performance Statistics
Through July 2007

						Lehman Bros.
		Campbell	S&P 500		NASDAQ	Govt. Bond
Performance Statistics Through July 2007		Strategic	Index	EAFE Index	Index	Index
Rate-of-Return:	July 2007	-10.92%	-3.10%	-1.54%	-2.19%	1.15%
	Year-To-Date	-6.63%	3.64%	7.37%	5.42%	0.35%
Compounded Annual Rate-of-Return:	12-Month	-0.58%	16.13%	21.08%	21.73%	5.63%
(Average Annual Rate-of-Return)	36-Month	3.21%	11.75%	20.15%	10.49%	4.65%
	60-Month	6.21%	11.81%	17.10%	13.90%	5.32%
	120-Month	7.79%	5.98%	5.31%	4.74%	6.88%
	Since Inception (4/94)	8.37%	11.26%	6.13%	9.63%	7.65%
Cumulative Return:	12-Month	-0.58%	16.13%	21.08%	21.73%	5.63%
(Total Return)	36-Month	9.94%	39.54%	73.44%	34.90%	14.62%
	60-Month	35.13%	74.75%	120.18%	91.70%	29.56%
	120-Month	111.66%	78.72%	67.70%	58.93%	94.29%
	Since Inception (4/94)	192.17%	314.57%	120.97%	240.74%	167.31%
Annualized Standard Deviation of Monthly	12-Month	17.27%	7.77%	5.74%	7.84%	5.90%
Returns (measures the dispersion of returns	36-Month	13.06%	7.25%	9.07%	11.75%	7.04%
around the mean or average return):	60-Month	13.69%	10.95%	11.86%	16.13%	9.09%
	120-Month	13.85%	14.86%	14.80%	28.06%	8.27%
	Since Inception (4/94)	14.52%	14.05%	13.79%	25.56%	8.52%
Worst Decline:	Last 60 Months	-13.90%	-44.73%	-50.65%	-75.03%	-10.20%
	Duration of Decline	3/04 - 9/04	8/00 -9/02	12/99 -3/03	2/00 -9/02	5/03 - 7/03
	Last 120 Months	-15.68%	-44.73%	-50.65%	-75.03%	-10.20%
	Duration of Decline	10/01 -4/02	8/00 -9/02	12/99 -3/03	2/00 -9/02	5/03 - 7/03
	Since Inception (4/94)	-18.02%	-44.73%	-50.65%	-75.03%	-10.20%
	Duration of Decline	6/94 - 1/95	8/00 -9/02	12/99 -3/03	2/00 -9/02	5/03 - 7/03
Correlation With S&P 500:	Last 60 Months	0.06	1.00	0.85	0.90	-0.28
	Last 120 Months	-0.17	1.00	0.82	0.81	-0.25
Correlation During S&P 500 Positive Months:	Last 60 Months	0.03	1.00	0.67	0.83	-0.11
	Last 120 Months	-0.15	1.00	0.51	0.60	-0.11
Correlation During S&P 500 Negative Months:	Last 60 Months	-0.21	1.00	0.81	0.81	-0.33
	Last 120 Months	-0.41	1.00	0.73	0.66	-0.29
This table was prepared by Campbell & Company. See the glossary following this section for information integral to this table.

SUPPLEMENTAL PERFORMANCE
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Campbell Strategic Allocation Fund
      This chart shows the value of an initial $50,000 investment in the Fund from inception through July 2007.
Worst Monthly Percentage Draw-down(1):  July 2007/10.92%
Worst Peak-to-Valley Draw-down(1):  June 1994 — January 1995/18.02%
Campbell Strategic Allocation Fund
Value of Initial $50,000 Investment
April 1994 — July 2007

	Rate of Return(2)
	(Computed on a compounded monthly basis)
Month	2007		2006	2005	2004	2003	2002	2001	2000	1999
January	2.50%		1.97%	-2.22%	1.85%	7.74%	-0.98%	-1.30%	3.53%	-5.02%
February	-5.89%		-1.85%	-1.32%	10.65%	7.46%	-2.27%	0.11%	-0.60%	1.67%
March	-3.38%		4.40%	-0.07%	0.83%	-4.52%	-1.81%	7.02%	-2.67%	0.46%
April	2.07%		-2.94%	0.40%	-6.84%	2.51%	-4.57%	-8.42%	-1.80%	5.33%
May	5.61%		-2.91%	4.86%	-0.61%	1.89%	3.88%	0.95%	2.15%	-3.69%
June	4.33%		-0.55%	6.54%	-3.30%	-0.94%	7.74%	-1.98%	1.87%	4.81%
July	-10.92%		-0.21%	0.90%	-0.73%	-4.85%	7.78%	1.15%	-2.07%	-0.32%
August			-0.51%	-5.68%	-1.37%	2.23%	3.33%	1.94%	2.82%	0.82%
September			-2.92%	3.59%	-1.78%	-1.72%	3.62%	6.66%	-3.71%	1.36%
October			1.60%	3.97%	2.16%	2.63%	-4.98%	5.01%	2.88%	-4.31%
November			0.68%	2.02%	3.78%	0.71%	-1.61%	-10.14%	6.25%	0.58%
December			7.76%	-3.16%	0.59%	4.14%	3.31%	3.49%	2.05%	3.29%
Total	-6.63%		4.04%	9.53%	4.35%	17.68%	13.12%	2.91%	10.70%	4.45%
	(7 months	)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Rate of Return(2)
	(Computed on a compounded monthly basis)
Month	1998	1997	1996	1995	1994
January	2.74%	4.52%	5.79%	-4.67%
February	-2.81%	2.03%	-5.97%	4.21%
March	4.68%	-2.47%	4.72%	8.77%
April	-6.69%	-3.60%	3.59%	1.13%	0.16%
May	4.07%	-2.92%	-2.18%	-0.84%	-2.42%
June	1.29%	2.48%	0.75%	-1.77%	5.15%
July	-4.00%	9.12%	-0.78%	-3.82%	-3.94%
August	9.48%	-5.69%	1.84%	5.47%	-3.89%
September	2.47%	4.51%	1.77%	-3.93%	5.20%
October	3.97%	1.83%	12.44%	0.79%	-0.14%
November	-0.75%	0.17%	11.00%	-0.15%	-6.67%
December	0.30%	4.46%	-4.41%	5.35%	-4.98%
Total	14.60%	14.31%	30.46%	9.99%	-11.62%
					(9 months	)

(1)	“Draw-down” means losses experienced by the Fund over a specified period.

(2)	The “Rate of Return” for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of “Rates of Return.”

These charts were prepared by Campbell & Company. The performance of the Fund does not reflect the performance of all investors in the Fund. See the glossary following this section for information integral to these charts.

SUPPLEMENTAL PERFORMANCE — (Continued)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Campbell Strategic Allocation Fund — (Continued)

Compounded Annual Rates of Return
April 1994 — July 2007
12-month	-0.58%
24-month	-1.26%
36-month	3.21%
Since Inception	8.37%

Statistics
4/94 – 7/07
Compounded Monthly Annual Rate of Return	8.37%
Average Monthly Rate of Return	0.76%
Standard Deviation of Monthly Returns	4.19%
Annualized Standard Deviation	14.52%
Sharpe Ratio	0.30
Average Monthly Gain	3.64%
Average Monthly Loss	-3.13%
Number of Profitable Months	92
Number of Unprofitable Months	68
Average Duration of Decline (Months)	2.24
Average Recovery Period (Months)	2.97
Latest Month’s Margin to Equity	7.7%
      This graph shows the magnitude of the five largest declines for the Campbell Strategic Allocation Fund since inception through July 2007. It also shows the duration of the declines, the subsequent recovery period and the Fund’s return over the following 12-month period.
      A draw-down is any losing period during an investment record. It is defined as the percent retrenchment from any peak in performance to the valley or trough. A draw-down is in effect from the time a retrenchment begins until a new high is reached. In terms of time, a draw-down encompasses both the period from peak to valley (length) and the time from the valley to a new high (recovery).
These tables and graphs were prepared by Campbell & Company. The performance of the Fund does not reflect the performance of all investors in the Fund. See the glossary following this section for information integral to these tables and graphs.

GLOSSARY OF TERMS
Bonds
Lehman Brothers Government Bond Index*
      Composed of bonds that are investment grade (as rated by Moody’s or Standard & Poor’s). Issues must have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. This index is rebalanced monthly by market capitalization.
Hedge Funds
Hedge Fund Research Performance Index (HFRI) Fund of Funds Composite Index
      The HFRI monthly performance indices are equally weighted performance indices used as industry standard benchmarks of hedge fund performance. Fund of funds invest with multiple managers through funds or managed accounts. The strategy designs a diversified portfolio of managers with the objective of significantly lowering the risk (volatility) of investing with an individual manager. Investors cannot invest in this index.
Managed Futures
Campbell Strategic Allocation Fund, L.P.
      The Fund, which began trading in April 1994, is an actively managed account with speculative trading profits as its objective. Performance information for the Fund is net of all fees and commissions.
Credit Agricole Structured Asset Management Center for International Securities and Derivatives Markets CPO Asset Weighted Index (CISDM)
      The CISDM Index is a dollar weighted index that includes the performance of current as well as retired public futures funds, private pools and offshore funds that have the objective of speculative trading profits. The CISDM Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CISDM Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index. Investors cannot invest in this index.
Stocks
Morgan Stanley Capital International Europe, Australasia, Far East Index (EAFE)*
      A cap weighted index that is designed to measure the investment returns of developed economies outside of North America. The Index includes publicly traded stocks from 21 countries that are divided into industry groups and then representative stocks are selected from each industry group. In addition, cross-ownership is tracked to ensure that the market weight given each company is accurate.
NASDAQ Composite Index*
      Measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 5,000 companies). The Index is market-value weighted. This means that each company’s security affects the Index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the Index.
Standard & Poor’s 500 Composite Stock Index (S&P 500)*
      The 500 stocks in the S&P 500 are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 are not the 500 largest companies, rather the Index is designed to capture the returns of many different sectors of the U.S. economy. This is the only index that includes dividends reinvested.

*	Passive, unmanaged indices of equity and debt securities generally purchased by investors with an investment objective of capital preservation, growth or income. Investors cannot invest in an index; performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.
Performance information for the stock and bond indices was obtained through Per Trac 2000. CISDM Index information was obtained through casam-hedge.com. Some information contained herein may not have been audited.

(This page has been left blank intentionally.)

APPENDIX I
BLUE SKY GLOSSARY
      The following definitions are included in this Appendix I in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the “Guidelines for the Registration of Commodity Pool Programs” Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.
      Definitions — As used in the Guidelines, the following terms have the following meanings:
      Administrator — The official or agency administering the security laws of a state.
      Advisor — Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.
      Affiliate — An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.
      Capital Contributions — The total investment in a Program by a Participant or by all Participants, as the case may be.
      Commodity Broker — Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.
      Commodity Contract — A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.
      Cross Reference Sheet — A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.
      Net Assets — The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.
      Net Asset Value Per Program Interest — The Net Assets divided by the number of Program Interests outstanding.
      Net Worth — The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.
      New Trading Profits — The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.
      Organizational and Offering Expenses — All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories,

APP-1

experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants’ and attorneys’ fees.
      Participant — The holder of a Program Interest.
      Person — Any natural Person, partnership, corporation, association or other legal entity.
      Pit Brokerage Fee — Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.
      Program — A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.
      Program Broker — A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.
      Program Interest — A limited partnership interest or other security representing ownership in a program.
      Pyramiding — A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.
      Sponsor — Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates.
      Valuation Date — The date as of which the Net Assets of the Program are determined.
      Valuation Period — A regular period of time between Valuation.

APP-2

EXHIBIT A
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
AMENDED AGREEMENT OF LIMITED PARTNERSHIP
ARTICLE 1.
FORMATION AND NAME
      The parties to this Amended Agreement of Limited Partnership (the “Agreement”) dated as of August 1, 1997 have formed Campbell Strategic Allocation Fund, L.P. (the “Partnership”) under the Delaware Revised Uniform Limited Partnership Act in effect on the date thereof (the “Act”) and do hereby continue the Partnership pursuant to the terms herein as of September 23, 1993. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney which may be filed with this Agreement and any amendment hereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.
ARTICLE 2.
PRINCIPAL OFFICE AND REGISTERED AGENT
      The principal office of the Partnership shall be 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, or such other place as the General Partner may designate from time to time. The Registered Agent for the Limited Partnership is D. Keith Campbell, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204. The Tax Matters Partner for the Limited Partnership is Campbell & Company, Inc.
ARTICLE 3.
BUSINESS AND PURPOSE OF THE PARTNERSHIP
      The Partnership’s business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures and other related investment interests and any activities incidental or related thereto. The objective of the Partnership business is appreciation of its assets through speculative trading.
ARTICLE 4.
TERM, DISSOLUTION AND FISCAL YEAR
      4.1 Term. The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) December 31, 2023; (ii) an election to dissolve the Partnership in accordance with the provisions of Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of the General Partner, as defined in, and subject to the limitations of Article 13; (iv) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (v) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.
      4.2 Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of (a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the total capital contributions paid in by the Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership’s assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.
      4.3 Fiscal Year. The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

ARTICLE 5.
GENERAL PARTNER
      The General Partner is Campbell & Company, Inc., a Maryland corporation, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204.
ARTICLE 6.
CAPITAL CONTRIBUTIONS AND
UNITS OF LIMITED PARTNERSHIP INTEREST
      6.1 Units and Capital Contributions of Limited Partners. Interests in the Partnership other than the General Partner’s interests, shall be evidenced by Units (individually a “Unit”).
      6.2 Capital Contributions by General Partner; Net Worth. The General Partner has contributed cash to the capital of the Partnership in an amount equal to at least 1% of the net aggregate contributions of all Partners including the General Partner. The General Partner’s contribution shall be evidenced by Units of General Partnership Interest. The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner’s aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.
      6.3 Availability of Contributions. The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.
ARTICLE 7.
ALLOCATION OF PROFITS AND LOSSES
      7.1 Capital Accounts. A capital account shall be established for each Partner, including the General Partner. The initial balance of each Partner’s capital account shall be the amount of his initial capital contribution to the Partnership.
      7.2 Monthly Allocations. As of the close of business (as determined by the General Partner) of the last day of each month, the following determinations and allocations shall be made:
      (1) The Net Assets of the Partnership (as defined in Article 7.4) before the General Partner’s Brokerage Fee, the direct administrative expenses and the General Partner’s performance fees payable shall be determined.
      (2) Brokerage Fees payable by the Partnership and the direct administrative expenses shall then be charged against the Net Assets.
      (3) Accrued performance fees, if any, shall then be charged against the Net Assets.
      (4) Any increase or decrease in the Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3)) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.
      (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units, and any amount paid to the General Partner by way of distribution or redemption of Units of General Partnership Interest, shall be charged to such Partner’s capital account.

      7.3 Allocation of Profit and Loss for Federal Income Tax Purposes. At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:
      (1) Capital gain shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph (5));
      (2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partner’s capital accounts;
      (3) Capital losses shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;
      (4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts;
      (5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2) or ordinary income pursuant to subparagraph 6; decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4) or ordinary expense pursuant to subparagraph 6; and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;
      (6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue; provided that any performance fee paid to the General Partner shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit’s net performance fee (the excess, if any, of the aggregate of all performance fees allocated to the capital account relating to such Unit over the aggregate of all reversals of performance fees allocated to such Unit) bears to the net performance fee of all Units;
      (7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses;
      (8) For purposes of this Paragraph 7.3, “capital gain” and “capital loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the “Code”), including but not limited to gain or loss required to be taken into account pursuant to Section 1256 thereof and any income, gain or loss determined under Section 988 of the Code; and
      (9) Allocations of capital gain or loss will be made pro rata from each category of capital gain or loss determined under Section 1(h) of the Code and income or loss determined under Section 988 of the Code.
     7.4 Definitions; Accounting.
      (1) Net Assets. “Net Assets” of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), plus accrued interest thereon, and the market value of all open commodity positions and other assets of the Partnership, less all liabilities of the Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.
      (2) Net Asset Value. The “Net Asset Value” of the Partnership shall mean the total capital accounts of all Partners. The “Net Asset Value” of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.
      (3) Blue Sky Glossary. The definitions in the Blue Sky Glossary in Appendix I to the Partnership’s Prospectus are hereby incorporated herein by reference.
     7.5 Expenses.
      (1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. Subject to the limitation described below, the General Partner shall be reimbursed such advanced amounts by the Partnership in approximately 30 equal installments commencing after the closing of the initial offering and monthly during the continuous offering. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event shall the General Partner be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings, as the case may be. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or the Partnership in organizing the Partnership and offering the Units, including legal and accounting fees incurred, bank account charges, all blue sky filing fees, filing fees payable upon formation and activation of the Partnership, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Article 8 herein or guidelines imposed by appropriate regulatory bodies.
      (2) The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) Brokerage Fees; (ii) operating expenses and performance fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 0.5% of the Partnership’s month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.
      (3) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association (“NASAA”). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: Management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of net asset value. The aggregate incentive fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% incentive fee for each 1% by which the net asset value fee is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or

14% annually of average net assets, including pit brokerage fees. The Partnership will pay an 8% per annum Brokerage Fee, of which 3% will be for management services, allowing the incentive fee to be 20%, as discussed above. The remaining 5% from the Brokerage Fee will be paid for brokerage services (including the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA.
      (4) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.
      7.6   Limited Liability of Limited Partners. Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership’s obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.
      In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership’s liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.
      A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.
      7.7   Return of Limited Partner’s Capital Contribution. Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.
      7.8 Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.
ARTICLE 8.
MANAGEMENT
     8.1 General.
      (1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership’s futures trades will be effected at competitive rates.
      (2) The General Partner shall receive from the Partnership: (i) Brokerage Fees of 8% per annum of the month-end Net Assets; and (ii) a quarterly “performance fee” of 20% of the Partnership’s aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. Such fees may be changed upon sixty days’ notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.
      (3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.
      (4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.
      (5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.
      (6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.
      (7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Interest in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Interest as collateral for a loan or loans and any such assignment of all or any portion of the General Partner’s Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.
      (8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days’ written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.
      8.2 Prohibitions. The Partnership shall not: (i) engage in pyramiding; (ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

ARTICLE 9.
REPORTS TO LIMITED PARTNERS
      The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five (75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of all Brokerage Fees and performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month; the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous year-end or month-end Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership’s trading during such period.
ARTICLE 10.
DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS
      10.1 Permissible Dispositions. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do so in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days’ prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act, (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units, and (iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended. No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited

Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys’ fees) related to such transfer or assignment.
     10.2 Redemptions.
      (1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a “Redemption”).
      (2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the “Redemption Date”). Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. As used herein, “Request for Redemption” shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.
      (3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.
ARTICLE 11.
OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS
      The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and (iii) take such other actions as the General Partner deems advisable.

      The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.
ARTICLE 12.
SPECIAL POWER OF ATTORNEY
      By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.
ARTICLE 13.
WITHDRAWAL OF A PARTNER
      The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner’s bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or (iii) 120 days’ prior written notice to the Limited Partners of the General Partner’s intent to withdraw as a General Partner. If the General Partner withdraws as general partner, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s Units except as provided in Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to a special audit of the books and records of the Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.
ARTICLE 14.
NO PERSONAL LIABILITY FOR RETURN OF CAPITAL
      Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

ARTICLE 15.
STANDARD OF LIABILITY; INDEMNIFICATION
      15.1 Standard of Liability. The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.
      15.2 Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys’ fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership’s assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.
      15.3 Advance Payment. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.
ARTICLE 16.
AMENDMENTS; MEETINGS
      16.1 Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by the holders of more than fifty percent (50%) of the Units then owned by the Limited Partners. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Limited Partnership Agreement, provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Limited Partners, change or alter this Section 16, extend the term of the Partnership, reduce the capital account of any Partner or modify the percentage of profits, losses or distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such assignee’s written consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein (including, without limitation, allocating capital gain and capital loss on a net rather than a gross basis) to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (iv) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (v) to change the name of the Partnership and to make any modifications to this Limited Partnership Agreement to reflect the admission of an additional or substitute general partner, (vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners and does not alter the basic investment policies or structure of the Partnership, or that is required by law, or (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or their respective directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended, or “plan asset” regulations adopted under ERISA as a result of their association with the Partnership.
      16.2 Meetings. The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.
      16.3 Amendments and Actions Without Consent of the General Partner. At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or its affiliates shall be disregarded in calculating the percentage of outstanding Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

ARTICLE 17.
GOVERNING LAW
      The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.
ARTICLE 18.
MISCELLANEOUS
      18.1 Priority Among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.
      18.2 Notices. All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner. Requests for Redemption and notices of assignment, transfer or pledge of Units shall be effective upon receipt by the Partnership.
      18.3 Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.
      18.4 Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.
      18.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

CAMPBELL & COMPANY, INC.

By:	/s/ BRUCE L. CLELAND

Name: Bruce L. Cleland
Title: President

LIMITED PARTNERS

Bruce L. Cleland as attorney-in-fact for the Limited Partners who have agreed by separate instrument to be a party hereto.

/s/ BRUCE L. CLELAND

Bruce L. Cleland

EXHIBIT B
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
REQUEST FOR REDEMPTION
Please send original to:
Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue, Suite 770
Towson, Maryland 21204
ATTN: FUND ADMINISTRATION

Limited Partner Number
(must be included)

Social Security Numbers/Taxpayer ID Number

Account Number
Dear Sir/Madam:
     The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of CAMPBELL STRATEGIC ALLOCATION FUND, L.P. (“Fund”), of the undersigned’s limited partnership units (“units”) in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month. Redemption fees apply through the first twelve month ends following purchase (from and including the closing date on which the unit is purchased) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply.
     The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.
United States Taxable Limited Partners Only
     Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned’s true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.
Non-United States Limited Partners Only
     Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
In order for this redemption request to be processed, it is mandatory to complete the following:
          Type of Redemption (check one):

☐	Full Redemption
☐	Partial Redemption (specify number of units or dollar amount $ )
          Remittance of Redemption Funds (check one):

☐	Forward redemption funds by mail to the undersigned at:

Name	Street	City, State and Zip Code

☐ Remit funds directly to brokerage account:
Brokerage Account Number
SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED
ALL BENEFICIARIES MUST SIGN ON THE SAME REDEMPTION FORM WHEN APPLICABLE

Individual Limited Partner(s)		Entity Limited Partner

Printed Limited Partner Name	Signature of Limited Partner		Name of Entity
By:

Printed Limited Partner Name/Custodian	Signature of Limited Partner		Authorized Corporate Officer, Partner, Custodian or Trustee

Additional Limited Partner Signature	Additional Limited Partner Signature		Title

Client Mailing Address	Financial Advisor Name

Street City, State and Zip Code	Financial Advisor Name	Broker/Dealer Name

Client Phone Number	Branch Address

	Branch Phone Number	Branch Fax Number

B-1

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EXHIBIT C
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

SUBSCRIPTION REQUIREMENTS
      By executing the Subscription Agreement and Power of Attorney for Campbell Strategic Allocation Fund, L.P. (the “Fund”), each purchaser (“purchaser”) of limited partnership units in the Fund (“units”) irrevocably subscribes for units at a price equal to the net asset value per unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in the Fund’s prospectus dated September 14, 2007 (the “prospectus”). The minimum initial subscription is $50,000. Limited partners who are trustees or custodians of eligible employee benefit plans and individual retirement accounts may increase their investment in the Fund with a minimum additional investment of $10,000; all other limited partners may increase their investment with a minimum additional investment of $25,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Campbell Strategic Allocation Fund, L.P.” Purchaser is also delivering to the selling agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the prospectus). If purchaser’s Subscription Agreement and Power of Attorney is accepted, purchaser agrees to contribute purchaser’s subscription to the Fund and to be bound by the terms of the Fund’s Limited Partnership Agreement, attached as Exhibit A to the prospectus. Purchaser agrees to reimburse the Fund and Campbell & Company, Inc. (the “General Partner”) for any expense or loss incurred as a result of the cancellation of purchaser’s units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Limited Partnership Agreement.
      In connection with this Exhibit C and the attached Subscription Agreement and Power of Attorney, the term “purchaser” shall also include subscriptions from related investors such as the spouse, children, step-children, siblings, parents or other immediate relatives of a current limited partner living in the same household, as well as any related investing entity, such as a trust, 401K account, foundation or other entity, provided that the current limited partner is the primary “decision maker” on behalf of these related investors and further provided that the limited partner exercises investment control over such subscriptions.
      As an inducement to the General Partner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners or beneficiaries), by executing and delivering purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the clearing broker and the selling agent who solicited purchaser’s subscription and the Fund, as follows:
      (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.
      (b) All information that purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to the General Partner.
      (c) Unless (d) or (e) below is applicable, purchaser’s subscription is made with purchaser’s funds for purchaser’s own account and not as trustee, custodian or nominee for another.
      (d) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

      (e) If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the prospectus as Exhibit A.
      (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of, the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.
      (g) If the undersigned is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such Plan due to investments made in such entity by Plans or other Plan Asset Entities (in which case, the representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund’s advisors, the Fund’s cash manager, the Fund’s futures brokers, the Fund’s over-the-counter counterparties, the Fund’s escrow agent, any wholesaler, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund’s advisors, the Fund’s cash manager, the Fund’s futures brokers, the Fund’s over-the-counter counterparties, the Fund’s escrow agent, each wholesaler, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.
      (h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.
      (i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

1.	Alaska — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.
2.	Arizona — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.
3.	California — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.
4.	Iowa — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.
5.	Maine — Net worth of at least $200,000, or net worth of $50,000 and an annual income of $50,000. Net worth is calculated exclusive of home, home furnishings, and automobiles.
6.	Massachusetts — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.
7.	Michigan — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual gross income of at least $60,000.
8.	Minnesota — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
9.	Missouri — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
10.	New Hampshire — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.
11.	North Carolina — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
12.	Ohio — First-time investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). Existing investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles).
13.	Oklahoma — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
14.	Oregon — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
15.	Pennsylvania — Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.
16.	Tennessee — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income during the past two years and anticipated taxable income in the current year of at least $60,000.
17.	Texas — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

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SPECIMEN
EXHIBIT D
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
Campbell Strategic Allocation Fund, L.P.
c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204
Dear Sir/ Madam:
      1. Subscription for Units. I hereby subscribe for the number of Units of Limited Partnership Interest (“units”) in Campbell Strategic Allocation Fund, L.P. (the “Fund”) set forth on the reverse side (minimum initial investment of $50,000) of this Subscription Agreement and Power of Attorney, at net asset value per unit as set forth in the prospectus of the Fund dated September 14, 2007 (the “prospectus”). The undersigned’s check payable to “Campbell Strategic Allocation Fund, L.P.,” in the full amount of the undersigned’s subscription (additions may be made with a minimum investment of $25,000; $10,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts, as described in the prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned’s subscription while held in escrow. The General Partner, in its sole and absolute discretion, accepts or rejects this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.
      2. Representations and Warranties of Subscriber. I have received the prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in “Exhibit C — Subscription Requirements” contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.
      3. Power of Attorney. In connection with my acceptance of an interest in the Fund, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Fund, which is attached as Exhibit A to the prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Fund.
      4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.
READ AND COMPLETE REVERSE SIDE

D-1

SPECIMEN
Revised 9/14/2007

EXHIBIT D
Signature Page
CSAF
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
IMPORTANT: READ REVERSE SIDE BEFORE SIGNING
The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Limited Partnership Interest in Campbell Strategic Allocation Fund, L.P. and by either (i) enclosing a check payable to “Campbell Strategic Allocation Fund, L.P.,” or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of units at net asset value per unit.
The named investor further acknowledges receipt of the prospectus of the Fund dated September 14, 2007, including the Fund’s Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

1) Total $ Amount	2) Account # (must be completed)
(minimum of $50,000; $25,000 for additional investments, $10,000 for additional investments by IRAs and other tax-exempt accounts)	☐ if payment is made by debit to investor’s securities account, check box

3) Social Security
   Taxable Investors (check one):

☐ Individual Ownership ☐ Partnership* ☐ Corporation*	☐ Tenants in Common ☐ Joint Tenants with Right of Survivorship ☐ Tenants in Entirety	☐ Estate* ☐ Grantor or Other Revocable Trust* ☐ Trust other than a Grantor or Revocable Trust*	☐ UGMA/UTM (Minor) ☐ Community Property
   Non-Taxable Investors (check one):

☐ IRA ☐ IRA Rollover	☐ Profit Sharing* ☐ Defined Benefit*	☐ Pension* ☐ SEP	☐ Other (specify)
(*Appropriate authorization documents must accompany subscription, i.e., trusts, pension, estate, corporate documents)

4) ☐ Check here if this is an addition to an existing account. Partner #:

4a) ☐ Check here if this account is related to an existing account. Partner #:

5) Limited Partner Name

6)	____________________________________________________________________________ Additional Information (For Estates, Partnerships, Trusts and Corporations)

7)	Resident Address of Limited Partner

Street (P.O. Box not acceptable)	City State Zip Code

8)	Mailing Address (if different)

Street	City State Zip Code

9)	Custodian Name and Mailing Address

                         Name      Street      City         State      Zip Code

10)
INVESTOR(S) MUST SIGN

X	X

Signature of Investor Date Telephone No.	Signature of Joint Investor (if any) or Custodian Date
Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.
UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

11)
FINANCIAL ADVISOR MUST SIGN
I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated September 14, 2007. I have also informed the investor of the unlikelihood of a public trading market developing for the units.
I have reasonable grounds to believe, based on information obtained from this investor concerning his/ her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/ her financial position, net worth and other suitability characteristics.
The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.

X	X

Financial Advisor Signature Date	Office Manager Signature Date
(if required by Selling Agent procedures)

12)
Selling Firm	F.A. Name	F.A. Number
(print clearly for proper credit)

F.A. Phone F.A. Fax F.A. Email Address

F.A. Address (for confirmations)	Street (P.O. Box not acceptable) City State Zip Code

D-2

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September 14, 2007